UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AVERY DENNISON CORPORATION
(Name of Registrant as Specified In Its Charter)
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Avery Dennison Corporation 207 Goode Avenue Glendale, California 91203

Notice of Annual Meeting	To Our Stockholders:
of Stockholders	Our Annual Meeting of Stockholders will be held at the Hilton Hotel, 100 Glenoaks Boulevard, Glendale,
California 91202 on Thursday, April 24, 2014, at 1:30 p.m. Pacific Time for the following purposes:
To be held on
April 24, 2014	1.	To elect Bradley Alford, Anthony Anderson, Peter Barker, Rolf Börjesson, Ken Hicks, Charles Noski, David Pyott, Dean Scarborough, Patrick Siewert, Julia Stewart and Martha Sullivan to our Board of Directors;
	2.	To approve, on an advisory basis, our executive compensation;
	3.	To approve our Amended and Restated Senior Executive Annual Incentive Plan;
	4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year; and
	5.	To transact any other business that may properly come before the meeting.

Our Board recommends that stockholders vote FOR each of the director nominees named in proposal 1 and FOR proposals 2, 3 and 4. After considering these matters at the meeting, Dean Scarborough, our Chief Executive Officer, will review our 2013 performance and answer your questions.
Stockholders of record as of February 24, 2014 are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

We will be mailing our Notice of Internet Availability of Proxy Materials on or before March 14, 2014. Stockholders who previously elected to receive a paper copy of our proxy materials will be mailed our 2014 proxy statement, 2013 annual report, Chairman's letter to stockholders and a proxy card on or before March 14, 2014.

We cordially invite all stockholders to attend the Annual Meeting. Even if you cannot attend, it is important that your shares be represented and voted. If you are viewing the proxy statement on the Internet, you may grant your proxy electronically via the Internet by following the instructions on the Notice of Internet Availability of Proxy Materials mailed to you and the instructions on the voting website. As an alternative, you may follow the instructions in the Notice to request paper proxy materials. If you are reviewing a paper copy of the proxy statement, you may vote by completing and mailing the proxy card enclosed with the proxy statement, or you may grant your proxy by telephone or electronically on the Internet by following the instructions on the proxy card.
BY ORDER OF THE BOARD OF DIRECTORS
Susan C. Miller Corporate Secretary
Glendale, California March 7, 2014

AVERY DENNISON CORPORATION
207 GOODE AVENUE, GLENDALE, CALIFORNIA 91203

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

MEETING AND VOTING MATTERS

        This proxy statement is being furnished to stockholders on behalf of our Board of Directors (our "Board") to solicit proxies for our Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, April 24, 2014, at 1:30 p.m. Pacific Time at the Hilton Hotel, 100 Glenoaks Boulevard, Glendale, California 91202 and at any adjournment or postponement thereof. The matters to be acted upon at the meeting are set forth in the Notice of Annual Meeting of Stockholders, which appears at the beginning of this document.

DELIVERY OF ANNUAL REPORT

        Our 2013 Annual Report to Stockholders will be mailed or made available to all stockholders of record on or before March 14, 2014.

DELIVERY OF PROXY MATERIALS

        We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders of record. Brokers, banks and other nominees (collectively, "nominees") who hold shares on behalf of beneficial owners (also called "street name" holders) will send a similar notice. All stockholders will have the ability to access our proxy materials on the website referred to in the Notice or request to receive printed proxy materials. Instructions on how to request printed materials by mail or electronically, including an option to receive paper copies on an ongoing basis, may be found in the Notice and on the website referred to in the Notice.

        On or before March 14, 2014, we intend to make this proxy statement available on the Internet and to mail the Notice to all stockholders entitled to vote at the Annual Meeting. We intend to mail this proxy statement, together with a proxy card, to stockholders entitled to vote at the Annual Meeting who properly request paper copies of these materials within three business days of request. If you hold your shares in street name, you may request paper copies of the proxy statement and proxy card from your nominee by following the instructions on the notice your nominee provides to you.

HOUSEHOLDING

        We have adopted a procedure approved by the Securities and Exchange Commission (the "SEC") called "householding." Under this procedure, we are permitted to deliver a single copy of our proxy statement and annual report to stockholders sharing the same address. Householding allows us to reduce our printing and postage costs and limits the volume of duplicative information received at your household. Householding affects only the delivery of proxy materials; it has no impact on the delivery of dividend checks.

        For certain holders who share a single address, we are sending only one annual report and proxy statement to that address unless we received instructions to the contrary from any stockholder at that address. If you wish to receive an additional copy of our annual report or proxy statement, or if you received multiple copies of our annual report or proxy statement and wish to receive a single copy in the future, you may make such request by writing to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        If you are a street name holder and wish to revoke your consent to householding and receive separate copies of our proxy statement and annual report in future years, you may call Broadridge Investor Communications Services toll-free at 800.542.1061 or write to them c/o Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

SHARES ENTITLED TO VOTE

        Stockholders of record as of the close of business on February 24, 2014 are entitled to notice of, and to vote at, the Annual Meeting. Our only class of shares outstanding is common stock and there were 95,974,669 shares of our common stock outstanding on February 24, 2014. A list of stockholders entitled to vote will be available for inspection at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of common stock held on the record date.

VOTING YOUR SHARES

        You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy. If you hold your shares in street name, you may only vote in person at the meeting if you properly request and receive a legal proxy in your name from the nominee that holds your shares.

        The method of voting by proxy differs depending on whether you are viewing this proxy statement on the Internet or reviewing a paper copy, as follows:

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if you are viewing this proxy statement on the Internet, you may vote your shares by (i) submitting a proxy on the Internet by following the instructions on the website or (ii) requesting a paper copy of the proxy materials and following one of the methods described below; and

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if you are reviewing a paper copy of this proxy statement, you may vote your shares by (i) submitting a proxy on the Internet or by telephone by following the instructions on the proxy card or (ii) completing, dating and signing the proxy card included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided.

        We encourage you to vote by telephone or on the Internet since these methods immediately record your votes and allow you to confirm that your votes have been properly recorded. Telephone and Internet voting facilities will close at midnight Eastern Time the night before the Annual Meeting.

Shares Held in Our Direct Share
Purchase and Sale Program

        If you are a participant in our Direct Share Purchase and Sale Program, your shares acquired through the program may be voted by following the procedures described above.

Shares Held in Our Employee Savings Plan or
Our Stock Holding and Retirement Enhancement Plan

        If you are a participant in our Employee Savings (401(k)) Plan or our Stock Holding and Retirement Enhancement (SHARE) Plan, your vote will serve as a voting instruction to Evercore Trust Company, N.A., the trustee of these plans, on how to vote the shares you hold through the plans. Your voting instructions must be received by the trustee by 11:59 p.m. Eastern Time on April 21, 2014 for them to be followed as instructed.

        If your instructions are not timely received, the trustee will vote your shares in the same proportion as shares are voted by participants in the applicable plan who timely furnish instructions. Shares of our common stock that have not been allocated to participant accounts will also be voted by the trustee in the same proportion as shares are voted by participants in the applicable plan who timely furnish instructions.

REVOKING YOUR PROXY OR CHANGING YOUR VOTE

        A stockholder giving a proxy pursuant to this solicitation may revoke it at any time before it is acted upon at the Annual Meeting by (i) submitting another proxy by telephone or on the Internet (your latest telephone or Internet voting instructions will be followed); (ii) sending a later dated paper proxy; (iii) delivering to our Corporate Secretary a written notice of revocation prior to the voting of the proxy at the Annual Meeting; or (iv) voting in person at the Annual Meeting. Simply attending the Annual Meeting will not revoke your proxy.

        If your shares are held in street name, you may change your vote by submitting new voting instructions to your nominee. You must contact your nominee to find out how you can change your vote. Shares held in the Employee Savings Plan or SHARE Plan cannot be changed or revoked after 11:59 p.m. Eastern Time on April 21, 2014, nor can they be voted in person at the Annual Meeting.

CONFIDENTIALITY OF YOUR VOTE

        Except in contested proxy solicitations, when required by law or as expressly authorized by you (such as by making a written comment on your proxy card, in which case the comment, but not your vote, will be shared with our company), your vote or voting instruction, irrespective of method of submission, is confidential and will not be disclosed to any other person other than the broker, trustee, agent or other person tabulating your vote. None of our directors, officers or employees will be able to access individual stockholder votes.

QUORUM AND VOTES REQUIRED

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by Broadridge Financial Solutions, Inc., the independent agent appointed as inspector of election by our Board. The inspector of election will also determine whether or not a quorum is present. At the Annual Meeting, determination of the existence of a quorum and tabulation of votes will occur as follows:

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shares represented by proxies that reflect abstentions or "broker non-votes" (which are shares held by a nominee that are represented at the meeting, but with respect to which the nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote at the Annual Meeting for purposes of determining the presence of a quorum. All of the matters scheduled to be considered at the Annual Meeting are "non-routine" under the rules of the New York Stock Exchange ("NYSE") except for Proposal 4, ratification of the appointment of our independent registered public accounting firm. Nominees are prohibited from voting on non-routine items in the absence of instructions from the beneficial owners of the shares; as a result, if you hold your shares in street name and do not submit voting instructions to your nominee, your shares will not be voted on Proposal 1, election of directors; Proposal 2, approval, on an advisory basis, of our executive compensation; or Proposal 3, approval of our Amended and Restated Senior Executive Annual Incentive Plan. We urge you to promptly provide voting instructions to your nominee so that your vote is counted.

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because there is no cumulative voting and this is an uncontested election, each of the director nominees receiving a majority of the votes cast will be elected (for these purposes, "a majority of the votes cast" means that the number of shares voted for a director's election exceeds the number of votes against that director, with abstentions not counted as votes cast). Abstentions and broker non-votes will not count as a vote for or against a nominee's election and therefore will have no effect in determining whether a director nominee has received a majority of the votes cast.

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for Proposal 2, approval, on an advisory basis, of our executive compensation; Proposal 3, approval of our Amended and Restated Senior Executive Annual Incentive Plan; and Proposal 4, ratification of the appointment of our independent registered public accounting firm, the affirmative vote of the majority of the shares represented at the Annual Meeting and entitled to vote on the matter will be the act of the stockholders. Abstentions as to a particular proposal will have the same effect as a vote against that proposal. Broker non-votes will have no effect on the vote for Proposals 2 or 3. Ratifying the appointment of our independent registered public accounting firm is considered a routine matter on which brokers may vote in their discretion on behalf of beneficial owners. Accordingly, broker non-votes should not be applicable for Proposal 4.

VOTING ON ADDITIONAL BUSINESS

        As of the date of this proxy statement, we know of no other business that will be presented for consideration at the meeting. However, if any other business properly comes before the meeting, votes will be cast in respect of any such other business in accordance with the best judgment of the persons acting pursuant to the proxies.

VOTE RESULTS

        We intend to announce preliminary voting results at the conclusion of the Annual Meeting. We expect to disclose final results in a Current Report on Form 8-K filed with the SEC on or before April 30, 2014.

PROXY SOLICITATION

        We will bear all costs related to this solicitation of proxies. We have retained D. F. King & Co., Inc. to assist in soliciting proxies for a fee of $12,000, plus reimbursement for out-of-pocket expenses incident to the preparation and mailing of our proxy materials. Some of our employees may solicit proxies in person, by telephone or by email; these employees will not receive any additional compensation for their proxy solicitation efforts. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding our proxy materials to beneficial owners of our common stock. You can help reduce these costs by electing to access proxy materials electronically.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

        This proxy statement and our 2013 Annual Report are available on our website at www.investors.averydennison.com. Information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. Instead of receiving paper copies of these documents by mail in the future, you can elect to receive an email message that will provide a link to these documents on the Internet. By opting to access proxy materials via the Internet, you will be able to access them more quickly; save us the cost of printing and mailing them to you; reduce the amount of mail you receive from us; and help us preserve environmental resources.

        You may enroll to access proxy materials and annual reports electronically for future Annual Meetings by registering online at the following website: https://enroll.icsdelivery.com/avy. If you vote on the Internet, simply follow the prompts on the voting website to link to the electronic enrollment website.

TIME AND LOCATION OF ANNUAL MEETING

        The Annual Meeting will take place at 1:30 p.m. Pacific Time on April 24, 2014 at the Hilton Hotel, 100 Glenoaks Boulevard, Glendale, California 91202.

ANNUAL MEETING PROCEDURES

Admission

        If you attend the Annual Meeting, you will be asked to present personal photo identification. If you are a stockholder of record, you may bring the top half of your proxy card or your Notice to serve as your admission ticket. If you hold your shares in street name, you will be required to present proof of ownership to be admitted into the meeting. Acceptable documentation includes your Notice, a recent brokerage statement or a letter from your nominee evidencing your beneficial ownership of shares of our common stock as of February 24, 2014. If you would like to receive an admission ticket in advance, you may send a written request with proof of ownership to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

        Stockholders will be admitted into the Annual Meeting beginning at 1:00 p.m. Pacific Time and seating will be on a first-come basis. For safety and security reasons, cameras, camera phones, recording equipment, computers, or large bags, briefcases or other packages will not be permitted into the meeting.

Conduct Procedures

        Our Chairman will conduct the Annual Meeting in an orderly and timely manner in accordance with our Amended and Restated Bylaws (our "Bylaws") and Delaware law. To assist the Chairman in fulfilling his responsibilities, we have established rules for stockholders wishing to address the meeting, copies of which will be made available at the meeting. Only stockholders as of the record date or their properly-appointed proxies may address the meeting, and they may do so only after recognized by our Chairman, who will determine the nature and length of discussion on any particular matter.

        As a result of time constraints and other considerations, we cannot assure you that every stockholder wishing to address the meeting will have the opportunity to do so. However, all stockholders are invited to direct inquiries or comments regarding business matters to our Investor Relations team by email to investorcom@averydennison.com or by mail to Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203. In addition, stockholders wishing to address matters to our Board or any of its members may do so as described under Communicating with Our Board of Directors.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

        For potential consideration at the 2015 Annual Meeting, stockholder proposals must be received at our principal executive offices on or before November 15, 2014. Our Bylaws generally provide that stockholders wishing to nominate persons for election to our Board or to bring any other business before the stockholders at an annual meeting must notify our Corporate Secretary in writing 90 to 120 days prior to the first anniversary of the preceding year's annual meeting (with respect to the 2015 Annual Meeting, no earlier than December 25, 2014 and no later than January 24, 2015). The notice must include, among other things, the following:

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as to each person whom the stockholder proposes to nominate for election or re-election as a director:

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  all information relating to the person that is required to be disclosed in solicitations of proxies for election of directors in an election contest or is otherwise required pursuant to Regulation 14 under the Securities Exchange Act of 1934 (as amended, the "Exchange Act");

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  the person's written consent to be named in our proxy statement as a nominee and to serve as a director if elected; and

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    a description of any material relationships between the stockholder (and its associates and affiliates) and the nominee (and its associates and affiliates), as more particularly set forth in our Bylaws;

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as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting the business at the meeting and any material interest the stockholder has in the business being proposed; and

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the name and record address, and class and number of shares owned beneficially and of record, of the stockholder as well as information relating to the stockholder's security ownership in our company as more particularly set forth in our Bylaws.

        We will not permit stockholder proposals that do not comply with the foregoing notice requirements to be brought before the 2015 Annual Meeting.

        ALL STOCKHOLDERS ARE URGED TO VOTE BY TELEPHONE OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE NOTICE OF AVAILABILITY OF PROXY MATERIALS. IF YOU HAVE PROPERLY REQUESTED AND RECEIVED A PAPER COPY OF THIS PROXY STATEMENT, YOU MAY VOTE YOUR SHARES BY (A) SUBMITTING A PROXY BY TELEPHONE OR ON THE INTERNET BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR (B) COMPLETING, DATING AND SIGNING THE PROXY CARD AND PROMPTLY RETURNING IT IN THE PREADDRESSED, POSTAGE PAID ENVELOPE PROVIDED. STOCKHOLDERS OF RECORD MAY OBTAIN A COPY OF THIS PROXY STATEMENT WITHOUT CHARGE BY WRITING TO OUR CORPORATE SECRETARY, AVERY DENNISON CORPORATION, 207 GOODE AVENUE, GLENDALE, CALIFORNIA 91203.

PROPOSALS FOR 2014 ANNUAL MEETING

	Proposal	Board Recommendation	Vote Required	Discretionary Broker Voting
1.	Election of Directors	FOR each nominee	Majority of votes cast	No
2.	Advisory Vote to Approve Executive Compensation	FOR	Majority of shares represented and entitled to vote	No
3.	Approval of Amended and Restated Senior Executive Annual Incentive Plan	FOR	Majority of shares represented and entitled to vote	No
4.	Ratification of Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for 2014 Fiscal Year	FOR	Majority of shares represented and entitled to vote	Yes

BOARD OF DIRECTORS MATTERS

CORPORATE GOVERNANCE POLICIES AND PRACTICES

        Under the oversight of our Board, we have designed our corporate governance program not only to ensure continued compliance with laws and regulations, the rules of the SEC and the listing standards of the NYSE, but also to reflect best practices as informed by the policies of other public companies, recommendations of our outside advisors, the voting guidelines of our stockholders and the policies of proxy advisory firms.

        Our website includes information about our corporate governance policies and practices, including our Code of Conduct; Code of Ethics for the Chief Executive Officer and Senior Financial Officers; Corporate Governance Guidelines (our "Governance Guidelines"); Charters for the Audit Committee, the Compensation and Executive Personnel Committee (the "Compensation Committee"), and the Governance and Social Responsibility Committee (the "Governance Committee"); and the Audit Committee Complaint Procedures for Accounting and Auditing Matters. Our website also includes copies of our Amended and Restated Certificate of Incorporation (our "Certificate of Incorporation") and our Bylaws. You can access this information by going to the "Corporate Governance" section of our investor website at www.investors.averydennison.com, but should note that information on our website is not and should not be considered part of, nor is it incorporated by reference into, this proxy statement. In addition, you can receive copies of these documents, without charge, upon written request to our Corporate Secretary at Avery Dennison Corporation, 207 Goode Avenue, Glendale, California 91203.

CORPORATE GOVERNANCE HIGHLIGHTS

        As described in further detail in this section, we employ a variety of practices that together ensure that our corporate governance program is aligned with our goals and strategies and reflects best practices, including the following:

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  we have Governance Guidelines that provide the overall framework for our corporate governance program;

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  each of the standing committees of our Board has a written charter that sets forth the committee's roles and responsibilities;
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  our directors are elected annually for a one-year term;

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  in uncontested elections, the vote required for the election of directors is a majority of votes cast and incumbent directors not elected must offer to resign;

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  our directors must resign on the date of the annual meeting of stockholders that follows their reaching the age of 72;

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  except for our Chairman/CEO, all of our directors are independent;

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  all members of the Audit, Compensation and Governance Committees of our Board are independent;

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  our Chairman is elected, and our Committee Chairmen and members are appointed, annually by our Board and our Lead Independent Director is selected annually by our independent directors;

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  our Lead Independent Director provides strong independent leadership of our Board by, among other things, presiding at executive sessions and providing input on Board agendas;

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  our Governance Committee oversees an annual performance evaluation of our Board, Committees, Chairman and Lead Independent Director to ensure they are functioning effectively;

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  our Board and Committees can engage independent advisors at our company's expense, without obtaining the approval of management;

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  our directors have full and complete access to management and other employees of our company;

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  our Compensation Committee and/or our full Board reviews succession planning at least annually;

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  we have minimum stock ownership guidelines for our directors and officers and, with the exception of our most recently appointed director, all of our directors and NEOs have exceeded their respective guideline level;

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  our Governance Committee reviews and monitors our "related person" transactions;

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  we do not have supermajority voting provisions in our Certificate of Incorporation or Bylaws;

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  we do not have a stockholder rights plan (commonly referred to as a "poison pill") and, although our Board could adopt such a plan without stockholder approval if doing so were in our company's best interests, we would subsequently seek stockholder ratification of the plan;

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  we know of no relationship involving our current Compensation Committee members or other directors which requires disclosure in this proxy statement as a "compensation committee interlock"; and

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  we annually give our stockholders an advisory vote on our executive compensation.

BOARD OF DIRECTORS

        Our Board currently consists of the following directors:

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  Dean A. Scarborough, our Chairman, President and Chief Executive Officer;

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  Bradley A. Alford, Retired Chairman and Chief Executive Officer of Nestlé USA, a food and beverage company;

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  Anthony K. Anderson, Retired Vice Chair and Managing Partner of Ernst & Young LLP, an assurance, tax, transaction and advisory services firm;

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  Peter K. Barker, Retired Chairman of California of JPMorgan Chase & Co., a global financial services firm;

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  Rolf L. Börjesson, Retired Chairman of Rexam, PLC, a consumer packaging company;

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  John T. Cardis, Retired National Managing Partner of Deloitte & Touche USA LLP, an audit, consulting and financial advisory services firm;

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  Ken C. Hicks, Chairman, President and Chief Executive Officer of Foot Locker, Inc., a specialty athletic retailer;
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  Charles H. Noski, Retired Vice Chairman of Bank of America Corporation, a global financial services firm;

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  David E. I. Pyott, Chairman and Chief Executive Officer of Allergan, Inc., a global health care company;

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  Patrick T. Siewert, Managing Director of The Carlyle Group, a global alternative investment firm;

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  Julia A. Stewart, Chairman and Chief Executive Officer of DineEquity, Inc., a full-service restaurant company; and

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  Martha N. Sullivan, President and Chief Executive Officer of Sensata Technologies Holding N.V., a sensors and controls company.

        As required by the mandatory director retirement policy contained in our Bylaws and Governance Guidelines, Mr. Cardis is scheduled to retire from our Board on the date of the Annual Meeting.

VALUES AND ETHICS

        Our objective is to achieve leadership positions in our global markets by bringing insight, quality and innovation to end-customers who need to elevate their brands at consumer decision points, improve clarity of information and grow their business efficiently. Integrity, service, teamwork, innovation, excellence and community are the values that provide the foundation of everything we do; they are the core beliefs that guide our actions and support our vision to make every brand more inspiring and the world more intelligent. The following leadership principles represent the characteristics and behaviors we expect from our leaders as they pursue our strategies in a manner consistent with our values and ethics:

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  Think Big and Act Boldly.  Bring broad and unique perspectives to ideas or situations, challenging old ways of thinking and taking risks.

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  Focus on Customers and the Market.  Uncover insights, trends and best practices and translate them into opportunities and competitive advantage.

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  Provide Vision and Direction.  Lead, engage and inspire employees to pursue our vision, encouraging growth and improvement that supports business objectives.

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  Drive Action and Execution.  Relentlessly focus on actions that drive business forward, creating structures, processes and communication for swift decisions.

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  Rally and Empower People.  Create a desire for people to achieve and share a sense of purpose. Match talents to roles and delegate ownership and control.

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  Collaborate Across Boundaries.  Develop and use relationships across our company to find mutually beneficial outcomes and opportunities.

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  Build Organizational Capability.  Understand and drive the development of our organization. Initiate improvements and deploy talent to position us for success.

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  Model Integrity and Social Responsibility.  Act honestly, ethically and honorably. Show beliefs through behaviors and lead by example. Enrich our communities and make responsible, sustainable decisions.

        The values and ethics embodied in these leadership principles provide the foundation for our corporate governance program. We have a Chief Compliance Officer who, with assistance from our General Counsel, Vice President of Internal Audit and members of their respective teams, partners with our business group leaders to ensure that our values and ethics are being maintained globally.

Code of Conduct

        Our Code of Conduct, which applies to all of our directors, officers and employees and is available in the "Corporate Governance" section of our investor website at www.investors.averydennison.com, is built on our leadership principles, and encourages ongoing dialogue about the choices we make every day to help us make legal and ethical decisions. It highlights our core policies and guides the behavior of our team members:

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  in relation to their coworkers, including providing equal employment opportunity, a harassment-free workplace and a safe and drug-free work environment;

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  in relation to our company, including maintaining accurate business and financial records, complying with laws and our internal controls, protecting and properly using company assets and intellectual property, appropriately managing information and not engaging in insider trading, and respecting personal privacy and protecting personal data;

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  in relation to our business partners, including avoiding conflicts of interest, not exchanging inappropriate gifts, meals or entertainment, and not holding second jobs or appropriating corporate business opportunities;

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  in relation to our customers and markets, including conducting sales and marketing honestly, dealing fairly, and competing in compliance with all applicable antitrust laws;

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  in relation to the government, including abiding by all legally recognized trade controls, not taking part in international boycotts, never engaging in bribery or corruption and cooperating fully with government inquiries and investigations; and

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  in relation to the world, including considering sustainability and environmental impacts and behaving in a socially responsible manner in the communities in which we operate.

        Our Code of Conduct has been translated into 30 languages and our employees receive training on the code and affirm their commitment to comply with it when they first join our company and periodically thereafter.

        Our Business Conduct GuideLine is a telephone and web-based hotline available at all hours for employees or third parties to report potential violations of our Code of Conduct. The GuideLine is operated by an independent third party and accepts reports in several languages to accommodate the needs of our global workforce and customer/supplier base. All reports are investigated under the direction of our Chief Compliance Officer and senior management, with oversight from the Governance Committee. Our policies prohibit retaliation for good-faith reporting.

Code of Ethics for CEO and Senior Financial Officers

        In addition to our Code of Conduct, we have adopted a Code of Ethics that requires our Chief Executive Officer (CEO), Chief Financial Officer (CFO) and Corporate Controller to act professionally and ethically in fulfilling their responsibilities. These individuals are expected to avoid actual or apparent conflicts between their personal and professional relationships and disclose any material transaction or relationship that could reasonably be expected to give rise to a conflict of interest to the Governance Committee. In addition, they are expected to cause reports and documents filed with the SEC to contain full, fair, accurate and understandable information; respect the confidentiality of information acquired in the course of the performance of their responsibilities; employ corporate assets and resources in a responsible manner; and report violations of our Code of Ethics to the Chairman of either the Audit Committee or the Governance Committee.

        Only the Governance Committee or Audit Committee can amend or waive the provisions of the Code of Ethics, and any such amendments or waivers must be posted promptly on our website and timely filed on Form 8-K with the SEC. Since the inception of the Code of Ethics in February 2004, no amendments have been made and no waivers have been granted.

CORPORATE GOVERNANCE GUIDELINES

        Our Governance Guidelines provide the corporate governance framework for our company, and represent the beliefs of our Board with respect to the following matters, each of which is discussed in further detail in this section:

  •
  Board Composition.  Our Board generally should consist of eight to 12 directors, each of whom should serve on five or fewer other public company boards and retire on the date of our annual stockholder meeting occurring after he or she reaches age 72, with no established term limits on service.

  •
  Director Qualifications.  The Governance Committee should review the skills and characteristics of individual Board members, as well as the composition of the Board as a whole, and recommend nominees for directorship to our Board.

  •
  Director Independence.  A majority of our directors should satisfy the criteria for independence required by NYSE listing standards.

  •
  Board Leadership Structure.  Our Board through the Governance Committee should periodically consider the appropriateness of our Board leadership structure, with our Board retaining the authority to separate or combine the positions of Chairman and CEO as it deems appropriate. If our CEO is also Chairman, our non-management directors should select an independent director to serve as Lead Independent Director. In addition, our independent directors should regularly, and in any event at least once per year, meet in executive session.

  •
  Board Committees.  Our Board should have an Audit Committee, Compensation Committee and Governance Committee, in each case comprised only of independent directors. Each of these committees should have a charter setting forth its purposes, goals and responsibilities. Our directors should attend all meetings of the Board and the Committees on which they serve, and are strongly encouraged to attend our annual stockholder meetings.

  •
  Board Duties.  Directors should exercise their reasonable business judgment and, in discharging their duties, are entitled to rely on the honesty and integrity of our senior executives, to whom they have full and free access, and any independent legal, financial or other advisors they deem necessary or appropriate, which they may engage at our expense. Our Board should regularly review our long-term strategic plans, including the major risks facing our company, and periodically conduct succession planning through the Compensation Committee.

  •
  Continuous Board Improvement.  All new directors should participate in an orientation program after joining our Board to familiarize themselves with our management team; strategic plans; significant financial, accounting and risk management matters; compliance programs; conflict of interest policies; and internal and independent auditors. Our Board, through the Governance Committee, should conduct an annual performance evaluation to determine whether our Board and Committees are functioning effectively and recommend identified improvements therefrom.

BOARD COMPOSITION

        Our Bylaws provide for our Board to consist of between eight and 13 directors, with the exact number fixed from time to time by Board resolution. Our Board currently has fixed the number of directors at 12, one of whom (Mr. Cardis) is scheduled to retire on the date of the Annual Meeting and 11 of whom are nominated for election at the Annual Meeting. Our Board currently intends to reduce the size of the Board from 12 to 11 upon Mr. Cardis's retirement. As a result, if all nominees are elected, our Board will consist of 11 directors following the Annual Meeting.

        Excluding Mr. Cardis, the ages of our directors range from 57 to 71, with an average age of 60. Their lengths of service range from one to 14 years, with an average tenure on our Board of approximately eight years. None of our directors serves on more than two other boards of SEC-reporting companies, except for Mr. Anderson, who is retired and serves on three other such boards.

DIRECTOR QUALIFICATIONS

Selection of Director Nominees

        Director nominees are recommended by the Governance Committee for nomination by our Board and election by our stockholders. Director nominees may also be recommended by the Governance Committee for appointment to our Board, with election by stockholders to follow at the next Annual Meeting. Our Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a mix of complementary experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

        In considering whether to recommend a candidate as a director nominee, including candidates recommended by stockholders, the Governance Committee applies a number of criteria described in our Governance Guidelines. This assessment includes consideration of a potential nominee's ability to qualify as independent, to ensure that a substantial majority of our Board remains independent; relevant business experience (considering factors such as size, the particular industry, scope, complexity and international operations); time commitments, including other boards on which the nominee serves; potential conflicts of interest; ability to contribute to the oversight and governance of our company; and ability to represent the balanced interests of stockholders as a whole, rather than those of any special interest group in the context of the needs of our Board. For incumbent directors, these factors also include contributions to our Board and Committees; attendance record at Board and Committee meetings; compliance with our director stock ownership policy; and mandatory retirement date to assist with Board succession planning. The Governance Committee does not assign specific weights to the criteria and no particular criterion is necessarily applicable to all nominees.

        The Governance Committee reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in relevant industries and in diverse functional areas, such as finance, manufacturing, technology, and investing. Sources for identifying potential nominees may include existing Board members, our executive officers, third-party search firms, and stockholders.

Consideration of Diversity

        Although we do not have a formal policy regarding the consideration of diversity in identifying director nominees, the Governance Committee seeks to recommend nominees with a broad diversity of experience, profession, skill, geographic representation and background, which may include consideration of personal characteristics such as race, color, gender and national origin. While diversity is a consideration, nominees are not chosen or excluded solely or primarily based on such basis; rather, the Governance Committee focuses on skills, expertise and background to complement the existing Board in light of the diverse and global nature of our businesses and operations.

Stockholder Submission of Director Nominees

        Stockholders may recommend director candidates by submitting the candidate's name, together with his or her biographical information, professional experience and written consent to nomination, to:

  Governance Committee Chairman
  c/o Corporate Secretary
  Avery Dennison Corporation
  207 Goode Avenue
  Glendale, California 91203

        To be considered at the 2015 Annual Meeting, stockholder nominations must comply with the requirements described in Submission of Stockholder Proposals for 2015 Annual Meeting. The Governance Committee considers stockholder nominees on the same basis as it considers all other nominees.

Qualifications of Current Directors

        The qualifications, professional experiences and areas of expertise that are particularly desirable for our directors to possess in order to provide oversight and stewardship of our company include the following:

  •
  Senior Leadership Experience.  Senior leadership experience as president, chief executive officer or in similar senior executive positions provides directors with valuable external insights. In addition, this experience provides us with alternative perspectives with which to assess our operations, execute our strategies and mitigate related risks, and improve our policies and procedures.

        •
        Nine of our directors are current or former presidents, chief executive officers or equivalent business leaders.

  •
  Global Operations Experience.  We are a global enterprise with manufacturing and research and development facilities and corporate, sales and other administrative offices all over the world. Current or former executives in global businesses and firms have specific insights into the geographic markets in which we operate, helping us navigate mature markets, as well as seize opportunities in higher-growth emerging markets.

      •
      All of our directors have significant international experience, having worked in other regions of the world and/or as senior executives of global enterprises or firms.

  •
  Industry Knowledge.  Knowledge and experience in the retail, packaging and consumer goods industries helps us better understand the needs of our customers as a lens for reviewing our business strategies, as well as evaluating acquisition and divestiture opportunities.

      •
      Six of our directors have valuable experience in the industries that are served by our businesses.

  •
  Financial Expertise.  Directors who have developed financial expertise through significant accounting, auditing, tax, banking, insurance, or investment experience help us review our financial statements, formulate our capital structure, manage our stockholder distributions, undertake complex financial transactions, and oversee our accounting, financial reporting and internal control processes.

      •
      Five of our directors have financial expertise through service as chief financial officer of a large enterprise, audit partner at a global independent registered public accounting firm, or managing director or equivalent level experience in banking, investment or insurance.
  •
  Public Company Board and Corporate Governance Experience.  Directors with prior or concurrent service on other SEC-reporting company boards have a solid understanding of the extensive and complex oversight responsibilities of directors in the current environment, particularly with respect to corporate governance and executive compensation matters. In addition, they help reinforce management accountability, increase transparency and ensure focus on maximization of long-term stockholder value.

      •
      Eleven of our directors currently serve or have served on boards of other SEC-reporting companies.

Director Updates Since 2013 Annual Meeting

        Our Governance Guidelines require that directors who change the principal occupation, position or responsibility they held when they were elected to our Board volunteer to resign from the Board. A director who changes his or her position or retires should not necessarily leave our Board, rather the Governance Committee should review the continued appropriateness of Board membership in light of the relevant circumstances. None of our directors experienced any such change since the 2013 Annual Meeting.

        Our Governance Guidelines also require that directors advise our Chairman and the Governance Committee Chairman before accepting an invitation to serve on another public company board and that the Governance Committee review a director's continued ability to fulfill his or her responsibilities as a Board member if he or she serves on more than five other public company boards. None of our directors either serves on more than five other public company boards or accepted an invitation to serve on another public company board since the 2013 Annual Meeting.

DIRECTOR INDEPENDENCE

Director Independence Standards

        Our Governance Guidelines require that our Board be comprised of a majority of directors who satisfy the criteria for independence under NYSE listing standards. These standards also require that our audit, compensation and nominating committees be comprised entirely of independent directors. An independent director is one who meets the independence requirements of the NYSE and who our Board affirmatively determines has no material relationship with our company, directly or indirectly as a partner, stockholder or officer of an entity with which we have a relationship.

Director Independence Analysis in 2014

        Each year, our directors and director nominees complete a questionnaire designed to solicit disclosures that may have a bearing on the annual independence determination, including all relevant relationships they have with our company, directly or indirectly through our company's sale or purchase of products or services to or from the companies or firms with which they are affiliated. Our Board, through the Governance Committee, reviews with our General Counsel and Corporate Secretary any relevant disclosures made in the questionnaires, as well as transactions our company has with director-affiliated entities. In February 2014, the Governance Committee reviewed the following director relationships:

  •
  Mr. Hicks.  Our Retail Branding and Information Solutions division sells products to Foot Locker, Inc., for which Mr. Hicks serves as chairman, president and chief executive officer. The payments we received from Foot Locker were on competitive terms, in the ordinary course of business, and under $1 million in each of the last three fiscal years, which is below the threshold set forth in the NYSE's independence standards. Mr. Hicks did not have a direct or indirect material interest in these transactions.

  •
  Mr. Scarborough.  Mr. Scarborough serves as our Chairman, President and Chief Executive Officer.

Director Independence Determination in 2014

        After review and discussion of the relevant facts and circumstances, including the amounts involved and the director's interest therein, the Governance Committee concluded that only Mr. Scarborough had a relationship that was disqualifying under NYSE listing standards, otherwise material or impairing of director independence. As a result, upon recommendation of the Governance Committee, our Board affirmatively determined the directors in the following table to be independent.

INDEPENDENT DIRECTORS

Bradley Alford	Charles Noski
Anthony Anderson	David Pyott
Peter Barker	Patrick Siewert
Rolf Börjesson	Julia Stewart
John Cardis	Martha Sullivan
Ken Hicks

        These 11 directors constitute 92% of our current 12-member Board. After Mr. Cardis retires in April 2014, assuming all of the individuals nominated for election are elected at the Annual Meeting, 10 directors of our 11-member Board, or 91%, will be independent.

BOARD LEADERSHIP STRUCTURE

        Our CEO currently serves as Chairman and we have a Lead Independent Director with broad authority and responsibility. We believe that this structure is appropriate because it allows for one individual to speak as our leader with a cohesive vision for our company, the ability to execute that vision, and the understanding of the significant enterprise risks that need to be mitigated or overcome to achieve that vision. Combined leadership at the top provides the necessary flexibility for us to respond to the changing needs of our diverse businesses in today's globally interdependent economic environment. Balancing our combined Chairman and CEO is our Lead Independent Director, who has critical duties in the boardroom to ensure effective and independent oversight, and our Committee Chairmen, all of whom are independent. Our independent directors have robust and candid discussions at regular executive sessions presided over by the Lead Independent Director during which they discuss the performance of our company, CEO and management. With the independent members of the Compensation Committee conducting a rigorous annual evaluation of the CEO's performance that is discussed by all independent directors during executive session and the independent members of the Governance Committee overseeing an annual performance evaluation of our Chairman and Lead Independent Director, we believe our Board leadership structure provides independent oversight of our company.

        Our Board believes that, in part because assigning the responsibilities of the roles of Chairman and CEO can be a useful component of succession planning, our Board leadership structure should be reevaluated periodically by our Board through the Governance Committee. The Governance Committee generally performs this evaluation annually and last did so in February 2014.

Chairman & Chief Executive Officer Dean Scarborough

        Mr. Scarborough currently serves as our Chairman. He joined the Board in May 2000 when he was elected by our Board as our President and Chief Operating Officer. Mr. Scarborough was elected by our Board as President and CEO in May 2005 and in that capacity is responsible for the general supervision, direction and control of our businesses and affairs. In February 2010, our non-management directors first elected Mr. Scarborough to the additional role of Chairman, effective April 2010. Mr. Scarborough serves in these capacities at the pleasure of our independent directors because he does not have an employment agreement, is elected as Chairman only for a one-year term, and his service in that capacity could be immediately terminated upon the election and qualification of a successor.

        The Governance Committee evaluated our Board leadership structure in February 2014 and recommended to our Board that Mr. Scarborough continue serving as Chairman, noting that his leadership generated strong financial performance in 2013 and his service on the board of Mattel, Inc. continues to provide him with additional insights into board processes and decision-making. In addition, he remains best positioned to identify matters of operating and strategic importance for our Board, including the risks to which our businesses and strategies are subject. The Governance Committee recognized that Mr. Scarborough has served as an effective bridge between management and our Board since his election as Chairman, noting that feedback from our independent directors regarding his performance continued to be favorable during the 2013 Board evaluation process.

        Our independent directors determined to continue Mr. Scarborough's service as Chairman based on their continued belief that the combined leadership structure enhances our ability to execute our strategic priorities. Mr. Scarborough was re-elected by our independent directors as Chairman in February 2014 to serve, subject to his election by our stockholders, a one-year term beginning immediately after the Annual Meeting.

Lead Independent Director David Pyott

        With the combined roles of Chairman and CEO, we believe that it is important to have a Lead Independent Director to ensure independent oversight of Board decision-making. Our Governance Guidelines describe the duties of the Lead Independent Director, which give him substantial authority and delineate clear responsibilities to ensure independent stewardship of our Board. These duties include the following:

  •
  presiding over executive sessions of our Board and meetings of our Board at which the Chairman is not present;

  •
  serving as liaison between the Chairman and our independent directors;

  •
  approving certain information sent to our Board;

  •
  approving meeting agendas and meeting schedules to ensure that appropriate items are discussed and there is sufficient time for discussion of all agenda items;

  •
  having the authority to call meetings of our independent directors; and

  •
  if requested by major stockholders, ensuring he is available for consultation and direct communication.

        In connection with its review of our Board leadership structure in February 2014, the Governance Committee determined that Mr. Pyott should remain as Lead Independent Director, noting his strong performance in providing independent stewardship of our Board and that his chairmanship of the Compensation Committee and membership on the Governance Committee continue to provide him with valuable insights on executive compensation and corporate governance matters that are of significant concern to stockholders.

        Upon the Governance Committee's recommendation (with Mr. Pyott abstaining from the vote), our independent directors (with Mr. Pyott abstaining from the vote) selected Mr. Pyott as Lead Independent Director in February 2014 to serve, subject to his election by our stockholders, for a one-year term beginning immediately after the Annual Meeting.

Executive Sessions

        Our Board believes it is important to have executive sessions without our CEO present, which are scheduled during every regular meeting of the Board and may also occur during special meetings of the Board. During 2013, Mr. Pyott presided as Lead Independent Director at two executive sessions of non-management directors (which excluded Mr. Scarborough and included former non-independent director Peter W. Mullin, who retired from the Board on the date of the 2013 Annual Meeting) and three executive sessions of independent directors only (following Mr. Mullin's retirement, which excluded Mr. Scarborough).

BOARD COMMITTEES

        Each of our Board committees has a written charter which describes the purposes, goals and responsibilities of the committee. These charters, which may be found in the "Corporate Governance" section of our investor website at www.investors.averydennison.com, are reviewed by the respective committee on an annual basis, with any recommended changes adopted upon approval by our Board and updated charters promptly posted on our website. During 2013, executive sessions during which members of management were not present were scheduled for each regular meeting of the Audit, Compensation and Governance Committees.

        In February 2014, in connection with its annual appointment of committee chairmen and members, our Board, on the recommendation of the Governance Committee, determined to combine the Audit and Finance Committees, effective immediately after the Annual Meeting. As a result, thereafter our Board anticipates having the following three standing committees: the Audit and Finance Committee, the Compensation Committee and the Governance Committee.

Board/Committee Membership, Meetings & Attendance

        The following table shows the membership of, and number of meetings held by, our Board and Committees, and the percentage of applicable meetings attended by each director, during 2013.

        There were seven meetings of our Board and 18 meetings of Committees of our Board in 2013. Each of our directors attended at least 77% of the aggregate number of meetings of our Board and Committees of which he or she was a member held during 2013, or if shorter, the period of time he or she served during the year; the average attendance of all directors in 2013 was 97%. Directors are strongly encouraged to attend our annual stockholder meetings; with the exception of Mr. Börjesson who was unable to attend due to illness, all of our directors attended the 2013 Annual Meeting.

2013 BOARD/COMMITTEE MEMBERSHIP, MEETINGS AND ATTENDANCE

Name	Board of Directors	Audit Committee	Compensation Committee	Governance Committee	Finance Committee
Mr. Alford	M, 100%		M, 100%	M, 83%
Mr. Anderson	M, 100%	M, 100%
Mr. Barker	M, 100%	M, 100%			C, 100%
Mr. Börjesson(1)	M, 86%			M, 80%	M, 0%
Mr. Cardis(2)	M, 100%	C, 100%			M, 100%
Mr. Hicks	M, 86%	M, 100%		M, 100%
Mr. Noski	M, 100%	M, 100%			M, 100%
Mr. Pyott	LID, 100%		C, 100%	M, 100%
Mr. Scarborough	C, 100%
Mr. Siewert	M, 86%	M, 100%			M, 100%
Ms. Stewart	M, 100%		M, 100%	C, 100%
Ms. Sullivan(3)	M, 100%		M, 100%
Meetings in 2013 (#)	7	8	4	5	1

M = Member        C = Chairman        LID = Lead Independent Director

(1)
Due to illness, Mr. Börjesson was unable to attend the meetings held in April, resulting in his missing the one Finance Committee meeting held during the year, as well as a Governance Committee meeting, a Board meeting and our 2013 Annual Meeting.

(2)
Mr. Cardis is scheduled to retire from our Board on the date of the Annual Meeting.

(3)
Ms. Sullivan was appointed to the Board on February 27, 2013.

Audit Committee

  Responsibilities

        The Audit Committee is appointed to assist our Board with the following:

  •
  overseeing financial statement and disclosure matters, including:

  •
  reviewing and discussing with management and the independent auditor our quarterly and annual financial results, earnings release documentation and the related reports we file with the SEC;

  •
  reviewing and discussing with management, the senior internal auditor and the independent auditor our internal controls report and the independent auditor's attestation thereof;

    •
    discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements, our critical accounting policies and practices, and material written communications between the independent auditor and management; and

    •
    discussing with management our major financial risk exposures and the steps taken by us to monitor and control these exposures, including our risk assessment and risk management policies.

  •
  appointing our independent registered public accounting firm and overseeing our relationship with the firm, including:

  •
  meeting with the independent auditor to discuss the scope, staffing and fees for the audit;

  •
  reviewing and evaluating the lead partner of the independent audit team and ensuring the rotation of audit partners as required by law;

  •
  reviewing the independent auditor's annual report on its internal quality-control procedures and material issues raised by the most recent internal, peer or professional quality-control review of the firm;

  •
  evaluating the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and whether the provision of permitted non-audit services is compatible with maintaining the auditor's independence; and

  •
  discussing with the engagement partner any significant issues on which the audit team consulted with their national office.

  •
  overseeing our internal audit function, including:

  •
  reviewing and approving the appointment, reassignment or dismissal of our senior internal auditor;

  •
  directly supervising our senior internal auditor in the conduct of his operational responsibilities, while ensuring that he reports administratively to the CFO;

  •
  reviewing the significant issues reported to management and management's responses thereto; and

  •
  discussing with our senior internal auditor, independent auditor and management the internal audit department's responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit plan.
  •
  performing compliance oversight responsibilities, including:

  •
  reviewing and discussing the independent auditor's findings related to any illegal act that has come to its attention during the course of its audit;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

  •
  discussing with management and the independent auditor significant correspondence with regulators or governmental agencies that raises material issues regarding our financial statements or accounting policies; and

  •
  discussing with our General Counsel legal matters that may have a material impact on our financial statements or compliance policies.

        All members of the Audit Committee satisfy the enhanced independence standards for audit committee members set forth in SEC rules and NYSE listing standards. Our Board has designated each of Messrs. Anderson, Barker, Cardis and Noski as an "audit committee financial expert" under applicable SEC regulations.

  Complaint Procedures for Accounting and Auditing Matters

        The Audit Committee is responsible for ensuring that complaints related to accounting, accounting standards, internal accounting controls and audit practices are treated appropriately and has adopted procedures for the confidential, anonymous submission of complaints regarding these matters. These procedures relate to complaints for fraud or deliberate error in the preparation, evaluation, review or audit of any of our financial statements or other financial reports; fraud or deliberate error in the recording and maintaining of our financial records; deficiencies in or noncompliance with our internal accounting controls; misrepresentation or false statement to or by a senior officer or accountant regarding a matter contained in our financial records, financial statements, or other financial reports; or deviation from full and fair reporting of our financial condition.

Any person, including third parties, may submit a good faith complaint regarding accounting and auditing matters; employees may do so without fear of dismissal or other retaliation. The Audit Committee oversees these procedures, and investigations are conducted under the direction of our internal audit department in consultation with counsel and other members of senior management to the extent appropriate under the circumstances.

        Stockholders and other interested parties interested in communicating regarding the Audit Committee Complaint Procedures for Accounting and Auditing Matters may (i) make an anonymous, confidential call to our Business Conduct GuideLine at 888.567.4387 toll-free in the United States or at 704.731.0166 collect from outside the United States or (ii) write to:

  Audit Committee Chairman
  c/o Corporate Secretary
  Avery Dennison Corporation
  207 Goode Avenue
  Glendale, California 91203

Compensation and Executive Personnel Committee

  Responsibilities

        The Compensation Committee is appointed by our Board to oversee the compensation of our non-employee directors, CEO and other executive officers. In December 2012 and 2013, on recommendation of the Compensation Committee, the Board approved amended charters for the Committee prospectively to comply with NYSE listing standards regarding the responsibilities and authority of compensation committees. Under its charter, the Committee is responsible for performing the following functions:

  •
  reviewing and approving corporate goals and objectives relevant to our CEO's compensation, annually evaluating his performance against those goals and objectives, and determining and approving his overall compensation based on this evaluation;

  •
  reviewing and approving the annual base salaries and incentive opportunities of our CEO and other senior executives, and, if and as applicable, their employment, severance, change-in-control arrangements and special or supplemental compensation and benefits;
  •
  making recommendations to our Board on our compensation strategy, incentive plans and employee benefit programs;

  •
  reviewing and discussing with management the Compensation Discussion and Analysis (CD&A) and recommending that the CD&A, as well as the Compensation and Executive Personnel Committee Report, be included in our annual proxy statement;

  •
  overseeing our stockholders' approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes;

  •
  periodically discussing with management and evaluating the extent to which our company's compensation policies and programs may create incentives that encourage excessive risk-taking;

  •
  recommending to our Board appropriate compensation programs and levels for our non-employee directors; and

  •
  conducting and periodically reporting to our Board on succession planning for our CEO and other senior executives.

        All members of the Compensation Committee satisfy the enhanced independence standards for compensation committee members set forth in SEC rules and NYSE listing standards. In addition, all Compensation Committee members qualify as "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act, and as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code (as amended, the "Code").

        The Compensation Committee may delegate authority to subcommittees or the CEO when appropriate. For information on the processes and procedures followed by the Compensation Committee in considering and determining executive compensation and the roles of its compensation consultant and our CEO in those processes and procedures, see Compensation Discussion and Analysis.

  Committee Compensation Advisors

          Committee Authority

        Under its charter, the Compensation Committee has the authority, in its sole discretion, to obtain advice and assistance from internal or external advisors. The Compensation Committee may retain and terminate any compensation consultant or other external advisor and has sole authority to approve any such advisor's fees and other terms and conditions of the retention and receives appropriate funding from our company for the retention. In retaining its advisors, the Committee must consider each advisor's independence from management, in accordance with SEC rules and NYSE listing standards.

          Advisor Independence

        The Compensation Committee considered the independence of its advisors in December 2013 in accordance with SEC rules and NYSE listing standards, evaluating, among other things, any business or personal relationships with the members of the advisory team. At that time, the Compensation Committee affirmatively determined its compensation consultant, Towers Watson, to be independent.

        Towers Watson and the Compensation Committee have had the following protocols in place since the commencement of the engagement to establish and maintain Towers Watson's independence from management:

  •
  the Compensation Committee has the sole authority to select, retain and terminate Towers Watson, as well as authorize the firm's fees and determine the other terms and conditions that govern the engagement;

  •
  the Compensation Committee directs Towers Watson on the process for delivery and communication of its work product, including its analyses, findings, conclusions and recommendations;

  •
  in the performance and evaluation of its duties, Towers Watson is accountable, and reports directly, to the Compensation Committee; and

  •
  the Compensation Committee may meet with Towers Watson at any time, with or without members of management present, at the committee's sole discretion.

        In December 2013, the Compensation Committee conducted a review of potential conflicts of interest of Towers

Watson and the members of the engagement team advising the Committee, including the firm's policies and procedures designed to prevent conflicts of interest, in connection with its annual assessment of the consultant's performance and determined that there were no such conflicts.

          2013 Compensation Consultant Services,
  Fees and Performance

        During 2013, the Compensation Committee directly retained Towers Watson as its compensation consultant. Towers Watson assists the Compensation Committee by providing competitive market compensation data for senior executives; conducting periodic reviews of elements of our non-employee director, officer and employee compensation programs; identifying best practices in annual and long-term incentive compensation design, including performance objectives and weightings thereof; and sharing executive and non-employee director compensation trends, issues and regulatory developments.

        Representatives of Towers Watson were present at every Compensation Committee meeting held in 2013, and may be consulted in between meetings at the Compensation Committee's discretion. Towers Watson performed no services for our company in 2013 other than its work undertaken for or at the request of the Compensation Committee, except for assistance calculating the amounts contained in the table included in the "Potential Payments Upon Termination or Change of Control" section of our 2013 proxy statement and assessing the potential impacts thereon of Section 280G of the Code. In 2013, Towers Watson received $248,183 in compensation, excluding reimbursement for reasonable expenses, from our company, over 90% of which was for professional services directly performed for or at the request of the Compensation Committee.

        The Compensation Committee conducted its annual assessment of Towers Watson's performance in December 2013, which included a review of various performance measures and evaluation criteria as well as the fees paid for the firm's services. The Compensation Committee determined that it remained satisfied with the performance of Towers Watson and the individual members of the firm serving the committee.

Governance and Social Responsibility Committee

        Pursuant to its charter, the Governance Committee is appointed by our Board to:

  •
  assist our Board in identifying individuals qualified to become Board members consistent with criteria approved by our Board and recommend to our Board director nominees for election at annual meetings of stockholders or appointment between annual meetings;

  •
  recommend to our Board the structure, membership and chairmanship of our Board committees;

  •
  recommend to our Board the directors that satisfy the independence requirements of the NYSE and SEC;

  •
  review and report to our Board regarding our company's "related person" transactions;

  •
  oversee and conduct an annual performance evaluation of our Board and its Committees;

  •
  review and reassess the adequacy of our Governance Guidelines and recommend any necessary or desirable changes to our Board;

  •
  review our social responsibility initiatives;

  •
  review the impact of our business operations and business practices on matters of sustainability and corporate citizenship;

  •
  oversee the effectiveness of our values and ethics program and Code of Conduct; and

  •
  report, and make recommendations to our Board regarding, instances where a significant conflict of interest could exist or when significant questions arise related to the interpretation or enforcement of our legal and ethical conduct policy.

Finance Committee

        In addition to the above committees required by applicable SEC rules and NYSE listing standards, we also had a Finance Committee during 2013. The Finance Committee was appointed by our Board to oversee matters relating to our financial affairs and capital requirements and in that capacity performs the following activities on behalf of our Board:

  •
  oversees our financial planning policies and practices;

  •
  reviews our capital structure strategies, including stockholder distributions, financing requirements and pension contributions; and

  •
  carries out special assignments requested by our Board.

        In February 2014, in connection with its annual appointment of committee chairmen and members, our Board, on the recommendation of the Governance Committee, determined to combine the Audit and Finance Committees, effective immediately after the Annual Meeting. As a result, going forward, our Board will no longer have a separate standing Finance Committee.

BOARD DUTIES

Oversight of Risks Confronting Our Businesses

        Management is responsible for the day-to-day management of risks confronting our businesses, but our Board has broad oversight responsibility for our risk management programs, including enterprise risk management (ERM) oversight. We have a Chief Compliance Officer who, with assistance from our Vice President of Internal Audit and members of their respective teams, provides support and drives ERM accountability into our businesses, ensures that our business groups semiannually complete a risk profile, and semiannually prepares a corporate risk profile based on identified business-specific risks as well as enterprise-wide risks. In addition, we have robust global processes that together support a strong internal control environment to promote the early identification and continued management of risks by our company's leadership. Our legal and compliance functions report into our General Counsel to provide independent oversight over our businesses.

        Our Board as a whole oversees risks related to our corporate and business strategies and operations and exercises this responsibility by considering the relevant risks in connection with all of its deliberations and decisions. In performing its oversight role, our Board is responsible for ensuring that the risk management processes designed and implemented by management are functioning, and that necessary steps are taken to foster a culture of risk-adjusted decision-making within our company. Each year, the full Board receives reports on the strategic plans and risks facing our company as a whole from our CEO and CFO, as well as our individual businesses from our business group Presidents and their management teams. These risks may include financial risks, political and regulatory risks, legal risks, supply chain risks, competitive risks, information technology risks, and risks inherent in the ways in which we do business. Employees who supervise various day-to-day risks, such as environmental, tax and sustainability matters, provide reports periodically to Board Committees, as well as occasionally to our full Board.

        Our Board has delegated to its Committees certain elements of its risk oversight function to better coordinate with management and serve the long-term interests of our stockholders. In this context, the Audit Committee regularly discusses our risk assessment and mitigation processes to ensure that our risk management programs are effective and periodically meets in executive session with each of our CFO, General Counsel, Vice President of Internal Audit, Chief Compliance Officer, and our independent registered public accounting firm. In addition, the Audit Committee oversees our internal control environment and evaluates the effectiveness of our internal controls at least annually.

        Our Board receives reports from Committee Chairmen regarding topics discussed at every Committee meeting, which may include the following areas of risk overseen primarily by its Committees:

  •
  Audit Committee.  Risks related to accounting; financial reporting processes or statements; internal controls; environmental, health and safety; and legal, compliance and regulatory matters.

  •
  Compensation Committee.  Risks related to compensation planning and setting; performance objectives for our incentive plans; and succession planning.

  •
  Governance Committee.  Risks related to corporate governance; board and committee membership and structure; values and ethics; conflicts of interest; related person transactions; corporate citizenship and sustainability; and legal, compliance and regulatory matters.
  •
  Finance Committee.  Risks related to our capital structure; financing, including borrowing, liquidity and capital allocation; pension plan funding; and stockholder distributions (dividends and stock repurchases).

        The material risks related to our businesses are described under Part I, Item 1A, "Risk Factors," in our 2013 Annual Report on Form 10-K, filed with the SEC on February 26, 2014.

Oversight of Risks Associated with Compensation Policies and Practices

        As described in Compensation Discussion and Analysis, we maintain best practices in compensation and corporate governance that collectively encourage ongoing risk assessment and mitigation. The Compensation Committee has designed our executive compensation program to provide incentives that do not encourage our executives to take excessive risks in managing their businesses or functional areas.

        The Compensation Committee's independent compensation consultant, Towers Watson, last conducted a risk assessment of our executive compensation program and reported to the Compensation Committee regarding its findings in February 2013. Towers Watson evaluated our executive compensation program as a whole, noting the following:

  •
  the program appropriately balances executive retention with rewarding stockholder value creation;

  •
  the substantial majority of executive compensation is variable, with a mix that is consistent year to year and with market practices;

  •
  the incentive mix is well-balanced, with short- and long-term performance metrics that do not overlap, cover different time periods and are balanced among annual financial objectives and long-term economic and stockholder value creation, as well as between growth and efficient use of capital;

  •
  our Annual Incentive Program (AIP) and long-term incentives (LTIs) (i) appropriately balance profitable growth in the short term and sustainable long-term financial success; (ii) have metrics and weightings that are well-balanced, don't overlap and cover different times; (iii) use multiple performance metrics and measure performance at multiple levels (corporate, business unit and individual); and

    (iv) utilize targets established by the Compensation Committee, with awards determined based on our actual performance and a qualitative assessment of the circumstances under which the goals were achieved, with appropriate adjustments to payouts;

  •
  the Compensation Committee may exercise limited upward and complete downward discretion to adjust AIP and LTI awards based on individual performance;

  •
  AIP awards are not guaranteed, with below-threshold performance yielding zero payout, and payments subject to caps;

  •
  the majority of our executive compensation is equity-based to promote long-term performance and sustainable growth;

  •
  our equity award vehicles (i) are performance-based; (ii) use multiple performance metrics; (iii) are subject to threshold and maximum payout opportunities to encourage appropriate performance focus and limit potential risk-taking; (iv) cliff vest at the end of three years or vest ratably over four years; and (v) are granted annually, with overlapping, multi-year cycles to mitigate short-term risky behavior;

  •
  our clawback policy is consistent with market practices;

  •
  our change-in-control and general severance plans are reasonable and appropriate, with change-of-control benefits offered on a double-trigger basis and not grossed up for excise taxes;

  •
  benefits under our senior executive retirement plan have been frozen and earnings under our only active deferred compensation plan are based on fixed rates and/or the performance of funds selected by the participant, with no investment options that provide above-market interest rates; and

  •
  our stock ownership guidelines are meaningful and consistent with market practices.

        Based on the above factors and the advice of Towers Watson, the Compensation Committee concluded that our executive compensation program strikes an appropriate compensation-risk balance and does not encourage excessive risk-taking.

        In addition to these compensation program elements, we have a robust ethics and compliance program to educate executives and employees on risk-mitigating behavior, with adverse employment consequences for any actions determined to have been inappropriate. We encourage employees and third parties to report potential violations of our Code of Conduct and actual or perceived conflicts of interest through multiple reporting channels and with no risk of retaliation. See Values and Ethics.

        Based on the foregoing, the Compensation Committee concluded that our compensation policies and practices do not as a whole create risks that are reasonably likely to have a material adverse effect on our company.

Succession Planning

        Our Board is actively engaged and involved in talent management to identify and cultivate our future leaders. We maintain a robust mid-year and annual performance review process for our employees, as well as a leadership development program that cultivates our leadership principles in our future leaders. Management develops leadership at lower levels of our organization by identifying core talent, cultivating the skills and capabilities that will allow identified individuals to become future leaders, assessing their development in embodying our leadership principles and identifying gaps and developmental needs in skills and experience.

        The Compensation Committee conducts executive succession planning at least annually during our Board's mid-year review of our business strategies. In July 2013 and February 2014, the Compensation Committee reviewed individuals identified as possible CEO succession candidates, including progress in current job position and career development in terms of strategy, leadership and execution. In addition, in July 2013, the Compensation Committee discussed leadership below the executive officer level, identifying the talent that is currently ready – or with continued development on their current trajectory with mentorship and coaching from our current leaders will be ready – to fill executive officer positions in the event of a vacancy.

        Through regular reports to the Board from senior management, our Board has the opportunity to meet with leaders of our company, including executive officers,

business group leaders and functional leaders in areas such as legal, finance, information technology, risk, and human resources. In addition, Board members have freedom of access to all employees, and are encouraged to make site visits to meet local management and attend company events.

CONTINUOUS BOARD IMPROVEMENT

Director Orientation and Continuing Education

        Our director education program consists of periodic visits to our facilities and management presentations regarding our business operations, strategies and risks and our values and ethics, including the policies and practices that guide how we do business. We sponsor in-house orientation and continuing education programs for our Board and provide updates on relevant topics of interest to our Board throughout the meeting calendar. We also reimburse directors who attend accredited director education programs and institutes for program fees and related expenses.

        Our new director orientation generally includes discussion of our corporate vision, strategy and leadership team; investor messaging; the business and strategy of our business groups and divisions; finance matters, including our financial reporting policies and practices, internal control environment, internal audit deployment, tax planning and compliance and capital structure; legal matters, including corporate governance policies and procedures, values and ethics, compliance, and ERM; human resources matters, including executive compensation, succession planning and non-employee director compensation; and our information technology strategy.

Board and Committee Evaluations

        The Governance Committees oversees and conducts an annual performance evaluation of our Board, Chairman and Lead Independent Director, and Board Committees, including the Committee Chairmen. Many of the improvements in our corporate governance practices and Board processes have resulted from the annual evaluation process. Our Board views the annual evaluation process as an integral part of its commitment to cultivating excellence and best practices in its performance.

COMMUNICATING WITH OUR BOARD OF DIRECTORS

Outreach and Engagement

        We value your opinions about our business, and we actively solicit stockholder input through our investor relations program. In this regard, we maintain a robust investor relations calendar that balances direct marketing through investor roadshows, with meetings semi-annually in primary markets such as New York and London and annually in secondary markets such as Chicago and Los Angeles, participating in eight to twelve conferences per year and occasionally meeting one-on-one with institutional investors. In addition, we communicate with analysts covering our company during our quarterly earnings teleconferences.

        You can contact our investor relations department by phone at 626.304.2000 or by email at investorcom@averydennison.com. It is our customary practice promptly to respond to inquiries from our stockholders – whether they be individuals or institutions – and we welcome the feedback on our company, including our corporate governance and executive compensation programs, that this active and ongoing engagement provides.

Contacting our Board

        Stockholders may write to our Board, Chairman, Lead Independent Director, any Committee or Committee Chairman, or any other individual director concerning business-related matters by writing to the group or individual as follows:

  Board of Directors
  (or a particular subgroup or individual director)
  c/o Corporate Secretary
  Avery Dennison Corporation
  207 Goode Avenue
  Glendale, California 91203

        Our Corporate Secretary reviews all communications received and forwards them as addressed. However, unsolicited advertisements, business solicitations, surveys, product-related inquiries, junk mail or mass mailings, resumes or other job-related inquiries – or offensive, illegal or otherwise inappropriate communications that do not substantively relate to the duties and responsibilities of our Board – may not be forwarded.

BOARD OF DIRECTORS MATTERS

PROPOSAL 1 – ELECTION OF DIRECTORS

        Our Bylaws provide for a Board of between eight and 13 directors, with the exact number fixed from time to time by a resolution of our Board. There are currently 12 directors on our Board, 11 of whom are to be elected at the Annual Meeting due to Mr. Cardis's retirement. All directors are being nominated for a one-year term. Effective as of the Annual Meeting, the Board plans to fix the authorized number of directors at 11.

        Each of the 11 nominees is presently serving as our director and has consented to being named in this proxy statement and to continue serving if elected.

Majority Voting Standard for Director Elections

        Our Bylaws provide for the majority voting for directors in uncontested elections like this one and require that an incumbent director who is not re-elected tender his or her resignation from the Board. Our Board, excluding the tendering director, is required to determine whether to accept the resignation – taking into account the recommendation of the Governance Committee and any other factors or information it considers appropriate and relevant – and publicly disclose its decision regarding the tendered resignation, including the rationale for the decision, within 90 days from the date election results are certified. In a contested election, plurality voting is the standard for election of directors.

        In voting for the election of directors, each share has one vote for each position to be filled and there is no cumulative voting.

Recommendation of Board of Directors

        Your Board of Directors recommends that you vote FOR each of the director nominees.    The persons named as proxies will vote for the election of each of the 11 nominees, unless you specify otherwise. If any of the director nominees were to become unavailable prior to the Annual Meeting, your proxy would be voted for a substitute nominee designated by our Board or we would reduce the size of our Board.

2014 Director Nominees

        The following pages provide information for each nominee for election at the Annual Meeting, including his or her age, positions held, current principal occupation and business experience during at least the past five years. We also indicate the names of any other public companies on which each director currently serves, or has served during the past five years, as a director; for these purposes, "public company" means a company that is required to file reports with the SEC.

        In addition to the information presented below regarding each director's experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director – which includes senior leadership experience, industry knowledge, global operations experience, financial expertise, and public company board and corporate governance experience – we believe that each of our directors has integrity, adheres to high ethical standards, and represents the long-term interests of our stockholders. Each of them also has demonstrated an ability to exercise sound judgment, as well as a commitment to overseeing our company and serving our stockholders.

 2014 DIRECTOR NOMINEES

Name	Age	Director Since	Principal Occupation	Independent	AC(1)	CC	GC	Other Public Boards
Mr. Alford	57	2010	Retired Chairman & CEO, Nestlé USA	Yes		M	M	0
Mr. Anderson	58	2012	Retired Vice Chair & Managing Partner, Ernst & Young LLP	Yes	M			3
Mr. Barker	65	2003	Retired Chairman of California, JPMorgan Chase & Co.	Yes	C			2
Mr. Börjesson	71	2005	Retired Chairman, Rexam PLC	Yes			M	0
Mr. Hicks	61	2007	Chairman, President & CEO, Foot Locker, Inc.	Yes	M		M	1
Mr. Noski	61	2011	Retired Vice Chairman, Bank of America Corporation	Yes	M			2
Mr. Pyott (LID)	60	1999	Chairman & CEO, Allergan, Inc.	Yes		C	M	2
Mr. Scarborough	58	2000	Chairman, President & CEO, Avery Dennison Corporation	No				1
Mr. Siewert	58	2005	Managing Director, The Carlyle Group	Yes	M			1
Ms. Stewart	58	2003	Chairman & CEO, DineEquity, Inc.	Yes		M	C	1
Ms. Sullivan	57	2013	President & CEO, Sensata Technologies Holding N.V.	Yes		M		1

        AC = Audit and Finance Committee      CC = Compensation & Executive Personnel Committee      GC = Governance & Social Responsibility Committee
M = Member      C = Chairman      LID = Lead Independent Director

(1)
Effective immediately after the Annual Meeting, the previously separate Audit Committee and Finance Committee will be combined into the Audit and Finance Committee. Mr. Cardis is currently the Chairman of the Audit Committee. He is scheduled to retire on the date of the Annual Meeting and therefore is not nominated for election. Subject to his election, Mr. Barker has been appointed as Chairman of the combined Audit and Finance Committee effective immediately after the Annual Meeting.

Bradley A. Alford

Age 57
Director since April 2010

Post-Election Board Roles:
    Compensation Committee Member
    Governance Committee Member
 Other Current Public Company Directorships:
    None
 Other Public Company Directorships in Past 5 Years:
    None

Anthony K. Anderson

Age 58
Director since December 2012

Post-Election Board Roles:
    Audit and Finance Committee Member
 Other Current Public Company Directorships:
    AAR Corporation
    Exelon Corporation
    First American Financial Corporation
 Other Public Company Directorships in Past 5 Years:
    None

Select Business Experience:

  Nestlé USA,
  a nutrition, health and wellness company

  •
  Chairman & CEO
  (Jan. 2006-Oct. 2012)

  Nestlé Brands Company,
  an operating unit of Nestlé USA

  •
  President & CEO
  (2003-Dec. 2005)

Select Skills and Qualifications:

  Substantial leadership experience

  •
  Led a company with $12+ billion in annual revenues and 26,000+ employees

  Industry knowledge

  •
  30+ years in the consumer goods industry
  •
  Knowledge of the food and beverage segments into which we sell our pressure-sensitive materials

  Global operations experience

  •
  International management assignments
  •
  Significant mergers and acquisitions and integration experience

Select Business Experience:

  Ernst & Young LLP,
  an assurance, tax, transaction and
  advisory services firm

  •
  Vice Chair, Managing Partner and
  Member of the Executive Board
  (2000-Mar. 2012)

Select Skills and Qualifications:

  Substantial leadership experience

  •
  Served on the executive board of Ernst & Young for 12 years, and as managing partner of Midwest and Pacific Southwest regions
  •
  Director of The Chicago Council on Global Affairs, World Business Chicago and the Chicago Urban League (Former Chairman)

  Financial expertise

  •
  35 years of financial and risk management expertise acquired through auditing global public companies
  •
  Substantial experience advising several audit committees of large multinational corporations regarding accounting, risk management and governance matters
  •
  Certified public accountant (inactive)

  Public board experience

  •
  Concurrent service on three other public boards

Peter K. Barker

Age 65
Director since January 2003

Post-Election Board Roles:
    Audit and Finance Committee Chairman
 Other Current Public Company Directorships:
    Fluor Corporation
    Franklin Resources, Inc.
 Other Public Company Directorships in Past 5 Years:
    GSC Investment Corp.

Rolf L. Börjesson

Age 71
Director since January 2005

Post-Election Board Roles:
    Governance Committee Member
 Other Current Public Company Directorships:
    None
 Other Public Company Directorships in Past 5 Years:
    None

Select Business Experience:

  JPMorgan Chase & Co.,
  a global financial services firm

  •
  Chairman of California and
  Executive Committee Member
  (Sept. 2009-Jan. 2013)

  Goldman Sachs & Co.,
  an investment banking, securities and
  investment management firm

  •
  Partner/Managing Director
  (1980-1999)

Select Skills and Qualifications:

  Substantial leadership experience

  •
  Led a division with over 21,000 employees
  •
  Member of the executive committee overseeing a global enterprise with $100+ billion in revenues

  Financial expertise

  •
  37 years of investment banking/ management experience, advising companies on capital structure, strategic planning, financing, recapitalization, acquisitions and divestitures

  Public board experience

  •
  Concurrent service on two other public boards; prior service on other public boards

Select Business Experience:

  Rexam PLC,
  a consumer packaging company

  •
  Chairman
  (May 2004-Apr. 2008)
  •
  CEO
  (1996-May 2004)

Select Skills and Qualifications:

  Substantial leadership experience

  •
  Led a company with $6 billion in annual revenues and 19,000 employees
  •
  Served on the boards of directors of companies publicly traded in the United Kingdom, Sweden and Finland

  Industry knowledge

  •
  40+ years of operational and marketing experience in the consumer packaging and manufacturing industries into which we sell our pressure-sensitive materials

  Global operations experience

  •
  Oversaw an enterprise with global operations for 12+ years

Ken C. Hicks

Age 61
Director since July 2007

Post-Election Board Roles:
    Audit and Finance Committee Member
    Governance Committee Member
 Other Current Public Company Directorships:
    Foot Locker, Inc. (Chairman)
 Other Public Company Directorships in Past 5 Years:
    J.C. Penney Company, Inc.

Charles H. Noski

Age 61
Director since November 2011

Post-Election Board Roles:
    Audit and Finance Committee Member
 Other Current Public Company Directorships:
    Avon Products, Inc.
    Microsoft Corporation
 Other Public Company Directorships in Past 5 Years:
    Air Products & Chemicals, Inc.
    Automatic Data Processing, Inc.
    Morgan Stanley

Select Business Experience:

  Foot Locker, Inc.,
  a specialty athletic retailer

    •
    Chairman, President & CEO
    (Feb. 2010-Present)
    •
    President, CEO & Director
    (Aug. 2009-Feb. 2010)

  J.C. Penney Company, Inc.,
  a retail company

    •
    President & Chief Merchandising Officer
    (Jan. 2005-Jul. 2009)
    •
    President & COO
    (Jul. 2002-Dec. 2004)

  Payless ShoeSource, Inc.,
  a specialty family footwear retailer

    •
    President
    (Jan. 1999-Feb. 2002)

Select Skills and Qualifications:

  Substantial leadership experience

    •
    Leads a company with over $6 billion in 2013 revenues and over 40,000 full- and part-time employees

  Industry knowledge

    •
    28 years of senior marketing and operational experience in the retail industry into which we sell our retail branding and information solutions

  Public board experience

    •
    Concurrent service on one other public board

Select Business Experience:

  Bank of America Corporation,
  a global financial services firm

    •
    Vice Chairman
    (June 2011-Sept. 2012)
    •
    EVP & CFO
    (May 2010-June 2011)

  Northrop Grumman Corporation,
  an aerospace and defense contractor

    •
    VP & CFO
    (Dec. 2003-May 2005)

  AT&T Corporation,
  a telecommunications company

    •
    Vice Chairman
    (Feb. 2002-Nov. 2002)
    •
    SEVP & CFO
    (Dec. 1999-Feb. 2002)

Select Skills and Qualifications:

  Substantial leadership experience

    •
    Former senior financial and operating executive of several large multi-national corporations

  Financial expertise

    •
    Former partner of a global independent registered public accounting firm
    •
    Former chief financial officer of global financial services, telecommunications and aerospace companies
    •
    Certified public accountant (inactive)
    •
    Chairman of the Financial Accounting Standards Advisory Council (2012-2013)

  Public board experience

    •
    Concurrent service on two other public boards; prior service on other public boards

David E. I. Pyott

Age 60
Director since November 1999

Post-Election Board Roles:
    Lead Independent Director
    Compensation Committee Chairman
    Governance Committee Member
 Other Current Public Company Directorships:
    Allergan, Inc. (Chairman)
    Edwards Lifesciences Corporation
 Other Public Company Directorships in Past 5 Years:
    None

Dean A. Scarborough

Age 58
Director since May 2000

Post-Election Board Roles:
    Chairman
 Other Current Public Company Directorships:
    Mattel, Inc.
 Other Public Company Directorships in Past 5 Years:
    None

Select Business Experience:

  Allergan, Inc.,
  a global health care company

    •
    Chairman & CEO
    (June 2013-Present; Feb. 2006-Apr. 2011)
    •
    Chairman, President & CEO
    (Apr. 2011-June 2013; Apr. 2001-Jan. 2006)
    •
    President & CEO
    (Jan. 1998-Mar. 2001)

Select Skills and Qualifications:

  Substantial leadership experience

    •
    Leads a company with a market capitalization of over $35 billion

  Global operations experience

    •
    30+ years of strategic, operational, research and development and marketing experience in the health care industry into which we sell our pressure-sensitive materials and medical solutions

  Public board experience

    •
    Concurrent service on two other public boards; prior service on other public boards

Select Business Experience:

  Avery Dennison Corporation

    •
    Chairman, President & CEO
    (Apr. 2010-Present)
    •
    President & CEO
    (May 2005-Apr. 2010)
    •
    President & COO
    (May 2000-Apr. 2005)
    •
    Group Vice President, Roll Materials
    (Nov. 1999-Apr. 2000)

Select Skills and Qualifications:

  Substantial leadership experience

    •
    Four years leading our company as Chairman, nine years as our Chief Executive Officer and 14 years as our President

  Global operations experience

    •
    30+ years managing our global pressure-sensitive materials operations

  Public board experience

    •
    Concurrent service on one other board

Patrick T. Siewert

Age 58
Director since April 2005

Post-Election Board Roles:
    Audit and Finance Committee Member
 Other Current Public Company Directorships:
    Mondelez International, Inc.
 Other Public Company Directorships in Past 5 Years:
    None

Julia A. Stewart

Age 58
Director since January 2003

Post-Election Board Roles:
    Governance Committee Chairman
    Compensation Committee Member
 Other Current Public Company Directorships:
    DineEquity, Inc. (Chairman)
 Other Public Company Directorships in Past 5 Years:
    None

Select Business Experience:

  The Carlyle Group,
  a global alternative investment firm

    •
    Managing Director
    (Apr. 2007-Present)

  The Coca-Cola Company,
  the world's largest beverage company

    •
    Senior Advisor
    (Feb. 2006-Mar. 2007)
    •
    Group President, Asia
    (Aug. 2001-Feb. 2006)

Select Skills and Qualifications:

  Industry knowledge

    •
    Advised and led a division of a global company in the beverage segment of consumer goods industry into which we sell our pressure-sensitive materials

  Global operations experience

    •
    Work experience in Asia, a region in which we manufacture many of our products and a geographic market that is driving our sales growth in emerging markets

  Public board experience

    •
    Concurrent service on one other public board

Select Business Experience:

  DineEquity, Inc.,
  owner, operator and franchisor of IHOP and
  Applebee's restaurants globally

    •
    Chairman & CEO
    (June 2008-Present)

  IHOP Corporation,
  DineEquity's predecessor entity

    •
    Chairman & CEO
    (May 2006-May 2008)
    •
    President, CEO & COO
    (May 2002-Apr. 2006)
    •
    President & COO
    (Dec. 2001-May 2002)

Select Skills and Qualifications:

  Substantial leadership experience

    •
    Leads the world's largest full-service restaurant company

  Global operations experience

    •
    Substantial operational and marketing experience in the dining industry
    •
    Expertise in brand positioning, risk assessment, financial reporting and corporate governance

  Public board experience

    •
    Concurrent service on one other public board; prior service on one public board

Martha N. Sullivan

Age 57
Director since February 2013

Post-Election Board Roles:
    Compensation Committee Member
 Other Current Public Company Directorships:
    Sensata Technologies Holding N.V.
 Other Public Company Directorships in Past 5 Years:
    None

Select Business Experience:

  Sensata Technologies Holding N.V.,
  a leading supplier of sensors and controls

    •
    President & CEO
    (Jan. 2013-Present)
    •
    President
    (Sept. 2010-Dec. 2012)
    •
    COO
    (Apr. 2006-Aug. 2010)

  Texas Instruments, Inc.,
  Sensata's predecessor entity

    •
    Vice President of Sensor Products
    (1997-2006)

Select Skills and Qualifications:

  Substantial leadership experience

    •
    Leads a business-to-business enterprise with almost $2 billion in 2013 revenues

  Global operations experience

    •
    Oversees all business segments, global operations and strategic planning
    •
    Strong technology background, including experience overseeing the automotive radio-frequency identification business for Texas Instruments

  Public board experience

    •
    Concurrent service on one other public board

BOARD OF DIRECTORS MATTERS

NON-EMPLOYEE DIRECTOR COMPENSATION

        The Compensation Committee aims to position non-employee director compensation at or around the median of companies similar in size, global scope and complexity with which we compete for director talent to support the recruiting and retention of our non-employee directors. In addition, the Compensation Committee designs our non-employee director compensation to link compensation to our company's performance and facilitate increased ownership of our company's common stock to align director interests with those of our other stockholders. The table on the following page provides information regarding the compensation earned by or awarded to our non-employee directors during 2013. The components of this compensation are described below.

Deferrable Cash Compensation

        Through the date of our 2013 Annual Meeting, our non-employee directors earned an annual retainer of $65,000, except that (i) the Lead Independent Director earned an annual retainer of $85,000 and (ii) the retainer was prorated for any director's partial service during the year. In addition, the Chairman of the Audit, Compensation, Finance and Governance Committees received an annual retainer of $15,000, $12,500, $7,500 and $7,500, respectively, for his or her service in that capacity. Non-employee directors also received $1,500 per Board meeting attended; $2,000 per Committee meeting attended as Chairman; and $1,500 per Committee meeting attended as member. Following the effectiveness of our new non-employee director compensation program after the 2013 Annual Meeting, per-meeting fees were eliminated and our non-employee directors earned an annual retainer of $90,000, except that (i) the Lead Independent Director earns an annual retainer of $110,000 and (ii) the retainer is prorated for any director's partial service during the year. In addition, the Chairman of the Audit, Compensation, Finance and Governance Committees received an annual retainer of $20,000, $15,000, $15,000 and $15,000, respectively, for his or her service in that capacity. Amounts in 2013 were prorated for the eight-month period during which the new program was in effect during the year. All amounts are paid semi-annually in arrears. We also reimburse directors for travel expenses incurred to attend Board meetings.

        Non-employee directors may choose to receive their compensation in (i) cash, either paid directly or deferred into an account under the Directors Variable Deferred Compensation Plan ("DVDCP"); (ii) deferred stock units ("DSUs") credited to an individual account established in their name under the Directors Deferred Equity Compensation Plan ("DDECP"); or (iii) a combination of cash and DSUs. Fees deferred under the DVDCP accrue earnings at the rate of return of certain bond and equity investment funds managed by an insurance company. When a director participating in the DDECP retires or otherwise ceases serving as a director, the dollar value of the DSUs in his or her account is divided by the closing price of our common stock on the last date of the director's service, with the resulting number of shares of our common stock issued to the director. Dividend equivalents, representing the value of dividends per share paid on shares of our common stock calculated with reference to the number of DSUs held as of a dividend record date, are reinvested on the respective payable date in the form of additional DSUs credited to the accounts of directors who participate in the DDECP.

Equity Compensation

        Each of our non-employee directors received an annual equity grant of approximately $125,000 on May 1, 2013, denominated in restricted stock units (RSUs) that vest ratably over three years, except that all unvested RSUs fully vest upon a director's death, disability, retirement from our Board after reaching age 72 or termination of service within 24 months after a change in control. They each received 3,045 RSUs based on the fair value of our common stock on the grant date. In connection with her appointment to our Board on February 27, 2013, Ms. Sullivan received an equity grant under our previous non-employee director compensation program that was prorated from the date of her election to the date of the 2013 Annual Meeting, resulting in her receipt of 207 RSUs and an option to purchase 824 shares of our common stock at an exercise price of $40.33, the average of the high and low prices of our common stock on the grant date.

Matching Gift Program

        We match up to $10,000 per year of each non-employee director's contributions to charitable organizations or educational institutions.

Director Stock Ownership

        To further align our directors' interests with those of our stockholders, our stock ownership policy requires that non-employee directors acquire and maintain a minimum equity interest in our company equal to the lesser of (i) $325,000 divided by our stock price or (ii) 6,500 shares.

        The Governance Committee reviewed non-employee director stock ownership in February 2014, noting that 11 of our 12 directors had exceeded the minimum ownership level required by the policy and that Ms. Sullivan, having been on our Board for only one year, was on track to meet the minimum ownership level within the requisite five years of joining our Board. All of our directors with at least one year of service own stock in our company.

        Our insider trading policy expressly prohibits our directors from (i) purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of our common stock held, directly or indirectly, by them or (ii) pledging any of their shares of common stock to secure personal loans or other obligations, including by holding such shares in a margin account. To our knowledge, based solely on our review of their written representations, none of our directors has engaged in hedging or pledging transactions with respect to our common stock.

2013 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Mr. Alford	$90,384	$117,898	–	–	–	$208,282
Mr. Anderson	$87,384	$117,898	–	–	–	$205,282
Mr. Barker	$104,759	$117,898	–	–	$10,000	$232,657
Mr. Börjesson	$90,384	$117,898	–	–	–	$208,282
Mr. Cardis	$110,134	$117,898	–	–	$10,000	$238,032
Mr. Hicks	$93,384	$117,898	–	–	$10,000	$221,282
Mr. Mullin(6)	$28,833	–	–	$(8,872)	$10,000	$29,961
Mr. Noski	$90,384	$117,898	–	–	$10,000	$218,282
Mr. Pyott	$126,875	$117,898	–	$(2,314)	$10,000	$252,459
Mr. Siewert	$90,384	$117,898	–	–	$1,548	$209,830
Ms. Stewart	$108,759	$117,898	–	–	$10,000	$236,657
Ms. Sullivan(6)	$80,467	$125,798	$5,742	–	–	$212,007

(1)
Mr. Scarborough does not appear in the table because he receives compensation only in his capacity as our CEO and does not receive any additional compensation for his duties as director or Chairman. Amounts represent retainers and meeting fees earned under our previous non-employee director compensation program through the 2013 Annual Meeting and our current non-employee director compensation program thereafter, as set forth in the following table. At their election, the following directors deferred their cash compensation through the DDECP, with the following balance of DSUs in their accounts as of December 31, 2013: Mr. Alford – 9,273; Mr. Anderson – 1,895; Mr. Barker – 18,394; Mr. Cardis – 355; Mr. Hicks – 8,684; Mr. Noski – 5,302; Mr. Pyott – 36,256; Ms. Stewart – 26,024; and Ms. Sullivan – 1,801.

Name	Board Roles During 2013	Board Retainer	Committee Chairman Retainer	Meeting Fees
Mr. Alford	Compensation Committee Member; Governance Committee Member	$84,384	–	$6,000
Mr. Anderson	Audit Committee Member	$84,384	–	$3,000
Mr. Barker	Finance Committee Chairman; Audit Committee Member	$84,384	$14,375	$6,000
Mr. Börjesson	Finance Committee Member; Governance Committee Member	$84,384	–	$6,000
Mr. Cardis	Audit Committee Chairman; Finance Committee Member	$84,384	$18,750	$7,000
Mr. Hicks	Audit Committee Member; Governance Committee Member	$84,384	–	$9,000
Mr. Mullin	Finance Committee Member	$25,833	–	$3,000
Mr. Noski	Audit Committee Member; Finance Committee Member	$84,384	–	$6,000
Mr. Pyott	Lead Independent Director; Compensation Committee Chairman; Governance Committee Member	$102,917	$13,958	$10,000
Mr. Siewert	Audit Committee Member; Finance Committee Member	$84,384	–	$6,000
Ms. Stewart	Governance Committee Chairman; Compensation Committee Member	$84,384	$14,375	$10,000
Ms. Sullivan	Compensation Committee Member	$78,967	–	$1,500
(2)
Amounts reflect the grant date fair value, without adjustment for forfeitures, of 3,045 RSUs granted to each non-employee director on May 1, 2013; for Ms. Sullivan, amount also reflects grant date fair value of 207 RSUs granted on February 27, 2013. The fair value of RSUs was determined as of the date of grant based on the closing price of our common stock on such date, adjusted for foregone dividends. As of December 31, 2013, each director serving on that date held a total of 4,483 RSUs except that Mr. Anderson, Mr. Noski and Ms. Sullivan held a total of 3,504, 4,358 and 3,252 RSUs, respectively.

(3)
Amount reflects the grant date fair value of 824 options granted to Ms. Sullivan on February 27, 2013, without adjustment for forfeitures. The fair value of options was estimated as of the date of grant using the Black-Scholes option-pricing model. Refer to footnote (3) of the Summary Compensation Table for information on the assumptions used under this model. As of December 31, 2013, the directors serving on that date held stock options, including vested and unvested options, as follows: Mr. Alford – 16,009; Mr. Anderson – 2,770; Mr. Barker – 26,009; Mr. Börjesson – 29,009; Mr. Cardis – 31,009; Mr. Hicks – 25,009; Mr. Noski – 9,495; Mr. Pyott – 26,009; Mr. Siewert – 29,009; Ms. Stewart – 26,009; and Ms. Sullivan – 824.

(4)
We do not currently have a retirement benefit program for non-employee directors. Amounts for Messrs. Mullin and Pyott include the change in present value of their benefits under a director retirement plan, the benefits under which were frozen in 2002, based on an interest rate of 4.85% as of December 31, 2013. In addition, for Mr. Mullin, amount includes $23,045 in above-market earnings during fiscal year 2013 on fees deferred under the DVDCP.

(5)
Amounts reflect our matching gifts for contributions made by non-employee directors to charitable organizations or educational institutions.

(6)
Mr. Mullin retired from our Board on the date of the 2013 Annual Meeting and received only cash compensation under our previous non-employee director compensation program, prorated for his period of service through April 2013. Ms. Sullivan was appointed to our Board on February 27, 2013. Under our previous non-employee director compensation program, she received cash and equity compensation prorated for her period of service during the year through the 2013 Annual Meeting.

EXECUTIVE COMPENSATION MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis (this "CD&A") provides an overview and analysis of the principles and practices underlying our executive compensation program. In Compensation Tables, we provide a series of tables with compensation information for our following named executive officers (our "NEOs") for 2013:

•
Dean A. Scarborough, Chairman, President and Chief Executive Officer.  Mr. Scarborough first joined our company in April 1983 and served in a number of capacities before being appointed to his current position in April 2010.

•
Mitchell R. Butier, Senior Vice President and Chief Financial Officer.  Mr. Butier was appointed to his current position in June 2010, after serving in several other capacities since joining our company in August 2000.

•
Susan C. Miller, Senior Vice President, General Counsel and Secretary.  Ms. Miller joined our company in September 1991. She served in a number of capacities before being appointed to her current position in December 2010.

•
R. Shawn Neville, President, Retail Branding and Information Solutions.  Mr. Neville joined our company in June 2009 as Group Vice President of the business group he continues to lead as President.

•
Donald A. Nolan, President, Materials Group.  Mr. Nolan joined our company in March 2008 as Group Vice President of the business group he continues to lead as President.

        Stockholders are urged to carefully review and consider this CD&A, together with the information contained in Compensation Tables, in casting their advisory vote to approve our executive compensation. See Proposal 2 – Advisory Vote to Approve Executive Compensation.

FORWARD-LOOKING STATEMENTS AND DISCLAIMER

        This CD&A contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the results, performance or achievements expressed or implied by the forward-looking statements. For a detailed discussion of these risks, see Part I, Item 1a. "Risk Factors" and Part II, Item 7. "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2013 Annual Report on Form 10-K, filed on February 26, 2014 with the SEC ("2013 Annual Report"). The forward-looking statements included in this CD&A are made only as of the dates indicated, and we undertake no obligation to update these statements to reflect subsequent events or circumstances.

        Stockholders should note that statements contained in this CD&A regarding our company and business group performance targets and goals are disclosed in the limited context of our executive compensation program and should not be interpreted as statements of management's expectations, estimates of results or other guidance.

EXECUTIVE SUMMARY

        Our executive compensation program is designed to reflect the Compensation Committee's pay-for-performance philosophy by (i) aligning management's interests with the long-term interests of our other stockholders and (ii) providing compensation on the basis of corporate, business group and individual performance that advances our financial goals and strategic objectives.

Our 2013 Performance

        Unless otherwise indicated, the following discussion of our performance is focused on our continuing operations as of the end of our 2013 fiscal year.

        For complete information regarding our 2013 performance, including the definitions of and qualifications for certain of the non-GAAP financial measures used in this CD&A and a reconciliation of those measures to the most directly comparable GAAP financial measures, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" – in particular the information contained under the heading "Non-GAAP Financial Measures" – and the audited consolidated financial statements and accompanying notes thereto contained in our 2013 Annual Report.

  Strong 2013 Financial Performance and TSR

        In May 2012, we first communicated to investors the long-term financial targets we plan to realize through the end of 2015. We delivered strong financial performance that met or exceeded each of these targets during 2013, which was also at the high end of the guidance ranges for adjusted earnings per share (EPS) and free cash flow we provided to our investors in January 2013, as shown in the following table.

Financial Metric (non-GAAP)	2012-2015 Target(1)	2013 Results
Organic sales growth	3%-5%	4.8%
Adjusted EPS growth	15%-20+%	37%
Annual free cash flow	$300+ mil.	$330.3 mil.

(1)
Percentages reflect four-year compound annual growth rate, with 2011 as the base period.

        We achieved the following results in 2013:

•
reported EPS, assuming dilution (including discontinued operations), of $2.16, an approximate 4% increase over 2012;

•
adjusted EPS of $2.68, up approximately 37% over the prior year;

•
free cash flow of $330.3 million;

•
organic sales growth of 4.8%; and

•
reported operating margin improvement of 160 basis points.

        Our 2013 total shareholder return (TSR) of 47.5% outperformed the S&P 500® Index, which reported a TSR of 32.4% for the year.

        For 2014, we expect to achieve organic sales and adjusted EPS growth consistent with our long-term targets; deliver solid free cash flow and maintain our strong balance sheet; and continue our intent to return a majority of our free cash flow to our stockholders, while investing for future productivity and growth.

  Strong Segment Results

        The businesses in our Pressure-sensitive Materials (PSM) segment grew organic sales by 4.7% during 2013, within our long-term target range for these businesses of 3%-5%. Reported operating margin in 2013 improved 150 basis points compared to 2012, reaching 9.9%. In addition, the Materials Group business within our PSM segment exceeded its goal for sales from new products and introduced 17 innovations to the European market at the industry's biggest trade show, Labelexpo.

        Our Retail Branding and Information Solutions (RBIS) segment delivered 4.9% organic sales growth, within our long-term target range for these businesses of 3%-5% and driven in part by the growth in our radio-frequency identification (RFID) and exterior embellishment market segments. Reported operating margin improved 160 basis points to 5.1% in 2013 compared to 2012.

  Increased Return of Cash to Stockholders

        In 2013, we maintained a healthy balance sheet while further delivering on our commitment to return cash to our stockholders through dividend payments and share repurchases. We returned approximately $396 million to our stockholders in 2013 using free cash flow and the proceeds from the sale of our Office and Consumer Products (OCP) and Designed and Engineered Solutions (DES) businesses, through the following means:

•
Share Repurchases – We repurchased 6.6 million, or approximately 7%, of our outstanding shares at an aggregate cost of approximately $283 million. In July 2013, our Board authorized the repurchase of additional shares of our common stock in the total aggregate amount of up to $400 million (exclusive of any fees, commissions or other expenses related to the purchases), approximately $455 million of which remained available under this and prior Board authorizations as of the end of 2013. Share repurchases more than offset the dilutive effect of our equity incentive awards in 2013.

•
Increased Dividend – We paid an annual dividend of $1.14 per share for an aggregate amount of approximately $112 million, a 6% increase over 2012. Our Board plans to consider a dividend increase in April 2014 and we expect to declare the amount of the dividend on the day of the Annual Meeting.

  Divestiture of OCP and DES Businesses;
  Sharpened Focus on Core Businesses

        In January 2013, we entered into an agreement to sell our OCP and DES businesses for a total purchase price of $500 million. The transaction closed on July 1, 2013. We received approximately $481 million, net of cash provided, from the sale which, when offset by approximately $93 million of estimated net cash used in the OCP and DES businesses and divestiture-related payments, resulted in net proceeds of approximately $390 million. We used these net proceeds to repurchase shares and reduce our debt, including by making discretionary contributions to our pension plans. We believe that the transaction maximized the value of these businesses for our stockholders.

        After the sale, we are better positioned for profitable growth and increased stockholder returns with our talent and resources sharply focused on our industry-leading PSM and RBIS businesses, which have significant strategic advantages, including global reach and scale; broad product portfolios; strength in emerging markets; proprietary technology and process expertise; innovation excellence; and strong relationships with end users and direct customers.

  Greater Productivity through Restructuring

        In 2012, we initiated a restructuring program to achieve more than $100 million in annualized savings by mid-2013. We launched this program to build on our competitive advantages and further strengthen our ability to achieve our long-term targets. We delivered on our commitment to stockholders by realizing in excess of $100 million in annualized savings from this program.

2013 Executive Compensation

  Use of More Performance-Based LTI Awards and Multiple Performance Objectives; Reduced Burn Rate

        For 2013, the Compensation Committee restructured the long-term incentive program to provide market-leveraged stock units (MSUs) instead of stock options and time-vested restricted stock units (RSUs). The Compensation Committee made this change not only to improve the weighting of performance-based compensation in the LTI program, but also to more efficiently utilize shares of our common stock. In addition, the Compensation Committee took into account feedback from stockholders and proxy advisory firms in making the change.

        Furthermore, the Compensation Committee added cumulative economic value added (EVA) as a second performance objective for the 2013-2015 MTIP (in addition to relative TSR) to provide a more balanced view of our performance and incent our NEOs to achieve profitable growth as well as improved stockholder value creation.

        Despite the fact that we repurchased 6.6 million shares of our common stock, the Compensation Committee's decision to grant MSUs in lieu of stock options and RSUs – together with the committee's decision to grant lower-level executives cash-based incentive awards – reduced our burn rate (the number of equity awards granted at target divided by the weighted average number of outstanding common shares) from 2.8% in 2012 to 0.6% in 2013.

  Strong 2013 Performance Resulted in Financial Modifier of 137%, 123% and 107% for Corporate, RBIS and Materials Group Annual Incentive Plan Awards, Respectively, and Vesting of First Tranche of MSUs at 142%

        While we provide consistent, market-competitive total direct compensation opportunities for our NEOs, the actual compensation they realize varies year-to-year based on our performance. Our 2013 performance exceeded the target level for most of the performance objectives established by the Compensation Committee for our 2013 Corporate, RBIS and Materials Group Annual Incentive Plans (AIPs), resulting in financial modifiers of 137%, 123% and 107%, respectively.

 2013 AIP RESULTS VS. TARGETS

AIP	Performance Objective	Weighting	2013 Target	2013 Results	% of Target
Corporate	Total Company Adjusted Sales Growth	20%	2.8%	4.6%	134.6%

	Total Company Adjusted EPS	60%	$2.55	$2.68	134.2%

	Total Company Free Cash Flow	20%	$290.0 mil.	$330.3 mil.	145.8%

Financial Modifier					137%
RBIS	Total Company Adjusted EPS	25%	$2.55	$2.68	134.2%

	RBIS Segment Adjusted Sales Growth	20%	3.5%	4.9%	126.5%

	RBIS Segment Adjusted Net Income	35%	$56.7 mil	$55.0 mil.	87.6%

	RBIS Segment Free Cash Flow	20%	$53.6 mil.	$63.6 mil.	162.1%

Financial Modifier					123%
Materials Group	Total Company Adjusted EPS	25%	$2.55	$2.68	134.2%

	PSM Segment Adjusted Sales Growth	20%	3.4%	4.7%	132.0%

	PSM Segment Adjusted Net Income	35%	$311.2 mil.	$301.5 mil.	63.7%

	PSM Segment Free Cash Flow	20%	$277.3 mil.	$298.8 mil.	125.9%

Financial Modifier					107%

        In addition, the first tranche of MSUs granted in 2013 was eligible for vesting based on our absolute TSR during the year, calculated on the basis of the average closing price of our common stock during January 2013 compared to the average closing price of our common stock during January 2014, plus compounded dividends. With 42% improvement in absolute TSR calculated on this basis in 2013, these MSUs vested at 142%.

2013 MSU RESULTS

Performance Objective	Weighting	2013 Results	Payout
Absolute TSR	100%	42%	142%

  Despite Strong Performance in 2013 and 2012, Weaker Performance in 2011 Resulted in No Payout on PUs Granted for the 2011-2013 Period and No AIP Awards for 2011

        We did not achieve the threshold level of the performance objective established by the Compensation Committee for our 2011-2013 Mid-Term Incentive Plan (MTIP), resulting in the cancellation of the performance units (PUs) granted thereunder. Our one-year TSR outperformed the S&P 500® Index by 26% and 15% in 2012 and 2013, respectively. Our below-threshold three-year TSR solely reflected weaker performance in 2011.

        As a result of our weaker performance in 2011, none of our NEOs or other executives received an AIP award for that year.

2011-2013 MTIP RESULTS VS. TARGET

Performance Objective	Weighting	Target Set in 2011	Results Achieved in 2013	Payout
Relative TSR	100%	50th %ile	21st %ile	0%

  Limited Increases in NEO Base Salary and AIP and LTI Opportunities

        Our NEOs earned base salary merit increases of around 3%, consistent with the average merit increase for our other U.S. employees, except for Messrs. Butier and Nolan. Mr. Butier, who was promoted internally to CFO in 2010, received a 6.4% increase to bring his base salary closer to the market median; Mr. Nolan received an 8.1% increase to reward him for his business group's superior 2012 performance, reflect his additional responsibilities leading business divisions (Graphics Solutions, Reflective Solutions and Performance Tapes) previously led by another executive and position his salary around the market median. In 2013, the target AIP opportunity for Messrs. Butier, Neville and Nolan was increased from 60% to 75% and their target LTI opportunity was increased from 180% to 200%, in each case to reflect their increased responsibilities and competitive market levels.

  2013 NEO Total Realized Compensation

        The following table shows the compensation actually realized by our NEOs for 2013. It is not intended, nor should it be considered, as a substitute for the Summary Compensation Table required by SEC regulations. Whereas the Summary Compensation Table includes the change in the actuarial present value of pension benefits to which NEOs are entitled, the Total Realized Compensation Table excludes these amounts because they are based on the assumptions we use for financial reporting purposes and do not reflect amounts paid to or realized by our NEOs. In addition, amounts under the "Stock Awards" and "Option Awards" columns of the Summary Compensation Table reflect the grant date fair value of these awards for financial reporting purposes. The Total Realized Compensation Table instead includes any value realized by our NEOs from the exercise of stock options and vesting of MSUs, PUs and RSUs (in each case before payment of applicable withholding taxes and brokerage commissions).

        The total compensation realized by our CEO was 58% of his total compensation reflected in the Summary Compensation Table.

TOTAL REALIZED COMPENSATION TABLE

			Stock Awards
Name	Salary	Non-Equity Incentive Compensation(1)	MSUs(2)	Performance Units(3)	RSUs(4)	Option Awards(5)	All Other Compensation(6)	Total
Mr. Scarborough	$1,063,250	$2,200,000	$844,798	–	$406,799	–	$169,190	$4,684,037
Mr. Butier	$571,279	$893,966	$204,613	–	$277,705	$267,776	$100,643	$2,315,982
Ms. Miller	$487,812	$484,707	$236,278	–	$84,584	$1,290,450	$120,269	$2,704,100
Mr. Neville	$555,840	$758,989	$203,874	–	$111,039	$282,786	$100,775	$2,013,303
Mr. Nolan	$608,358	$636,612	$215,250	–	$115,509	$1,839,719	$214,313	$3,629,761

(1)
Amounts reflect awards earned under our 2013 Corporate AIP for Ms. Miller and Messrs. Scarborough and Butier, our 2013 RBIS AIP for Mr. Neville and our 2013 Materials Group AIP for Mr. Nolan, in each case which were determined in February 2014 and will be paid in March 2014.

(2)
Amounts reflect the vesting of the first tranche of MSUs granted in February 2013 at 142% of target, plus accrued dividend equivalents, based on our absolute TSR during 2013, calculated on the basis of the average closing price of our common stock during January 2013 compared to the average closing price of our common stock during January 2014, as determined by the Compensation Committee in February 2014. Ms. Miller elected to defer her 2013 MSU award.

(3)
Reflects the cancellation of the PUs granted under the 2011-2013 MTIP based on our performance against the objective established by the Compensation Committee in February 2011, as determined by the Compensation Committee in February 2014.

(4)
Amounts reflect the value realized from the vesting of RSUs, as reflected in the Option Exercises and Stock Vested Table.

(5)
Amounts reflect the value realized from the exercise of stock options, as reflected in the Option Exercises and Stock Vested Table.

(6)
For components of "All Other Compensation," see footnote (6) of the Summary Compensation Table.

EXECUTIVE COMPENSATION BEST PRACTICES

        Our executive compensation program incorporates the following best practices, which we believe ensure that the program serves the long-term interests of our stockholders:

  •
  Substantial Majority of NEO Compensation Is Performance-based and at Risk.  A majority of our NEOs' target total direct compensation (defined as base salary, target 2013 AIP opportunity and target 2013 LTI opportunity) is tied to corporate and/or business group performance and at risk, meaning that there is no guarantee that the compensation granted will ultimately be realized by the executive. For fiscal year 2013, approximately 85% of our CEO's and approximately 73% of our other NEOs' total direct compensation consisted of at risk performance-based compensation. Cash-based incentive compensation, if any, is based on our achievement of predetermined annual performance objectives that are consistent with the metrics we use for our corporate and business group annual operating plans. Our equity-based LTI awards – delivered 50% in MSUs and 50% in PUs in 2013 – help ensure alignment of NEO interests with stockholder interests by delivering compensation dependent on our realizing strong long-term performance and stockholder value creation. We did not grant our NEOs stock options in 2013, and are not currently granting stock options as part of our executive compensation program.

  •
  Balanced Compensation Program.  Executive compensation for 2013 consisted of a base salary, target cash and equity incentive compensation, perquisites and other benefits. Incentive compensation consisted of a target AIP award and LTI opportunity designed to deliver value equal to target percentages of total direct compensation, with the compensation actually realized by our NEOs only to the extent warranted by our and their performance. Other than a capped financial planning reimbursement and our payment for an annual physical examination, our NEOs receive a flat taxable executive benefit allowance in lieu of enumerated perquisites, which allowance is not subject to any tax gross-up.

  •
  Incentive Compensation Clawback.  Cash and equity incentive compensation is subject to clawback in the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results.

  •
  Reasonable Severance Benefits.  In the event of termination not for cause in the absence of a change of control, no NEO is eligible to receive a cash payment in excess of the sum of his annual salary, highest AIP award received in the preceding three years and the cash value of 12 months of his or her qualified medical and dental benefits, except for our CEO, who is eligible to receive a payment of two times his respective sum of these amounts. Unvested equity awards are generally cancelled in the event of termination not for cause; however, because he qualifies as retirement eligible under our Amended and Restated Stock Option and Incentive Plan (the "Equity Plan"), all of our CEO's equity awards would vest in these circumstances (with MSUs and PUs vesting only on a prorated basis).

  •
  Reasonable Change of Control Severance Benefits.

      •
      Payment Limitations.  In the event of a qualifying termination of employment following a change of control, no NEO is eligible to receive a severance payment in excess of two times the sum of his or her annual pay and highest AIP award received in the preceding three years, except for our CEO, who is eligible to receive a payment of three times the sum of his annual pay and highest AIP award received in the preceding three years. In addition to the severance payment, the NEOs would receive a prorated AIP award for the year in which the termination occurs and the cash value of 24 months (36 months in the case of the CEO) of his or her qualified medical and dental benefits.

      •
      No Excise Tax Gross Ups.  No NEO is eligible to receive an excise tax gross-up on any payment received in connection with a change of control or resulting termination.

      •
      Double Trigger Equity Vesting.  In the event of a change of control, the vesting of equity awards granted after April 26, 2012 would be accelerated only if an NEO experiences a separation of service within 24 months of the change of control.

  •
  Independent Oversight and Expertise.  The Compensation Committee, which is comprised solely of independent directors, oversees the compensation of our executive officers, including our NEOs. The Compensation Committee has engaged Towers Watson to provide executive compensation advice, and Towers Watson's independence and absence of conflicts of interest with our company has been affirmatively determined by the committee.

  •
  Robust Planning and Evaluation Process.  The Compensation Committee employs a total direct compensation positioning strategy that references market survey data and utilizes peer groups for measuring achievement of certain performance objectives. To determine executive compensation, the Compensation Committee performs an annual performance review of each of our NEOs and reviews tally sheets that summarize all elements of NEO compensation.

  •
  "At-will" Employment.  Because none of our NEOs have employment agreements, their continued employment remains at all times subject to our satisfaction with their respective performance. We instead employ a plan-based approach, which ensures consistency among our executives and eliminates the need for us to individually negotiate compensation packages.

  •
  Stringent Stock Ownership Guidelines.  Our NEOs are required to hold a significant amount of our common stock to ensure their interests remain aligned with those of our stockholders. Our CEO is required to obtain and maintain shares equal to the lesser of five times his annual salary or 95,000 shares; he currently beneficially owns shares with a market value in excess of 23 times his annual salary. If an NEO fails to comply with or make reasonable progress towards meeting the applicable guideline level, he or she is required to retain all net shares acquired from the exercise of stock options or vesting of stock awards.

  •
  Prohibition on Hedging and Pledging.  Our insider trading policy prohibits our officers from engaging in hedging or pledging transactions with respect to our common stock and none of our NEOs has, directly or indirectly, hedged or pledged any of the shares of our common stock held by them.
  •
  Prevention of Excessive Risk-Taking.  As described in Oversight of Risks Associated with Compensation Policies and Practices, our executive compensation program has several features that together prevent excessive risk-taking behavior by our NEOs, including capped financial and individual modifiers under our AIP, performance-based LTI awards that have variable vesting periods, and different short- and long-term performance objectives for our AIP and LTI awards.

INCENTIVE COMPENSATION

        The Compensation Committee has designed our executive compensation program to tie a substantial majority of compensation to our success in meeting predetermined performance objectives and positively influencing the appreciation of our stock price. The objective of this strategy is primarily to motivate our executives to achieve our short- and long-term financial and strategic goals, as well as attract and retain the best possible executive talent and recognize individual contributions in light of our corporate and/or business group performance.

Substantial Majority of NEO Compensation at Risk

        The Compensation Committee establishes target total direct compensation to provide our NEOs compensation that aligns with our financial performance over time, with reference to market practices. The Compensation Committee structures our compensation program to reward NEOs based on our corporate and/or their business group's performance, as well as their individual contributions, to motivate them and align their compensation with stockholder interests. As shown in dark gray in the following charts, the substantial majority of our NEOs' total direct compensation opportunity in 2013 was performance-based and at risk.

2013 Target Total Direct Compensation Mix for CEO

2013 Average Target Total Direct Compensation Mix for Other NEOs

CONSIDERATION OF 2013 SAY-ON-PAY VOTE

        We provide our stockholders with the opportunity annually to approve our executive compensation. Although the vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process, which also gives consideration to market practices, changes in laws and regulations, the voting guidelines of our institutional stockholders and the policies of proxy advisory firms.

Active Engagement with Stockholders

        At the 2013 Annual Meeting, approximately 91% of the votes cast approved our executive compensation proposal. Our management continued its long-standing practice of transparency and open dialogue with stockholders in 2013. In advance of the 2013 Annual Meeting, we proactively contacted our twenty largest institutional stockholders, representing nearly 60% of our then-outstanding shares, to solicit their views on our executive compensation program and make management available to answer questions or address concerns based on publicly-available information. In addition, we reviewed correspondence submitted by institutional stockholders to our Board and management, discussed matters raised by our stockholders, assessed market practices, considered the advice of the Compensation Committee's independent compensation consultant and reviewed reports issued by proxy advisory firms.

        As a result of our outreach efforts, we engaged in telephonic discussions with stockholders representing approximately 17% of our outstanding shares. We believe that the level of direct engagement was lower than in 2012 because stockholders had fewer concerns with our executive compensation due to our substantially improved one-year performance, enhanced proxy statement disclosure and favorable recommendations from proxy advisory firms.

        After the 2013 Annual Meeting, the Compensation Committee evaluated the results with Towers Watson and management, giving consideration to the voting guidelines of our institutional stockholders and the policies of proxy advisory firms. The Compensation Committee believes that the improved approval rate was primarily driven by improved stockholder sentiment given our strong 2012 and then year-to-date 2013 financial performance, including a superior TSR compared to the TSR for the S&P 500®.

2013 Compensation Committee Actions

        No specific component of 2013 NEO compensation was altered based on the Compensation Committee's review of the 2013 vote results and engagement with stockholders since the vote and our telephonic discussions with stockholders occurred after the program had been determined in February 2013. However, in part to respond to stockholder feedback received in previous years and as described in last year's proxy statement, for the 2013 executive compensation program, the Compensation Committee determined to:

  •
  suspend granting stock options and RSUs to our executives. The Compensation Committee recognized that time-vested RSUs were not performance-based incentive vehicles. The Compensation Committee determined that stock options were not efficient in terms of share usage and expense relative to MSUs. In addition, the committee noted that many stockholders and proxy advisory firms do not view stock options as performance-based. Although we retain the discretion to grant executives stock options and RSUs in the future, we do not currently have any plans to do so.

  •
  grant executives performance-based MSUs that vest ratably over four years in lieu of stock options and RSUs, while retaining the grant of performance-based PUs that cliff vest at the end of three years. MSUs are settled in a number of shares of common stock calculated using a conversion formula that is linked directly to our absolute TSR. The number of shares earned is adjusted at the vesting date based on the percentage change in our stock price (plus dividend equivalents accrued during the vesting period). MSUs are cancelled if our absolute TSR declines by more than 30% during the vesting period and are paid out at the threshold level of 70% if our absolute TSR decreases by 30% during the vesting period. MSUs are paid out at the target level of 100% if our absolute TSR remains constant during the vesting period and at more than 100% if our absolute TSR increases during the vesting period, subject to a maximum payout of 200%. Although dividend equivalents accrue on MSUs during the period, they are earned and paid only at vesting.

  •
  in connection with our changed segment reporting for 2013, reward our business group NEOs primarily for the results of their business group and secondarily for the results of our company as a whole. The Compensation Committee determined that this approach would drive greater accountability in our business group leaders for the results of their businesses and motivate them to achieve strong performance for the benefit of our stockholders.

  •
  add cumulative EVA as a second performance objective for the PUs granted under the 2013-2015 MTIP, weighted 50% for our corporate NEOs (based on the cumulative EVA of our company as a whole) and 75% for our business group NEOs (based on the cumulative EVA for their respective business group). The second performance objective, which previously was the sole performance objective, is TSR relative to an objectively determined peer group of companies, weighted 50% for our corporate NEOs and 25% for our business group NEOs.

  •
  grant cash-based performance LTI units to our lower-level executives (which excludes all of our executive officers, including the NEOs) to better manage our share usage and resulting dilutive impact to stockholders. Certain stockholders had expressed concerns about these matters. These incentive vehicles have terms and conditions that mirror those of PUs, but are cash-based rather than equity-based. Our senior executives (including our NEOs) were granted equity-based PUs in 2013 to reinforce the alignment of their interests with those of our other stockholders and we currently expect to continue granting these employees equity-based PUs.

        The Compensation Committee will consider the outcome of the 2014 advisory stockholder say-on-pay vote and disclose the nature and extent of such consideration in our 2015 proxy statement. We remain committed to continued engagement with our stockholders to solicit their viewpoints and discuss and demonstrate why we believe our executive compensation program properly aligns to our strategies and long-term operating and financial performance.

        The Compensation Committee welcomes feedback regarding our executive compensation program. Stockholders may communicate with the Compensation Committee by writing to:

  Compensation Committee Chairman
  c/o Corporate Secretary
  Avery Dennison Corporation
  207 Goode Avenue
  Glendale, California 91203

2013 EXECUTIVE COMPENSATION PROGRAM

        The Compensation Committee designs our incentive plans based on our mid- and long-term objectives to provide upside opportunity for exceeding performance targets and downside risk for missing performance targets. In addition, the program balances retention with reward for stockholder value creation, while also ensuring that the elements of the program, individually and in the aggregate, do not encourage excessive risk-taking.

        The key elements of our 2013 NEO compensation program are shown in the following table. Although the Compensation Committee is responsible for our executive compensation program, its annual executive compensation decisions are reviewed and ratified by our independent directors.

Compensation Element (Form)	Purpose	Evaluation Criteria
Base Salary (Cash)	Provide fixed, monthly income for performing day-to-day responsibilities; relatively small percentage of total direct compensation	Eligible for annual merit increase, giving consideration to average U.S. employee merit increase; responsibilities of the position; individual experience and prior-year performance, including embodiment of leadership principles; company and business group financial results; internal equity; the competition for executive talent; and salary information from market surveys
Target AIP Award (Cash)	Provide variable, cash-based incentive to reward for achievement of annual performance objectives with targets established to motivate our NEOs to achieve our annual financial goals and strategic objectives	Calculated using the following formula:

Year-end Base Salary

X

Target AIP Opportunity
(based on market survey data and
consistent with total direct
compensation positioning strategy)

X

Financial Modifier
(based on corporate and/or
business group performance
against objectives determined
at the beginning of the year)

X

Individual Modifier
(based on achievement of individual
objectives determined
at the beginning of the year)
Target LTI Award (50% PUs, 50% MSUs)	Provide variable, equity-based incentive compensation designed to enhance the alignment with stockholder value creation; realized only if we deliver value creation by achieving predetermined performance objectives	LTI opportunity based on market survey data and consistent with total direct compensation positioning strategy
Perquisites	Assist in attracting and retaining our NEOs	Modest perquisites consistent with market practices
Benefits	Provide a benefit program that is competitive with other companies with which we compete for executive talent to support the recruiting and retention of our NEOs	NEOs are eligible for benefits made available to all our U.S. employees, including benefits under retirement, savings, health and welfare, and disability plans, and generally participate on the same basis as other employees; NEOs are also eligible for a few benefits only made available to certain employees

Base Salary

        In February 2013, the Compensation Committee approved the base salary increases shown in the following table for our NEOs. The amounts in the table do not conform to the amounts set forth in the Summary Compensation Table, which reflects the salary actually earned during 2013, because salary increases became effective as of April 1, 2013. Increases are generally driven by the NEO's performance, within the context of the average percentage merit increase provided to our U.S. employees and market salaries for positions with similar scope and responsibility.

2013 NEO BASE SALARY INCREASES

Name	Previous Base Salary	% Incr.	New Base Salary	Rationale for Increase
Mr. Scarborough	$1,040,000	3.0%	$1,071,000	Consistent with average increase for U.S. employees
Mr. Butier	$545,035	6.4%	$580,027	Gradual increase to market median since his promotion to CFO in 2010
Ms. Miller	$477,077	3.0%	$491,390	Consistent with average increase for U.S. employees
Mr. Neville	$543,250	3.1%	$560,036	Consistent with average increase for U.S. employees
Mr. Nolan	$573,355	8.1%	$620,026	Reward superior 2012 performance; reflect additional responsibilities and position salary around market median

Incentive Compensation

        We structure our incentive compensation to reward our NEOs based on our corporate and/or business group performance, as well as their individual contributions, to motivate them and align their interests with those of our other stockholders. The Compensation Committee allocates incentive compensation between cash and equity based on its assessment of our objectives and market practices.

        Our incentive compensation for 2013 consisted of a target AIP award and LTI opportunity based on performance against goals established by the Compensation Committee in February 2013.

2013 AIP Awards

        The 2013 AIP was designed to further our pay-for-performance strategy and give management additional incentive to create long-term stockholder value.

  Financial Modifier

        The following performance objectives for the 2013 AIP were established and weighted by the Compensation Committee, in consultation with Towers Watson. In setting the targets for these goals, the Compensation Committee aimed to (i) ensure consistency with our long-term financial goals; (ii) require continuing improvement in the trajectory of our businesses; and (iii) establish targets above the midpoint of our externally communicated guidance for 2013, adjusted for the classification of our DES business as discontinued operations. Consistent with the way we measure our financial performance and prior years, in evaluating our achievement of these performance objectives, the Compensation Committee has the discretion to exclude the impact, positive or negative, of extraordinary items such as currency translation; acquisitions and divestitures; restructuring and integration actions not included in our annual net income plan; changes in accounting principles, tax codes or related regulations and rulings; natural disasters, terrorism and war; costs related to the early extinguishment of debt; costs of litigation outside the normal course of business; and non-cash charges associated with the impairment of long-lived assets. Financial modifiers are capped at 200%.

  •
  For our corporate NEOs (Ms. Miller and Messrs. Scarborough and Butier), the Compensation Committee retained the performance objectives and relative weightings used for the 2012 AIP (which for all NEOs only reflected corporate results), to incent them to continue focusing on executing our strategies to increase sales and profitability and improve productivity. The performance objectives were based on the goals for our corporate annual operating plan approved by our Board in February 2013 and designed to be achievable only if we substantially improved upon our 2012 performance by realizing our stretch targets for (i) organic sales growth, which measures the growth of our businesses and serves as a leading indicator of value creation, weighted 20%; (ii) adjusted EPS, which is used by stockholders to evaluate our performance, weighted 60%; and (iii) free cash flow, which provides the cash to invest in our businesses for the future and deliver strong stockholder returns through dividends and share repurchases, weighted 20%.

  •
  For our business group NEOs (Messrs. Neville and Nolan), the Compensation Committee determined to link 75% of the AIP financial modifier to their respective business group results and 25% to corporate results. The business group performance objectives were based on the goals for their respective annual operating plans presented to the Board in February 2013 and were designed to be achievable only if our business groups substantially improved upon their 2012 performance by realizing their respective targets for (i) organic sales growth, weighted 20%; (ii) adjusted net income, which measures the business group's profit (revenues less the costs of doing business, depreciation, interest, taxes and other expenses), adjusted for tax-effected restructuring costs and other items, weighted 35%; and (iii) free cash flow, weighted 20%. The remaining 25% linked to corporate results is measured by adjusted EPS.

        The following table shows the AIP financial modifiers for our NEOs. As shown, we exceeded the target level established for many of these performance objectives in 2013, delivering aggregate performance in excess of target for each of the Corporate AIP, RBIS AIP and Materials Group AIP. Our strong corporate and business group performance resulted in AIP financial modifiers of 137% for our corporate NEOs; 123% for Mr. Neville and 107% for Mr. Nolan.

 2013 NEO FINANCIAL MODIFIERS

Name	Performance Measure	Weighting	Threshold Performance (50%)	Target Performance (100%)	Maximum Performance (200%)	Actual Performance	% of Target Achieved	Weighted % of Target Achieved
Mr. Scarborough Mr. Butier Ms. Miller	Total Company Adjusted Sales Growth(1)	20%	0.7%	2.8%	7.9%	4.6%	134.6%	26.9%

	Total Company Adjusted EPS(2)	60%	$2.36	$2.55	$2.93	$2.68	134.2%	80.5%

	Total Company Free Cash Flow(3)	20%	$261.0 mil.	$290.0 mil.	$377.0 mil.	$330.3 mil.	145.8%	29.2%

Financial Modifier(7)								137%
Mr. Neville	Total Company Adjusted EPS(2)	25%	$2.36	$2.55	$2.93	$2.68	134.2%	33.6%

	RBIS Segment Adjusted Sales Growth(4)	20%	0.9%	3.5%	8.7%	4.9%	126.5%	25.3%

	RBIS Segment Adjusted Net Income(4)(5)	35%	$48.0 mil.	$56.7 mil.	$74.0 mil.	$55.0 mil.	90.2%	31.6%

	RBIS Segment Free Cash Flow(4)	20%	$48.3 mil.	$53.6 mil.	$69.7 mil.	$63.6 mil.	162.1%	32.4%

Financial Modifier								123%
Mr. Nolan	Total Company Adjusted EPS(2)	25%	$2.36	$2.55	$2.93	$2.68	134.2%	33.6%

	PSM Segment Adjusted Sales Growth(4)	20%	1.3%	3.4%	7.5%	4.7%	132.0%	26.4%

	PSM Segment Adjusted Net Income(4)(5)(6)	35%	$298.2 mil.	$311.2 mil.	$337.1 mil.	$301.5 mil.	63.7%	22.3%

	PSM Segment Free Cash Flow(4)(6)	20%	$249.6 mil.	$277.3 mil.	$360.5 mil.	$298.8 mil.	125.9%	25.2%

Financial Modifier								107%

(1)
"Total Company Adjusted Sales Growth" refers to reported sales growth of 4.7%, excluding the estimated impact of currency translation of 0.1%.

(2)
"Total Company Adjusted EPS" refers to reported net income per common share, assuming dilution, of $2.44 adjusted for tax-effected restructuring costs and other items of $0.24.

(3)
"Total Company Free Cash Flow" refers to cash flow from operations of $320.1 million, minus payments for property, plant and equipment of $129.2 million and software and other deferred charges of $52.2 million, plus proceeds from sale of property, plant and equipment of $38.7 million, net proceeds from sales (purchases) of investments of $0.1 million, discretionary contributions to pension plans of $50.1 million and charitable contribution to Avery Dennison Foundation of $10.0 million utilizing proceeds from divestitures and estimated net divestiture-related payments and free cash flow from discontinued operations of $92.7 million.

(4)
Adjusted sales growth, adjusted net income and free cash flow measures at the segment level are internal metrics. These metrics either exclude or make simplifying assumptions for items that cannot be allocated precisely by segment, such as interest and income tax expenses, and related balance sheet accounts such as deferred tax assets and liabilities, income tax payables and receivables, and short- and long-term debt. Certain balance sheet accounts such as pension and other postretirement benefits and insurance that are generally managed at the corporate level, as well as the impact of foreign currency translation, are also excluded from the calculation of these metrics for the segments. In addition, the impact of intercompany sales is included in segment metrics.

(5)
Adjusted net income refers to reported net income adjusted for tax-effected restructuring costs and other items.

(6)
Targets adjusted to reflect impact of divestiture of OCP and DES businesses.

(7)
Corporate AIP financial modifier reflects impact of actions driven by the corporate center, including the design and execution of the restructuring program we initiated in mid-2012 and the successful execution of the divestiture of the OCP and DES businesses.

  Target AIP Opportunity

        The target AIP opportunity for 2013 was 125% for Mr. Scarborough; 75% for Messrs. Butier, Neville and Nolan; and 60% for Ms. Miller. For 2013, the Compensation Committee increased the target AIP opportunity for our CFO and business group presidents to reflect their increased responsibilities and competitive market levels.

  2013 NEO Individual Modifiers

        Our NEOs are evaluated on their achievement of our financial and strategic goals as reflected in their individual performance plans for the year, with the Compensation Committee approving the CEO's goals for the year and the CEO approving the goals of the other NEOs. The NEOs' performance is assessed in February of the following year, measured against their goals and their demonstration of our leadership principles in achieving them, giving consideration to the totality of their performance rather than assigning specific weights to the applicable performance criteria. Individual modifiers are generally capped at 150%.

        The Compensation Committee determines the individual modifier for our CEO based on its assessment of his performance. Our CEO recommends the individual modifiers for our other NEOs based on his assessment of their performance and the Compensation Committee considers our CEO's recommendations in approving the individual modifiers for our other NEOs.

        For 2013, the Compensation Committee evaluated the performance of our NEOs and determined that they met or exceeded their respective performance objectives established at the beginning of the year, noting their following key achievements:

  •
  Mr. Scarborough – Achieved strong consolidated 2013 results within our long-term targets; delivered on our commitment to return more cash to stockholders; provided the vision for and executed the restructuring program we initiated in mid-2012, which realized more than $100 million in annualized savings as planned; and maximized stockholder value from the OCP and DES businesses by completing their divestiture.

  •
  Mr. Butier – Continued executing our substantial share repurchase program while significantly reducing our leverage; oversaw the restructuring program we initiated in mid-2012 and achieved our financial goals from the divestiture of the OCP and DES businesses; and transformed our global finance function by implementing a new financial system and outsourcing certain transaction processing activities to a new third-party service provider.

  •
  Ms. Miller – Led the negotiation of deal documentation for the divestiture of the OCP and DES businesses and the resolution of transaction-related legal matters; executed a reorganization of the legal function, resulting in deeper expertise and stronger alignment of support with business needs; and favorably settled several significant litigation matters.

  •
  Mr. Neville – Delivered strong overall sales growth in RBIS, with results in emerging markets and in the RFID and exterior embellishment market segments exceeding the business group's operating plan; achieved RBIS's productivity targets while improving quality, service and safety; and achieved substantial improvement in RBIS customer and employee survey results.

  •
  Mr. Nolan – Achieved the Materials Group's targets for sales growth and share gain; overachieved the Materials Group's planned innovation strategy, resulting in over one-third of the business group's 2013 sales growth coming from new products launched since 2011; and executed productivity initiatives in excess of the Materials Group's operating plan.

        Based on the above assessment, the Compensation Committee determined the following individual modifiers for our NEOs.

2013 NEO INDIVIDUAL MODIFIERS

Name	Individual Modifier
Mr. Scarborough	120%
Mr. Butier	150%
Ms. Miller	120%
Mr. Neville	147%
Mr. Nolan	128%

        Our NEOs received the AIP awards shown in the following table for 2013, based on their respective year-end base salary, bonus opportunity, financial modifier and individual modifier:

2013 NEO AIP AWARDS

Name	2013 YE Base Salary	Bonus Opportunity	Target AIP Award	Financial Modifier	Individual Modifier	Actual AIP Award
Mr. Scarborough	$1,071,000	125%	$1,338,750	137%	120%	$2,200,000
Mr. Butier	$580,027	75%	$435,020	137%	150%	$893,966
Ms. Miller	$491,390	60%	$294,834	137%	120%	$484,707
Mr. Neville	$560,036	75%	$420,027	123%	147%	$758,989
Mr. Nolan	$620,026	75%	$465,020	107%	128%	$636,612

  2013 LTI Awards

        LTI awards are granted every year on the fourth Thursday of February, the day our Board has a regularly-scheduled meeting. The Compensation Committee does not offset the loss or gain of prior year grants in determining current year grants as doing so would compromise the intended risk/reward nature of these incentives.

Target LTI Opportunity

        For 2013, the target opportunity was 420% for our CEO, 200% for Messrs. Butier, Neville and Nolan and 180% for Ms. Miller, in each case of 2012 year-end base salary. The Compensation Committee increased the target LTI opportunity for our CFO and business group Presidents in 2013 to reflect their increased responsibilities and competitive market levels. The target 2013 LTI award opportunity represented approximately 78% and 74%, respectively, of our CEO's, and other NEOs' average, total incentive compensation.

  LTI Award Vehicles

        In 2013, after discussions with Towers Watson, the Compensation Committee awarded the following LTI awards to our NEOs:

  •
  50% in MSUs, which vest 25% on each of the four anniversaries of the date of grant.

  For the MSUs eligible for vesting in 2013, our absolute TSR increased by 42% during the one-year vesting period; as a result, recipients received 142% of the number of MSUs eligible for vesting, plus accrued dividend equivalents.

  •
  50% in PUs awarded under our 2013-2015 MTIP, which are payable in shares of our common stock after the end of a three-year period to the extent we have achieved the performance objectives established for the award. The performance objectives were established at threshold (50% payout), target (100% payout) and maximum (200% payout) levels. PUs do not accrue dividend equivalents.

  The Compensation Committee selected the following performance objectives for the 2013-2015 MTIP: (i) cumulative EVA, weighted 50% for our corporate NEOs and 75% for our business group NEOs (based on the cumulative EVA for their respective business group), and (ii) TSR relative to an objectively determined peer group of companies, weighted 50% for our corporate NEOs and 25% for our business group NEOs. These performance objectives differ from the performance objective for our 2012-2014 MTIP, which was solely TSR for all NEOs, consistent with our changed segment reporting for 2013 that was designed in part to incent our business group leaders to maximize the performance of their respective businesses. The Compensation Committee determined that this arrangement would drive greater accountability for the results of their businesses by these leaders.

  EVA is a measure of financial performance calculated by deducting the cost of capital from operating profit (adjusted for taxes on a cash basis). The Compensation Committee established cumulative EVA goals tied to the long-term targets we disclosed to our stockholders in May 2012, with the target payout at the low end of the respective long-term growth targets and the maximum payout at the high end of the respective long-term growth targets. Whether linked to corporate or business group results, payouts would require significant improvement in our business trajectory.

  TSR measures the return that we have provided our stockholders, including stock price movement and dividends paid (assuming reinvestment thereof), expressed as an annualized percentage. TSR is a standard metric used by the investment community to measure performance because it allows for easy comparisons of our performance relative to other companies. Consistent with its pay-for-performance philosophy, the Compensation Committee designed the TSR objective to provide realized compensation only if our stockholder value creation compares favorably with our peers. The Compensation Committee established the threshold payout level at TSR at or above the 40th percentile, the target payout level at TSR at or above the 50th percentile and maximum payout level at TSR at or above the 80th percentile, which were the same levels used for the 2012-2014 MTIP, the sole performance objective for which was TSR for all NEOs. Consistent with the 2012-2014 MTIP, to benchmark TSR and on the recommendation of Towers Watson, the Compensation Committee utilized a peer group* comprised of U.S. companies (i) in industries similar to ours as determined based on their being classified in one of five GICS codes (diversified chemicals (15101020), specialty chemicals (15101050), metal and glass containers (15103010), paper packaging (15103020), and paper products (15105020)) and (ii) with revenues during the last twelve months of $1 billion to $20 billion. The Compensation Committee selected these objective criteria to benchmark TSR against companies that are in similar industries and of similar size. Based on the formulaic application of the same objective criteria, the peer group changed from the prior year as follows: (i) AEP Industries Inc. and KapStone Paper and Packaging Corporation were added because their revenue exceeded $1 billion, Berry Plastics Group, Inc. was added because it completed its initial public offering and Chemtura Corporation was added because three years had elapsed since it exited bankruptcy; and (ii) Cabot Corp. was deleted because its GICS code was reclassified and Solutia Inc. and Temple-Inland Inc. were deleted because they were acquired.

2013-2015 MTIP PERFORMANCE OBJECTIVES

Name	Performance Measure	Weighting
Mr. Scarborough
Mr. Butier	Total Company Cumulative EVA	50%
Ms. Miller	Relative TSR	50%
Mr. Neville	RBIS Segment Cumulative EVA	75%
	Relative TSR	25%
Mr. Nolan	PSM Segment Cumulative EVA	75%
	Relative TSR	25%

        The Compensation Committee believes that these incentives appropriately align executive compensation with the long-term interests of our stockholders because appreciation of our stock price and economic profit directly impacts the number of shares that may be payable upon the vesting of PUs.

  2013 NEO LTI Awards

        Our NEOs received the 2013 LTI awards shown in the following table. The number of awards granted was approved by the Compensation Committee based on the NEO's respective year-end base salary and target LTI opportunity, with the number of PUs based on a grant date fair value equal to the average closing price for shares of our common stock during the first ten trading days of February 2013 and the number of MSUs based on a grant date fair value determined by a preliminary Monte-Carlo simulation using the first ten trading days of February 2013. As a result of the methodology for determining grant date fair value and timing, total LTI values awarded exceeded target LTI values.

* The following 51 companies comprised the peer group for purposes of the 2013-2015 MTIP: A. Schulman, Inc.; AEP Industries Inc.; Albermarle Corporation; AptarGroup, Inc.; Ashland Inc.; Ball Corporation; Bemis Company, Inc.; Berry Plastics Group, Inc.; Boise Inc.; Celanese Corporation; Chemtura Corporation; Clearwater Paper Corporation; Crown Holdings Inc.; Cytec Industries Inc.; Eastman Chemical Co; Ecolab Inc.; Ferro Corp.; FMC Corp; Graphic Packaging Holding Company; Greif Inc.; HB Fuller Co.; Huntsman Corporation; International Flavors & Fragrances Inc.; KapStone Paper and Packaging Corporation; Kraton Performance Polymers Inc.; MeadWestvaco Corporation;

Minerals Technologies Inc.; NewMarket Corporation; Olin Corp.; OM Group Inc.; OMNOVA Solutions Inc.; Owens-Illinois Inc.; Packaging Corp. of America; PH Glatfelter Co.; PolyOne Corporation; PPG Industries Inc.; Rock-Tenn Co.; Rockwood Holdings Inc.; RPM International Inc.; Sealed Air Corporation; Sensient Technologies Corporation; Sigma-Aldrich Corporation; Silgan Holdings Inc.; Sonoco Products Co.; Stepan Company; The Sherwin-Williams Company; The Valspar Corporation; Valhi Inc.; Verso Paper Corp.; W.R. Grace & Co.; and Wausau Paper Corp.

2013 NEO LTI AWARDS

Name	2012 YE Base Salary	Target LTI Opportunity	Target LTI Value	Adjustment Factor(1)	PUs (#)	PUs ($)	MSUs (#)	MSUs ($)
Mr. Scarborough	$1,040,000	420%	$4,368,000	–	57,488	$2,604,425	47,120	$2,422,086
Mr. Butier	$545,035	200%	$1,090,070	–	13,929	$631,044	11,417	$586,865
Ms. Miller	$477,077	180%	$858,739	23%	10,973	$497,126	13,183	$677,642
Mr. Neville	$543,250	200%	$1,086,500	–	13,883	$576,019	11,379	$584,912
Mr. Nolan	$573,355	200%	$1,146,710	–	14,653	$607,959	12,010	$617,347

(1)
The Compensation Committee exercised discretion to adjust the target LTI opportunity for Ms. Miller for retention purposes.

  2011-2013 MTIP Performance Units Eligible for Vesting

        The PUs granted to our NEOs under our 2011-2013 MTIP were eligible for vesting based on our relative TSR compared to the other companies in the S&P 500® Industrials and Materials subsets as of year-end 2013. As shown below, we did not achieve the performance objective required for the PUs granted under the 2011-2013 MTIP to vest at any level. Accordingly, these awards were cancelled and our NEOs realized no compensation from the grant.

2011-2013 MTIP RESULTS

Relative TSR(1)
Threshold	40th %ile
Target	50th %ile
Maximum	80th %ile
Performance	21st %ile
Payout	0%

(1)
2013 and 2012 one-year TSR outperformed the S&P 500® Index by 15% and 26%, respectively; below-threshold three-year TSR solely reflects weaker 2011 performance.

  Incentive Compensation Clawback

        In the event of fraud or other intentional misconduct on the part of an NEO that necessitates a restatement of our financial results, the NEO would be required to reimburse our company for any AIP or LTI awards paid or granted in excess of the amount that would have been paid or granted based on the restated financial results. These remedies would be in addition to, not instead of, any actions imposed by law enforcement agencies, regulators or other authorities. This clawback policy has been contractually acknowledged by our NEOs upon the execution of their LTI award agreements since 2010.

        The Compensation Committee approved our incentive compensation clawback policy in December 2009 to subject incentive compensation to forfeiture if our results are not achieved consistent with our high ethical standards. This policy is one of the terms and conditions in both our AIP and Equity Plan.

Perquisites

        In 2013, our NEOs received an average of $99,940 in perquisites ($80,563 excluding the benefits associated with Mr. Nolan's international assignment), making them a relatively insignificant component of their overall compensation. Except for certain benefits in connection with an international assignment, we do not reimburse our NEOs for the tax consequences of their receipt of perquisites.

        The Compensation Committee periodically reviews the perquisites provided to our NEOs and makes any changes it determines may be appropriate to reflect market practices.

  Executive Benefit Allowance

        The Compensation Committee believes that providing U.S. executives a flat annual executive allowance reduces the expenses associated with administering a variety of separate perquisites and provides senior executives with greater flexibility to select perquisite-type benefits based on their needs or preferences. The 2013 executive benefit allowance was $70,000 for our CEO and $65,000 for our other NEOs, the same as in the prior two years. These amounts were taxable and not grossed-up for taxes.

  Financial Counseling Reimbursement

        Our CEO and other NEOs are eligible for a separate reimbursement for financial counseling and tax preparation expenses of up to $25,000 and $15,000 per year, respectively. These amounts are taxable compensation paid only to the extent actually used and not subject to gross-up for taxes.

  Annual Physical Examination

        Our NEOs are strongly encouraged to have an annual physical examination, which we pay for because their maintaining good overall health benefits our company and our stockholders. This benefit is paid directly to the service provider only to the extent actually used and not taxable to the NEO.

Benefits

  Defined Retirement Benefits

        We provide retirement benefits for eligible employees under our pension plan. We also provide them with additional retirement benefits under our benefit restoration plan. Our NEOs participate in these plans subject to the same eligibility and benefit terms as our other U.S. employees. These plans are administered by our Retirement Planning Committee, consisting of members of management, and not the Compensation Committee.

        Except for Mr. Neville, all our NEOs currently are eligible for benefits under these plans. Because we froze benefits for the active participants under these plans as of December 31, 2010, none of our NEOs accrued retirement benefits during 2013. For additional information regarding these plans and accrued NEO benefits thereunder, see Pension Benefits in Compensation Tables.

  Executive Retirement Benefits

        We have a supplemental executive retirement plan that provides designated executives with supplemental benefits upon retirement to induce them to remain with our company and further our long-term growth. Our CEO is the only NEO who is a participant under the plan, and the Compensation Committee does not currently intend to designate any of our other NEOs as a participant in the plan.

        Because we froze benefits under the supplemental executive retirement plan as of December 31, 2010, our CEO accrued no retirement benefits under the plan during 2013. His plan benefits generally would commence upon the earlier of his turning 60 and his separation from service at a benefit level of 62.5% of his average compensation as of December 31, 2010, reduced by the benefits to which he would be entitled from our other retirement plans, our company match to his contributions to our employee savings plan, fixed amounts representative of his contributions plus interest to our deferred compensation plans, and estimated Social Security payments.

        For additional information on the supplemental executive retirement plan and our CEO's accrued benefits thereunder, see Pension Benefits in Compensation Tables.

  Defined Contribution Benefits

        Our NEOs are eligible to participate in our employee savings plan, a qualified 401(k) savings plan that permits U.S. employees to defer the lesser of 25% of their eligible earnings and the limit prescribed by the Internal Revenue Service to the plan on a before-tax basis. Employee deferrals are immediately vested upon contribution and we make a contribution up to 6% of an employee's eligible compensation, 3% of which is an automatic contribution and up to 3% of which is a match of 50% of the employee's contributions up to 6%, subject to certain other Internal Revenue Code ("Code") limits. Participants vest in company contributions to their savings plan account after two years of service.

        Employees are immediately eligible to participate in the savings plan, and all our NEOs currently participate in the plan. Our NEOs participate in these plans subject to the same eligibility and benefit terms and conditions as our other U.S. employees. The plan is administered by our Retirement Planning Committee, consisting of members of management, and not the Compensation Committee.

  Nonqualified Deferred Compensation Benefits

        Our NEOs are eligible to participate in our executive variable deferred retirement plan, which allows eligible employees to defer up to 75% of their base salary, up to 90% of their AIP award and, beginning in 2013, 100% of their LTI awards. The plan provides NEOs and other eligible employees with a long-term capital accumulation opportunity because savings accumulate on a pre-tax basis. Participating executives may select from among a number of investment opportunities, including fixed income and mutual fund alternatives. Deferrals are 100% vested.

        We made an annual contribution in 2013 to the deferred compensation account of any employee who earned eligible compensation over the Code compensation limit in 2012 equal to 6% of 401(k) eligible earnings in excess of the Code compensation limit. This benefit was designed to supplement 401(k) contributions that are limited under the Code. This contribution was added to the account of each active employee as of December 31, 2012 who met the eligibility criteria, which included all our NEOs, in early 2013.

        Our CEO also participated in deferred compensation plans that are no longer available for new deferrals. Our only active plan does not offer investment options that provide above-market interest rates.

        For additional information regarding our deferred compensation plans and accrued NEO benefits thereunder, see Nonqualified Deferred Compensation Benefits in Compensation Tables.

  Retiree Medical Benefits

        Under our retiree medical plan, certain retirees, including our NEOs, may be eligible for medical coverage until they are eligible for Medicare if they (i) elect to retire immediately following separation of service; (ii) receive a benefit from the defined benefit retirement plan; and (iii) are age 55 or older with 15 or more years of service. We no longer share the cost for this coverage for eligible recipients retiring after December 31, 2013.

  Life Insurance Benefits

        In addition to the $50,000 in life insurance benefits we provide to all U.S. employees, our NEOs are provided with supplemental life insurance benefits equal to three times the NEO's base salary less $50,000, up to a maximum coverage amount of $1 million.

  Personal Excess Liability Insurance Benefits

        We provide $3 million of personal excess liability insurance coverage to our NEOs. Personal excess liability coverage provides an additional layer of liability coverage that supplements the coverage provided by the individual's personal liability insurance. In order to receive any benefit from this coverage, the individual must maintain certain minimum coverage requirements under his or her personal liability policy.

  Relocation/International Assignment Benefits

        We provide relocation assistance to some of our senior level employees, which may include our NEOs. In addition, in certain circumstances, we provide certain reimbursements and benefits to employees who accept an international assignment at our request. In 2013, only Mr. Nolan received benefits of this nature, on terms and conditions substantially similar to our other employees on international assignment, which includes gross-up for taxes on certain of the benefits. For detailed information on these benefits, see footnote (6) of the Summary Compensation Table.

REASONABLE SEVERANCE BENEFITS

        The rights of our NEOs in the event of termination not for cause are governed by our Executive Severance Plan (the "Severance Plan") and our Key Employee Change of Control Severance Plan (the "COC Severance Plan"). We use these plans rather than individually negotiated agreements to provide us with the flexibility to change the severance benefits for which our NEOs are eligible to reflect evolving market practices without the need to obtain their individual consent. In addition, this plan-based approach eliminates the time and expense it would require to individually negotiate separation payments and ensures that our NEOs are eligible for benefits that are comparable to employees with similar levels of responsibility.

        For additional information regarding potential NEO benefits under these plans, see Potential Payments Upon Termination or Change of Control in Compensation Tables.

Severance Following Involuntary Termination Not for Cause

        Our NEOs are eligible to receive severance benefits upon involuntary termination of employment not for "cause," in accordance with the terms and conditions of the Severance Plan.

        In the event of a qualifying termination of employment, our CEO would be eligible to receive two times the sum of his annual pay, his highest AIP award received in the preceding three years and the cash value of 12 months of his qualified medical and dental benefits, and each of our other NEOs would be eligible to receive one times his or her respective sum of these amounts. All NEOs would also be eligible to receive up to $25,000 in outplacement services for up to one year following termination of employment. Any payments made under the Severance Plan would be offset by any payments received by the NEO under any statutory, legislative and regulatory requirement or, if applicable, the COC Severance Plan.

Severance Following Change of Control

        Our NEOs are eligible for severance payments upon termination of employment not for "cause" or by the executive for "good reason" within 24 months of a "change of control" of our company, in accordance with the terms and conditions of the COC Severance Plan.

        In the event of a qualifying termination of employment following a change of control, our CEO would be eligible to receive three times the sum of his annual pay and highest AIP award received in the preceding three years, as well as the cash value of 36 months of his or her qualified medical and dental benefits. Each of our other NEOs would be eligible to receive two times the sum of his or her annual pay and highest annual AIP award received in the preceding three years, as well as the cash value of 24 months of his or her qualified medical and dental benefits. Each of our NEOs would also be eligible to receive a pro-rata AIP award for the year of termination based on the highest AIP award received in the preceding three years and up to $25,000 in outplacement services for up to one year following termination of employment. Any payments under the COC Severance Plan would be offset by any payments received by the NEO under the Severance Plan and any other statutory, legislative and regulatory requirement.

        Under the Equity Plan, unvested equity awards granted to our NEOs after April 26, 2012 would vest only in the event of termination of service within 24 months after the change in control; however, unvested equity awards granted prior to April 26, 2012 would vest on a change in control in accordance with the terms of the Equity Plan in effect on the dates of grant.

        Our NEOs are not eligible to receive any excise tax gross-up on amounts payable under the COC Severance Plan. However, if an NEO would otherwise incur excise taxes under Section 4999 of the Code, the NEO's payments under the COC Severance Plan may be reduced at the NEO's election so that no excise taxes would be due.

"AT-WILL" EMPLOYMENT

        None of our NEOs has an employment agreement. The absence of employment agreements reflects our pay-for-performance philosophy; if an NEO is no longer performing at the expected level, he or she can be terminated immediately without receiving a contractually-guaranteed payment.

STOCK OWNERSHIP

        To further align their interests with those of our stockholders, our stock ownership policy requires that our CEO and other NEOs acquire and maintain a minimum equity interest in our company equal to the lesser of (i) five and three times their annual base salary, respectively, or (ii) 95,000 and 27,000 shares, respectively. Consistent with market practices, the following shares/units and related value are considered in measuring compliance with the applicable guidelines: shares held outright or in a trust for the benefit of the NEO; shares or units held in qualified and non-qualified employee benefit plans; unvested RSUs subject only to time-based vesting; 50% of the embedded value of any vested, unexercised stock options; and unvested MSUs. Unvested PUs are not considered in measuring compliance.

        The Compensation Committee reviewed NEO tally sheets in February 2014 and determined that our CEO and our other NEOs had exceeded their respective guideline level required by the policy as of February 1, 2014, as shown in the following graph.

PROHIBITION ON HEDGING AND PLEDGING

        Our insider trading policy prohibits our officers from (i) purchasing financial instruments (such as prepaid variable forward contracts, equity swaps, collars and exchange funds) designed to hedge or offset any decrease in the market value of our common stock held, directly or indirectly, by them or (ii) pledging any of their shares of common stock to secure personal loans or other obligations, including by holding such shares in a margin account. To our knowledge, based solely on our review of their written representations, none of our NEOs has engaged in hedging or pledging transactions with respect to our common stock.

INDEPENDENT BOARD OVERSIGHT AND EXPERTISE

        Our Board believes that hiring and retaining effective executives and providing them with market-competitive incentives are essential to the success of our company and advance the interests of our stockholders. The Compensation Committee, which is comprised solely of independent directors, has responsibility for overseeing our executive compensation program. For a detailed description of the Compensation Committee's responsibilities, see Compensation and Executive Personnel Committee in Corporate Governance Policies and Practices.

        The Compensation Committee has retained Towers Watson, an independent compensation consultant, to assist with designing our executive compensation program. Representatives of Towers Watson were present at every Compensation Committee meeting held in 2013, and may be consulted in between meetings at the committee's discretion.

        During 2013, Towers Watson performed the following services for the Compensation Committee:

  •
  reviewed of our CEO's 2012 AIP award and 2013 LTI awards, including testing our CEO's overall compensation against the pay-for-performance methodology used by a proxy advisory firm;

  •
  reviewed and recommended changes to our non-employee director compensation;

  •
  conducted a risk assessment of our executive compensation program;

  •
  assisted with the design of our 2013 incentive program, including the performance objectives and weightings for the AIPs and our LTI award mix, performance objectives, weightings and form of settlement;

  •
  reviewed the peer group for the 2013-2015 MTIP;

  •
  performed, prior to the annual grant, preliminary Monte-Carlo valuations for our LTI awards with a market performance condition;

  •
  commented on the CD&A contained in our 2013 proxy statement;

  •
  evaluated the results of our 2012 say-on-pay vote, including the comments received from our stockholders during our engagement with them and the vote recommendations of proxy advisory firms;

  •
  analyzed the ratio of our CEO's compensation to that of our other NEOs;

  •
  performed a study of CEO and other NEO realizable pay-for performance;
  •
  advised on executive compensation trends, regulations, stockholder voting guidelines and proxy advisory firm policies; and

  •
  prepared for, attended and reviewed documentation for Compensation Committee meetings.

ROBUST PLANNING AND EVALUATION PROCESSES

Total Direct Compensation Positioning

        The Compensation Committee aims to position total direct compensation for NEOs at or around the median of companies similar in size, scope and complexity with which we compete for executive talent. Total direct compensation includes base salary, target AIP opportunity and target LTI opportunity. The Compensation Committee believes this positioning is appropriate given our business portfolio mix, product diversity and the global nature of our operations, which require our executives to have a wide range of business leadership experience and skills.

        The Compensation Committee aims to have base salaries at the lower end of the third quartile and closer to the market median, with the substantial majority of NEO compensation consisting of incentive compensation to advance the Compensation Committee's pay-for-performance philosophy. This methodology drives higher realized compensation when our financial performance is strong and lower realized compensation when our financial performance is weaker. In addition, it provides the Compensation Committee with the flexibility to respond to changing business conditions, manage compensation in accordance with career progression, and adjust compensation to reflect differences in executive experience and performance.

Use of Market Survey Data

        The Compensation Committee annually considers market survey data to target total direct compensation, looking at a broad cross section of U.S. companies to reflect the broad talent market across which we seek our executives. Each year, the Compensation Committee reviews results from surveys prepared by third parties to understand market compensation practices and assess our competitiveness, in some cases narrowing the scope of the results to account for variations caused by company size.

        In February 2013, the Compensation Committee reviewed industry-wide data from the following published compensation surveys, with executive matches based on job and functional responsibility: (i) the most recent Towers Watson U.S. Compensation General Industry Database, which was narrowed in scope to focus on the data of the 68 participants with $6 billion to $10 billion in annual revenues, and (ii) the most recent Hewitt Total Compensation Measurement Survey, which included data for 464 public and private companies that was not narrowed in scope. The Compensation Committee believed it was appropriate to use the Hewitt survey data, in conjunction with the more narrowly focused Towers Watson survey data, as a second point of reference. The Compensation Committee reviewed the data from each survey on an aggregated basis, with no individual consideration of either survey's respective component companies, which were not determined or known by the Compensation Committee.

        The Compensation Committee does not benchmark to a particular percentile in positioning total direct compensation, rather it uses the market survey data as a reference point, giving consideration to such factors as tenure, individual performance, any unique circumstances of the NEO's position based on the individual's responsibilities, market factors, and succession and retention considerations. In 2013, the target total direct compensation of our NEOs fell around the median of the Hewitt and Towers Watson data.

Use of Peer Groups

        For determining our relative TSR for purposes of the vesting of PUs granted under the 2011-2013 MTIP, the Compensation Committee used a peer group comprised of companies in the S&P 500® Industrials and Materials subsets, the constituents of which are publicly available. We are a member of the S&P 500® Materials subset. For determining our relative TSR for purposes of vesting PUs granted under the 2013-2015 MTIP, the Compensation Committee used a peer group comprised of 51 U.S. companies satisfying objective criteria for industry classification and revenue size the names of which are disclosed in this CD&A. The Compensation Committee does not utilize a peer group for any other purpose.

Annual Performance Review

        The Compensation Committee reviews and evaluates our CEO's annual performance and determines any base salary adjustment and AIP and LTI awards, taking into account our performance, his performance against objectives established at the beginning of the year, his self-assessment of his performance and market reference and other data provided by Towers Watson. Our CEO is not involved in the decisions regarding his own compensation, which are determined by the Compensation Committee meeting in executive session with Towers Watson. Our CEO makes compensation recommendations, including proposed salary adjustments and incentive awards, to the Compensation Committee for our other NEOs based on his annual review of their performance. These recommendations are provided to the Compensation Committee, but the Committee retains the discretion to approve salary adjustments and incentive compensation different than what our CEO has recommended.

        Our CEO, CFO and Chief Human Resources Officer participate during portions of the meeting during which the Compensation Committee reviews and recommends performance objectives for our LTI awards, analyzes performance against these objectives, and assesses changes to our executive compensation program.

Use of Tally Sheets

        The Compensation Committee annually reviews tally sheets that reflect the actual value of the components of each NEO's compensation. The tally sheets include the following information for each of the last three years:

  •
  compensation history, including annual cash compensation (base salary and AIP awards), target LTI awards, value of vested LTI awards, and annualized cost of benefits and perquisites;

  •
  the expected value of annual compensation for the year, including cash compensation and the grant date fair value of LTI awards;

  •
  accumulated value of compensation, including total accumulated value of LTI awards and accumulated benefit values under our retirement and deferred compensation plans;

  •
  a summary of potential payments under various termination scenarios, including involuntary termination not for cause and termination following a change of control or upon death, disability, or qualified retirement; and

  •
  whether the executive has achieved his or her applicable level under our stock ownership guidelines.

        The Compensation Committee believes that tally sheets are useful in determining compensation because they provide a historical perspective on NEO compensation and reflect information that will be included in our proxy statement.

 TAX AND ACCOUNTING IMPLICATIONS OF EXECUTIVE COMPENSATION

        The Compensation Committee aims to compensate our NEOs in a manner that is tax effective for our company. We account for compensation as required by accounting principles generally accepted in the United States of America.

Section 162(m) of the Code

        Under the 1993 Omnibus Budget Reconciliation Act and Section 162(m) of the Code, our federal income tax deductions for executive compensation are limited to the extent total compensation for certain executive officers exceeds $1 million in any one year, unless it qualifies as "performance-based." To qualify as performance-based compensation must, among other things, be based solely upon the achievement of objective performance goals and made under a plan that is administered by a compensation committee comprised solely of "outside directors." In addition, the material terms of the plan must be disclosed to and approved by our stockholders and the Compensation Committee must certify that the performance goals were achieved before payments can be made.

        Our Senior Executive Annual Incentive Plan was designed to comply with the provisions of Section 162(m), was first approved by our stockholders in 2009 and is proposed, as amended and restated, for stockholder approval at the Annual Meeting. See Proposal 3 – Approval of Amended and Restated Senior Executive Annual Incentive Plan. Under the plan, our NEOs are eligible to receive a maximum annual cash incentive compensation award based on a specified percentage of our gross profit less marketing, general and administrative expenses, in each case as reported on our consolidated statement of operations for the applicable fiscal year. The Compensation Committee annually reviews the plan bonus awards, if any, and may exercise its discretion to decrease, but not increase, such awards. If Proposal 3 is approved by stockholders, that approval will constitute approval of the performance-based criteria reflected therein.

        The Compensation Committee has designed certain of our compensation programs to comply with Section 162(m) of the Code and related regulations so that total compensation paid to any employee covered by Section 162(m) generally should not exceed $1 million in any one year, except for compensation payments that qualify as "performance-based." Due to uncertainties in the applications of regulations under Section 162(m), there is no guarantee that deductions claimed under Section 162(m) will not be challenged or disallowed by the IRS. Furthermore, although the Compensation Committee believes that deductibility of executive compensation is an important consideration, it reserves the right to approve executive compensation arrangements that are not fully tax deductible if it believes that doing so is in the best interests of our company and our stockholders.

Section 409A of the Code

        Nonqualified deferred compensation must be deferred and paid under plans or arrangements that satisfy the requirements of Section 409A of the Code with respect to the timing of deferral elections and payments and certain other matters. Failure to satisfy these requirements could expose individuals to accelerated income tax liabilities, penalty taxes and interest on their compensation deferred under these plans. As a general matter, we design and administer our compensation and benefit plans and arrangements so that they are either exempt from, or satisfy the requirements of, Section 409A.

Section 280G of the Code

        Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change of control. In addition, Code Section 4999 imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, AIP awards, severance payments, certain fringe benefits, and payments and acceleration of vesting of LTI awards. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive's prior compensation.

        The Compensation Committee considers the costs to us of providing executive compensation, including the potential impact of Section 280G.

Accounting Standards

        Accounting Standards Codification Topic 718, Compensation – Stock Compensation, (ASC 718) requires us to recognize an expense for the fair value of LTI awards. Grants of these awards are accounted for under ASC 718. The Compensation Committee acknowledges the accounting implications of significant compensation decisions, especially in connection with decisions related to our LTI award plans and grants. As accounting standards change, the Compensation Committee may revise our executive compensation program to reflect the accounting expense associated with equity awards.

COMPENSATION AND EXECUTIVE PERSONNEL COMMITTEE REPORT

        The Compensation and Executive Personnel Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis (CD&A) required by Item 402(b) of Regulation S-K with management and, based on its review and these discussions, has recommended to the Board of Directors that the CD&A be included or incorporated by reference in the Company's 2013 Annual Report on Form 10-K and 2014 proxy statement.

David E. I. Pyott, Chairman
Bradley A. Alford
Julia A. Stewart
Martha N. Sullivan

This Compensation and Executive Personnel Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof, unless specifically incorporated by reference therein.

EXECUTIVE COMPENSATION MATTERS

COMPENSATION TABLES

Summary Compensation Table

        The following table shows the compensation earned by or awarded to our NEOs during fiscal years 2013, 2012 and 2011 in accordance with SEC regulations. Compensation as shown in the table does not necessarily reflect the compensation actually realized by our NEOs for these years. For example, the amounts set forth under "Stock Awards" in 2013 do not represent the actual amounts realized by our NEOs, rather they represent the aggregate grant date fair value for financial reporting purposes of PUs (which are subject to our achievement of certain performance objectives measured at the end of a three-year period and ultimately may result in no such compensation being realized by the

NEO) and MSUs (which are subject to cancellation in the event our absolute TSR declines more than 30%). In addition, the amounts under "Change in Pension Value and Nonqualified Deferred Compensation Earnings" primarily reflect the change in the actuarial present value of accumulated pension benefits based on the assumptions we use for financial reporting purposes, and do not reflect amounts realized by our NEOs. The Total Realized Compensation Table in our CD&A contains information regarding the compensation realized by our NEOs for 2013 and is provided as a supplement to, not as a substitute for, the following Summary Compensation Table prepared in accordance with SEC regulations.

2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and NQDC Earnings(5)	All Other Compensation(6)	Total
Dean A. Scarborough	2013	$1,063,250	$5,026,511	–	$2,200,000	$ (443,077)	$169,190	$ 8,015,874
Chairman, President &	2012	$1,040,000	$3,355,484	$1,298,306	$1,947,000	$3,162,525	$287,334	$11,090,649
Chief Executive Officer	2011	$1,018,333	$1,766,940	$2,357,500	–	$1,953,764	$175,797	$ 7,272,334
Mitchell R. Butier	2013	$ 571,279	$1,217,909	–	$ 893,966	$ 67,802	$100,643	$ 2,851,599
Senior Vice President &	2012	$ 533,785	$ 864,270	$ 334,407	$ 573,922	$ 164,961	$122,655	$ 2,594,000
Chief Financial Officer	2011	$ 491,688	$ 343,796	$ 614,298	–	$ 41,437	$ 94,932	$ 1,586,151
Susan C. Miller(7)	2013	$ 487,812	$1,174,768	–	$ 484,707	$ 71,138	$120,269	$ 2,338,694
Senior Vice President,
General Counsel & Secretary
R. Shawn Neville	2013	$ 555,840	$1,160,931	–	$ 758,989	$ 12,507	$100,775	$ 2,589,042
President,	2012	$ 539,938	$ 916,057	$ 354,448	$ 381,362	$ 538	$128,237	$ 2,320,580
Retail Branding and	2011	$ 520,000	$ 361,886	$ 727,458	–	$ (2,086)	$ 95,301	$ 1,702,559
Information Solutions
Donald A. Nolan	2013	$ 608,358	$1,225,306	–	$ 636,612	$ (31,223)	$214,313	$ 2,653,366
President,	2012	$ 567,842	$ 952,894	$ 368,694	$ 750,000	$ 70,426	$148,142	$ 2,857,998
Materials Group	2011	$ 542,535	$ 379,976	$ 715,784	–	$ 43,749	$116,761	$ 1,798,805

(1)
Amounts include any portions of salary saved or deferred under our employee savings plan or deferred compensation plan, respectively. Increases in base salary, if any, became effective on April 1 of each year.

(2)
Amounts reflect the aggregate grant date fair value of stock awards, without adjustment for forfeitures, and do not reflect compensation actually realized by our NEOs. For values actually realized by our NEOs during 2013, see the "Value Realized on Vesting" column of the 2013 Option Exercises and Stock Vested table.

  Amounts in 2013 include the grant date fair value of PUs, without adjustment for forfeitures, which are payable in shares of our common stock at the end of a three-year period provided that certain performance objectives are achieved as of the end of the period. Over the period, the number of issuable shares of our common stock is adjusted based upon the probability of our achieving these performance objectives. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The performance objectives that determine the number of shares that may be earned for the PUs granted during 2013 are (i) cumulative EVA (weighted 50% based on our total company cumulative EVA for corporate NEOs and 75% based on the applicable business group's cumulative EVA for business group NEOs), which is a performance condition under ASC 718 and (ii) TSR, which is a market condition under ASC 718 (weighted 50% for corporate NEOs and 25% for business group NEOs), relative to the TSR of 51 companies objectively determined based on GICS code and revenue size, in each case computed over the three-year performance period (2013-2015) applicable to the award. The performance condition component of the fair value of PUs was determined based on the closing price of our common stock on the date of grant, adjusted for foregone dividends. The market condition component of the fair value of PUs was determined as of the date of grant using the Monte-Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established by the Compensation Committee for the award, including the expected volatility of our stock price and other assumptions appropriate for determining fair value. The average per-share grant date fair value for the PUs granted in 2013 was $45.30 for corporate NEOs and $41.49 for business group NEOs.

  Amounts in 2013 also include the grant date fair value of MSUs, without adjustment for forfeitures, which are payable in shares of our common stock ratably over a period of four years provided that the performance objective is achieved as of the end of each vesting period. Over the period, the number of issuable shares of our common stock is adjusted based upon the probability of our achieving the performance objective. The actual number of shares issued can range from 0% to 200% of the target shares at the time of grant. The single performance objective that determines the number of units to be earned for the MSUs granted during 2013 is our absolute TSR, computed annually over a ratable four-year performance period applicable to each tranche of the award, which is a market condition under ASC 718. Since these awards do not have performance conditions as defined under ASC 718, they have no maximum grant date fair value that differs from the fair values presented in the table above. The fair value of MSUs was determined as of the date of grant using the Monte-Carlo simulation method described above. The weighted average per-share grant date fair value for the MSUs granted in 2013 was $51.40.

(3)
Amounts in 2012 and 2011 reflect the aggregate grant date fair value of stock options, without adjustment for forfeitures, and do not reflect compensation actually realized by our NEOs. For values actually realized in 2013 by our NEOs from the exercise of stock options granted in prior years, see the "Value Realized on Exercise" column under "Option Awards" of the 2013 Option Exercises and Stock Vested table. Stock options vest ratably over four years. The fair value of stock options is estimated as of the date of grant using the Black-Scholes option-pricing model based on the assumptions set forth below. The risk-free interest rate is based on the 52-week average of the Treasury Bond rate that has a term corresponding to the expected option term. Expected stock price volatility represents an average of the implied and historical volatility. The expected dividend yield is based on our then-current annual dividend divided by the 12-month average of our monthly stock price prior to the date of grant. The expected option term is determined using our historical experience.

Grant Year	Risk-Free Interest Rate	Expected Stock Price Volatility	Expected Dividend Yield	Expected Option Term	Weighted- Average Fair Value Per Share of Option Award
2013	1.04%	27.17%	3.40%	6.2 yrs	$6.97
2012	1.82%	32.81%	3.30%	6.0 yrs	$7.08
2011	2.22%	30.70%	2.76%	6.2 yrs	$9.45
(4)
Amounts reflect earnings under our AIP for the applicable year, which are determined in February and paid in March of the following year. None of our NEOs received an AIP award for 2011 because we did not achieve the required minimum threshold for any of the performance objectives established for the 2011 AIP.

(5)
Amounts primarily reflect the change in the actuarial present value of each NEO's accumulated retirement benefits under our pension plan, benefit restoration plan and supplemental executive retirement plan, as applicable, benefits under all of which were frozen effective December 31, 2010. Changes in pension values are based on increases in age and changes in actuarial assumptions used to calculate changes in pension value, rather than the result of any changes in the actual benefits. With respect to Mr. Scarborough, amount also reflects above-market earnings of $10,911 earned in 2013 in a legacy deferred compensation plan that is no longer open for additional deferrals. Above-market earnings mean a crediting interest rate in excess of 120% of the applicable federal rate, which was 2.84% for 2013. The crediting rate under the legacy plan was 4.63% from January 1, 2013 to November 30, 2013 and 4.40% for December 2013.

(6)
The table below details the components of amounts shown under "All Other Compensation" for 2013.

	Perquisites			Benefits
Name	Executive Benefit Allowance	Financial Planning	Other*	Company Contribution & Match, Employee Savings Plan	Company Match, Deferred Comp. Plan	Excess Life Insurance	Executive Long-Term Disability	Executive Liability	Total
Mr. Scarborough	$70,000	$24,665	$ 8,500	$15,300	$47,460	$1,200	$1,592	$473	$169,190
Mr. Butier	$65,000	–	–	$15,300	$17,078	$1,200	$1,592	$473	$100,643
Ms. Miller	$65,000	$15,000	$ 8,295	$15,300	$13,409	$1,200	$1,592	$473	$120,269
Mr. Neville	$65,000	$ 1,356	–	$15,300	$17,446	$1,200	–	$473	$100,775
Mr. Nolan	$65,000	$15,000	$96,883	$15,300	$19,130	$1,200	$1,327	$473	$214,313

*
Amounts for Mr. Scarborough and Ms. Miller reflect our payment for a physical examination. Amount for Mr. Nolan reflects benefits related to his international assignment in The Netherlands on terms and conditions substantially similar to those for our other expatriate employees, reflecting the following for the three-month period such assignment was in effect during 2013: $56,561 for a one-time relocation allowance; $17,588 for a housing allowance and payment of utilities and moving costs; $14,154 for the goods and services differential; $5,215 for an automobile allowance; $1,740 for a home leave cash allowance; and $1,625 for his spousal allowance. Beginning in 2014, since he continues to be eligible for the executive benefit allowance, Mr. Nolan's compensation will be reduced to reflect the annual amount of his automobile allowance.
(7)
Ms. Miller first became an NEO in 2013. As permitted by SEC rules, the table reflects information only for her 2013 compensation.

2013 GRANTS OF PLAN-BASED AWARDS

        The following table provides information regarding grants of plan-based incentive awards made to our NEOs during 2013.

									All Other Stock Awards: Number of Shares of Stock or Units (#)
										All Other Option Awards: Number of Securities Underlying Options (#)
											Exercise or Base Price of Option Awards ($)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)(2)						Grant Date Fair Value of Stock and Option Awards ($)(3)
	Award Type	Grant Date
Name			Threshold	Target	Maximum	Threshold	Target	Maximum
Mr. Scarborough	MSUs	2/28/13	—	—	—	32,984	47,120	94,240	—	—	—	$2,422,086
	PUs	2/28/13	—	—	—	28,744	57,488	114,976	—	—	—	$2,604,425
	AIP Award		$669,375	$1,338,750	$4,016,250	—	—	—	—	—	—	—
Mr. Butier	MSUs	2/28/13	—	—	—	7,992	11,417	22,834	—	—	—	$586,865
	PUs	2/28/13	—	—	—	6,965	13,929	27,858	—	—	—	$631,044
	AIP Award		$217,510	$435,020	$1,305,060	—	—	—	—	—	—	—
Ms. Miller	MSUs	2/28/13	—	—	—	9,228	13,183	26,366	—	—	—	$677,642
	PUs	2/28/13	—	—	—	5,487	10,973	21,946	—	—	—	$497,126
	AIP Award		$147,417	$294,834	$884,502	—	—	—	—	—	—	—
Mr. Neville	MSUs	2/28/13	—	—	—	7,965	11,379	22,758	—	—	—	$584,912
	PUs	2/28/13	—	—	—	6,942	13,883	27,766	—	—	—	$576,019
	AIP Award		$210,014	$420,027	$1,260,081	—	—	—	—	—	—	—
Mr. Nolan	MSUs	2/28/13	—	—	—	8,407	12,010	24,020	—	—	—	$617,347
	PUs	2/28/13	—	—	—	7,327	14,653	29,306	—	—	—	$607,959
	AIP Award		$232,510	$465,020	$1,395,060	—	—	—	—	—	—	—

(1)
Amounts represent threshold, target and maximum amounts under our 2013 AIPs. Target awards were established by multiplying each NEO's base salary at the end of 2013 by the following target bonus opportunities: 125% for Mr. Scarborough; 75% for Messrs. Butier, Neville and Nolan; and 60% for Ms. Miller. Payout levels range from 50% of the target amounts for threshold performance to 300% of the target amounts for maximum performance (reflecting company performance of 200% and individual performance of 150%).

(2)
Amounts for MSUs represent threshold, target and maximum payout opportunities, which are payable ratably in shares of our common stock on the four anniversaries of the grant date provided that the performance objective established by the Compensation Committee is achieved as of the end of each vesting period. During the period, the number of issuable shares is adjusted based upon the probability of our achieving the performance objective. The actual number of shares issued can range from 0% to 200% of the target number of shares at the time of grant, with a threshold payout opportunity of 70%. MSUs accrue dividend equivalents during the vesting period, which are earned and paid only at vesting.

Amounts for PUs represent threshold, target and maximum payout opportunities granted under the 2013-2015 MTIP, which are payable in shares of our common stock at the end of a three-year period provided that the performance objectives established by the Compensation Committee are achieved as of the end of the period. During the period, the number of issuable shares is adjusted based upon the probability of our achieving these performance objectives. The actual number of shares issued can range from 0% to 200% of the target number of shares at the time of grant, with a threshold payout opportunity of 50%.

(3)
The grant date fair value of MSUs was determined using the Monte-Carlo simulation method, which utilizes multiple input variables, including expected volatility of our stock price and other assumptions appropriate for determining fair value, to estimate the probability of satisfying the performance objective established for the award. The grant date fair value of PUs with a performance condition component was determined based on the closing price of our common stock on the date of grant, adjusted for foregone dividends. The grant date fair value of PUs with a market condition component was determined as of the date of grant using the Monte-Carlo simulation method described above.

2013 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table provides summary information regarding NEO equity awards outstanding as of December 28, 2013.

Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)	Number of Securities Underlying Unexercised Options – Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Mr. Scarborough	12/02/04	90,000	–	$59.19	12/02/14	–	–	–		–
	05/02/05	50,000	–	$52.08	05/02/15	–	–	–		–
	12/01/05	100,000	–	$59.47	12/01/15	–	–	–		–
	12/07/06	100,000	–	$67.80	12/07/16	–	–	–		–
	02/28/08	230,000	–	$52.12	02/28/18	–	–	–		–
	02/26/09	300,000	–	$20.64	02/26/19	–	–	–		–
	02/26/10	150,000	50,000	$31.67	02/26/20	–	–	–		–
	12/13/10	150,000	50,000	$41.57	12/13/20	–	–	–		–
	02/24/11	125,000	125,000	$39.32	02/24/21	–	–	21,000	(2)	$1,060,080
	02/23/12	45,818	137,455	$30.50	02/23/22	34,137	$1,723,236	121,376	(2)	$6,127,060
	02/28/13	–	–	–	–	–	–	114,976	(2)	$5,803,988
	02/28/13	–	–	–	–	–	–	88,739	(3)	$4,479,545

Total		1,340,818	362,455			34,137	$1,723,236	346,091		$17,470,673
Mr. Butier	12/02/04	16,400	–	$59.19	12/02/14	–	–	–		–
	12/01/05	12,363	–	$59.47	12/01/15	–	–	–		–
	12/07/06	15,070	–	$67.80	12/07/16	–	–	–		–
	02/28/08	20,580	–	$52.12	02/28/18	–	–	–		–
	09/02/08	15,000	–	$49.44	09/02/18	–	–	–		–
	02/26/09	11,947	–	$20.64	02/26/19	–	–	–		–
	02/26/10	10,479	3,492	$31.67	02/26/20	1,376	$69,460	–		–
	06/01/10	21,000	7,000	$33.61	06/01/20	1,875	$94,650	–		–
	02/24/11	32,571	32,572	$39.32	02/24/21	–	–	4,086	(2)	$206,261
	02/23/12	11,801	35,405	$30.50	02/23/22	8,793	$443,871	31,262	(2)	$1,578,106
	02/28/13	–	–	–	–	–	–	27,858	(2)	$1,406,272
	02/28/13	–	–	–	–	–	–	21,501	(3)	$1,085,370

Total		167,211	78,469			12,044	$607,981	84,707		$4,276,009
Ms. Miller	12/02/04	13,600	–	$59.19	12/02/14	–	–	–		–
	12/01/05	10,302	–	$59.47	12/01/15	–	–	–		–
	12/07/06	9,545	–	$67.80	12/07/16	–	–	–		–
	02/28/08	35,035	–	$52.12	02/28/18	–	–	–		–
	02/26/10	34,821	11,607	$31.67	02/26/20	–	–	–		–
	02/24/11	26,460	26,460	$39.32	02/24/21	–	–	3,794	(2)	$191,521
	02/23/12	9,527	28,583	$30.50	02/23/22	7,099	$358,358	25,238	(2)	$1,274,014
	02/28/13	–	–	–	–	–	–	21,946	(2)	$1,107,834
	02/28/13	–	–	–	–	–	–	24,827	(3)	$1,253,267

Total		139,290	66,650			7,099	$358,358	75,805		$3,826,636
Mr. Neville	06/01/09	75,000	–	$27.94	06/01/19	–	–	–		–
	02/26/10	96,955	32,318	$31.67	02/26/20	–	–	–		–
	02/24/11	38,571	38,572	$39.32	02/24/21	–	–	4,301	(2)	$217,114
	02/23/12	12,508	37,527	$30.50	02/23/22	9,320	$470,474	33,136	(2)	$1,672,705
	02/28/13	–	–	–	–	–	–	27,766	(2)	$1,401,628
	02/28/13	–	–	–	–	–	–	21,429	(3)	$1,081,736

Total		223,034	108,417			9,320	$470,474	86,632		$4,373,183
Mr. Nolan	03/03/08	166,713	–	$50.98	03/03/18	–	–	–		–
	02/26/10	118,219	39,406	$31.67	02/26/20	–	–	–		–
	02/24/11	37,952	37,953	$39.32	02/24/21	–	–	4,516	(2)	$227,968
	02/23/12	13,011	39,035	$30.50	02/23/22	9,695	$489,404	34,468	(2)	$1,739,945
	02/28/13	–	–	–	–	–	–	29,306	(2)	$1,479,367
	02/28/13	–	–	–	–	–	–	22,618	(3)	$1,141,757

Total		335,895	116,394			9,695	$489,404	90,908		$4,589,037
(1)
Market value calculated based on a stock price of $50.48, the closing price of our common stock on December 27, 2013 (the last trading day of our 2013 fiscal year).

(2)
PUs are eligible for vesting at the end of a three-year period, subject to our achievement of the performance objectives established by the Compensation Committee. Amounts are listed at threshold level of performance for the PUs granted under the 2011-2013 MTIP (as our actual performance resulted in no payout) and the maximum level of performance for the PUs granted under the 2012-2014 MTIP and 2013-2015 MTIP (as our actual performance would result in above-target payouts).

(3)
MSUs are eligible for vesting on a ratable basis over a four-year period, subject to our achievement of the performance objective established by the Compensation Committee. Amounts are listed at 142% of target for the first tranche (the payout based on our actual 2013 performance), including related dividend equivalents, and the maximum level of performance for the remaining three unvested tranches (as our actual performance would result in above-threshold payouts), including accrued dividend equivalents as of December 28, 2013. Ms. Miller elected to defer the MSUs granted to her in 2013 under the EVDRP.

2013 OPTION EXERCISES AND STOCK VESTED

        The following table provides information regarding the number of shares acquired and the value realized by our NEOs upon the exercise of stock options and the vesting of stock awards during 2013. Amounts under stock awards include the vesting of (i) RSUs granted prior to 2013 and

(ii) PUs granted under the 2010-2012 MTIP at 117% of target based on our performance against the objectives established by the Compensation Committee in February 2010, as determined by the Compensation Committee in February 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. Scarborough	–	–	52,329	$2,081,859
Mr. Butier	12,000	$267,776	13,017	$509,923
Ms. Miller	59,684	$1,290,450	11,799	$470,441
Mr. Neville	25,000	$282,786	13,774	$547,414
Mr. Nolan	71,053	$1,839,719	14,459	$574,790

(1)
Amounts reflect the number of shares acquired on exercise multiplied by the difference between the closing price of our common stock on the exercise date and the exercise price, and reflect the exercise of the following option awards:

Name	Grant Date	Number of Shares Acquired on Exercise (#)	Exercise Price ($)	Fair Market Value on Exercise Date ($)	Value Realized on Exercise ($)
Mr. Scarborough	–	–	–	–	–
Mr. Butier	2/26/2009	12,000	$20.64	$42.9546	$267,776
Ms. Miller	2/26/2009	59,684	$20.64	$42.2614	$1,290,450
Mr. Neville	06/1/2009	25,000	$27.94	$39.2515	$282,786
Mr. Nolan	2/26/2009	71,053	$20.64	$46.5322	$1,839,719
(2)
Amounts reflect the number of shares acquired on vesting multiplied by the closing price of our common stock on the vesting date and reflect the vesting of the following stock awards:

Name	Award Type	Grant Date	Number of Units Subject to Vesting (#)	Performance Modifier (%)	Number of Shares Acquired on Vesting (#)	Fair Market Value on Vesting Date ($)	Value Realized on Vesting ($)
Mr. Scarborough	RSUs	2/23/2012	11,379	–	11,379	$35.7500	$406,799
	PUs	2/26/2010	35,000	117%	40,950	$40.9050	$1,675,060
Mr. Butier	RSUs	2/26/2009	1,158	–	1,158	$35.7500	$41,399
	RSUs	2/26/2010	1,376	–	1,376	$35.7500	$49,192
	RSUs	6/01/2010	1,875	–	1,875	$43.9100	$82,331
	RSUs	2/23/2012	2,931	–	2,931	$35.7500	$104,783
	PUs	2/26/2010	4,852	117%	5,677	$40.9050	$232,218
Ms. Miller	RSUs	2/23/2012	2,366	–	2,366	$35.7500	$84,584
	PUs	2/26/2010	8,062	117%	9,433	$40.9050	$385,857
Mr. Neville	RSUs	2/23/2012	3,106	–	3,106	$35.7500	$111,039
	PUs	2/26/2010	9,118	117%	10,668	$40.9050	$436,375
Mr. Nolan	RSUs	2/23/2012	3,231	–	3,231	$35.7500	$115,509
	PUs	2/26/2010	9,597	117%	11,228	$40.9050	$459,281

PENSION BENEFITS

Pension Plan

        We provide qualified retirement benefits for eligible U.S. employees under the Avery Dennison Pension Plan (as amended, the "Pension Plan"). All NEOs – except Mr. Neville, who joined our company after the Pension Plan was closed to new employees – are eligible to receive benefits under the Pension Plan, including reduced benefits in the event of early retirement. Benefits under the Pension Plan were frozen as of December 31, 2010; as a result, no additional accruals were made under the Pension Plan during 2013.

        Compensation covered by the Pension Plan includes base salary and AIP awards, up to the applicable statutory limitations each plan year. Employees vest in the Pension Plan after five years of service, or at age 55 upon termination of employment. The annual pension benefit payable as of December 31, 2013 was limited to $205,000 under the Code.

        Benefits under the Pension Plan are based on pensionable earnings, length of service, when benefits commence and how they are paid. Benefits are calculated separately for each year of applicable service using a formula equal to 1.25% times compensation up to the breakpoint (which for each year prior to the freezing of the plan was the average of the Social Security wage bases for the preceding 35 years) plus 1.75% times compensation in excess of the breakpoint. The results of the calculation for each year of service are added together to determine the annual single life annuity benefit under the Pension Plan for an employee at normal retirement (age 65), which is not subject to reduction for Social Security payments.

        Eligible participants may elect to receive their benefits in one of several payment forms that are all payable in monthly payments. Benefits are generally paid in annuity form over the lifetime of the participant and/or a beneficiary. By default, single participants are eligible for a single life annuity, and they can choose from alternate payment forms that may include benefits payable to a beneficiary. By default, married participants are eligible for a joint and survivor annuity that is payable over the participant's lifetime, and if survived by a spouse, benefits over the spouse's lifetime. Married participants can choose alternate payment forms, with the consent of the spouse. The monthly benefit each eligible participant may receive is adjusted based on the plan's definition of actuarial equivalence.

        Benefits are generally payable without reduction after participants reach age 65; however, certain participants may be eligible to receive an unreduced benefit at age 62. Prior to age 62, a participant's benefits are reduced by 15% for commencement of benefits at age 61, and an additional 5% reduction for each additional year early the participant elects to receive benefits, provided that no benefit may commence before a participant reaches age 55.

SHARE Plan

        Employees who participated in the Pension Plan between December 1, 1986 and November 30, 1997 may also have a benefit under our Stock Holding and Retirement Enhancement Plan (as amended, the "SHARE Plan"). Of our NEOs, only Mr. Scarborough and Ms. Miller have a SHARE Plan account.

        The Pension Plan is a floor offset plan that coordinates the amount of retirement benefits payable to an eligible participant in the Pension Plan with the SHARE Plan. Each eligible participant may elect to (i) transfer all or a portion of his or her SHARE Plan account into the Pension Plan in order to receive a larger annuity benefit thereunder or (ii) take a lump-sum distribution of his or her SHARE Plan account and have any remaining benefit paid in the form of a lifetime annuity benefit from the Pension Plan. In December 2013, we amended the SHARE Plan to require participants to make this election in 2014 rather than upon termination of employment. The total benefit payable to an eligible participant equals the greater of the value of the participant's benefit from the Pension Plan or the value of the participant's SHARE Plan account.

Benefit Restoration Plan

        Our Benefit Restoration Plan (as amended, the "BRP") is a nonqualified excess benefit plan that provides for the payment of supplemental retirement benefits to eligible participants in an amount equal to the amount by which a participant's benefits otherwise payable under the Pension Plan would be reduced under the Code. All NEOs – except Mr. Neville, who joined our company after the BRP was closed to new employees – are eligible to receive benefits under the BRP. Benefits under the BRP were frozen as of December 31, 2010; as a result, no additional accruals were made under the BRP during 2013.

        Because the BRP is designed to mirror the Pension Plan, the information concerning the compensation covered, benefit formula, early retirement provisions, and payment forms is similar to that of the Pension Plan except that (i) the BRP provides for payment in the form of a lump-sum distribution, unless a timely election is made for monthly payments over the lifetime of the participant and a designated beneficiary, and (ii) the BRP benefit is generally payable upon the later of separation from service and age 55.

Supplemental Executive Retirement Plan

        Our Supplemental Executive Retirement Plan (as amended, the "SERP") provides designated key executives with additional retirement benefits to induce them to remain with our company and further our long-term growth. Benefits under the SERP were frozen as of December 31, 2010; as a result, no additional accruals were made under the SERP during 2013.

        The vesting age for a designated participant is determined based on the target retention date for the executive. As currently in effect, benefits under the SERP would commence at the same time, and in the same form of payment, as the BRP, at a benefit level which – when added to the benefits to which a designated participant would be entitled from the Pension Plan, the BRP and the SHARE Plan at the time of retirement, certain company contributions (plus interest) to the 401(k) Plan, fixed amounts representative of his contributions to the deferred compensation plans and estimated Social Security benefits – would equal a specified percentage of the participant's average compensation as of December 31, 2010 (average of the highest 36 months of the last 60 months of base salary and annual bonuses earned or paid by December 31, 2010). No benefits would be provided under the SERP to a participant who voluntarily terminates employment before reaching the specified vesting age. Survivor and disability benefits are payable under the SERP under certain circumstances.

        Mr. Scarborough is the only NEO designated as a participant under the SERP. His designated vesting age is 60, and the specified percentage of his average compensation is 62.5%. Mr. Scarborough would also become vested in his SERP benefits in the event of his disability, death, termination not for cause (whether or not as a result of a change in control) or by him for good reason, in accordance with the terms and conditions contained in the SERP. If Mr. Scarborough elects to retire and begin receiving benefits after his vesting age but before reaching age 62, his SERP benefit would be reduced in the same manner as described under Pension Plan.

2013 NEO Pension Benefits

        The following table provides information regarding pension benefits for our NEOs under the pension plans in which they are eligible to participate.

2013 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Mr. Scarborough(2)	Pension Plan	26.83	$ 931,365	–
	BRP	16.08	$ 3,255,475	–
	SERP	8.67	$11,283,698	–

Total			$15,470,538

Mr. Butier	Pension Plan	9.33	$ 165,674	–
	BRP	9.33	$ 145,727	–

Total			$ 311,401

Ms. Miller	Pension Plan	21.00	$ 540,816	–
	BRP	21.00	$ 294,239	–

Total			$ 835,055

Mr. Neville	Pension Plan	–	–	–
	BRP	–	–	–

Total			–

Mr. Nolan	Pension Plan	2.83	$ 67,586	–
	BRP	2.83	$ 147,889	–

Total			$ 215,475

(1)
Amounts reflect the lump-sum value of the applicable pension benefit accrued as of December 31, 2013. Since benefits under all of these plans were frozen effective December 31, 2010, the present values did not benefit from additional accruals in 2013. The annual pension benefit is assumed to commence on the earliest retirement age for which there is an unreduced benefit, which is age 62 for each of our eligible NEOs. The following assumptions were used to determine lump-sum value:
•
Interest rate for present values: 4.85% as of December 31, 2013
•
Mortality: 2014 Static Mortality Table for Annuitants per Code Section 1.430(h)(3)-1(e) as of December 31, 2013
•
Pre-retirement decrements: None
•
The maximum benefit under the Pension Plan as of December 31, 2013 was $205,000
•
Mr. Scarborough and Ms. Miller, the only NEOs with accounts under the SHARE Plan, transfer their SHARE Plan accounts into the Pension Plan to receive their total benefits as lifetime annuities under the Pension Plan

(2)
Mr. Scarborough's actual service with our company was approximately 30.77 years as of December 31, 2013.

NONQUALIFIED DEFERRED COMPENSATION
BENEFITS

Executive Variable Deferred Retirement Plan

        Our Executive Variable Deferred Retirement Plan ("EVDRP") is our only active deferred compensation plan. Earnings are based on a fixed rate and/or the performance of variable bond and equity funds selected by the participant from available options. The EVDRP does not offer investment options that provide above-market interest rates.

        Participating employees are able to defer U.S. taxes until their investment is withdrawn, providing an opportunity for them to accumulate savings on a pre-tax basis. We also benefit from this arrangement because we do not have to expend cash to pay individuals who elect to defer receipt of these amounts. As a result, we can use this cash for other purposes until a deferred compensation account is paid to the participant after termination of employment.

Eligible Employee Contributions

        Under the EVDRP, eligible employees can defer up to 75% of their salary and 90% of their AIP Award. Of the NEOs, Ms. Miller elected to defer 10% of her 2012 AIP Award (paid in March 2013) and Mr. Neville elected to defer 3% of his 2013 base salary.

        In February 2013, the EVDRP was amended and restated to allow eligible participants to defer LTI awards. Participants must make their deferral election in the year in which MSUs are awarded (2013 for the MSUs granted that year) and in the year prior to the vesting of PUs (2014 for the PUs granted in 2013). Employees electing to defer an award must elect to defer 100% of the award (subject to reduction for applicable taxes and withholdings at the time of vesting). Of the NEOs, only Ms. Miller elected to defer the MSUs granted in 2013.

Company Contribution

        In the beginning of 2013, we made a contribution to the deferred compensation accounts of eligible executives to supplement their pre-tax contributions to our employee savings plan in 2012. The company contribution was equal to 6% of an eligible executive's annual 401(k) eligible earnings in excess of the Code compensation limit. The company contribution was added to the deferred compensation accounts of eligible executives, including our NEOs, who were employed at year-end 2012 and who in 2012 contributed into our employee savings plan (i) at least 6% of their pre-tax eligible compensation or (ii) up to the Code pre-tax limit.

Capital Accumulation Plan

        The Capital Accumulation Plan ("CAP") is a legacy deferred compensation plan that last received deferrals in 2005. Of the NEOs, only Mr. Scarborough is a participant in the CAP.

        The CAP has a fixed rate of return designated by Pacific Life Insurance Company (4.00% for 2013), which is subject to enhancement by our company in accordance with the terms of the CAP. The CAP's enhanced annual rate of return for 2013 was 4.41%.

Executive Deferred Retirement Plan

        The Executive Deferred Retirement Plan ("EDRP") is a legacy deferred compensation plan that last received deferrals in 2000. Of the NEO's, only Mr. Scarborough is a participant in the EDRP.

        The EDRP has a fixed rate of return determined by multiplying the rolling 10-year average of the September 10-year Treasury note rate by 1.25. The EDRP's annual rate of return was 4.63% from January 1, 2013 to November 30, 2013 and 4.40% from December 1, 2013 to December 31, 2013.

2013 NEO Nonqualified Deferred Compensation

        The following table provides summary information regarding the nonqualified deferred compensation of our NEOs for 2013.

2013 NONQUALIFIED DEFERRED COMPENSATION(1)

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
Mr. Scarborough	–	$47,460	$943,490	–	$4,590,837
Mr. Butier	–	$17,078	$135,758	–	$ 765,247
Ms. Miller	$45,526	$13,409	$158,075	–	$1,366,632
Mr. Neville	$15,975	$17,446	$ 12,507	–	$ 129,763
Mr. Nolan	–	$19,130	$ (5,868)	–	$ 295,591

(1)
Except for Mr. Scarborough, amounts reflect only the NEOs' participation in the EVDRP. Under the EVDRP, participants may choose from a group of funds ranging from money market and bond funds to index and other equity/mutual funds. The rate of return depends on the funds selected by the participant, who may make changes via an online database provided by the plan administrator. The funds available for investment under the EVDRP during 2013, and their respective rate of return for the year or such shorter portion of the year during which the fund was available, are set forth below.

Name of Fund	2013 Rate of Return	Name of Fund	2013 Rate of Return
Advisor Managed Portfolio, Conservative Allocation	3.11%	Janus Growth LT	34.74%
Advisor Managed Portfolio, Moderate Allocation	6.17%	M Large Cap Growth	36.69%
Advisor Managed Portfolio, Moderate Growth Allocation	9.91%	American Century VP Mid Cap Value, Class 2	30.41%
Advisor Managed Portfolio, Growth Allocation	14.03%	Fidelity VIP Mid Cap, Service Class 2	36.41%
Advisor Managed Portfolio, Aggressive Allocation	18.62%	NFJ Small Cap Value	33.01%
Avery Fixed Account EVDRP	4.18%	BlackRock Small Cap Index	38.82%
Pacific Life Cash Management	0.40%	M Capital Appreciation	39.75%
PIMCO Inflation Managed	(8.56)%	M International Equity	16.78%
PIMCO Managed Bond	(1.82)%	Janus Aspen Series Overseas, Service Shares	14.73%
BlackRock VIF Basic Value, Class 3	38.19%	Oppenheimer Emerging Markets	9.18%
BlackRock Equity Index	32.44%	MFS VIT Utilities, Service Class	20.69%
Fidelity VIP Contrafund, Service Class 2	31.47%	Van Eck VIP Global Hard Assets	10.97%
American Funds Growth	30.14%	Columbia Management Technology	22.98%

  Amounts for Mr. Scarborough also reflect his participation in the CAP and the EDRP. The CAP and EDRP have fixed rates of return; as a result, Mr. Scarborough could not make any changes to impact his rates of return thereunder. The fixed rate of return for the CAP is designated by Pacific Life Insurance Company, which is subject to enhancement by our company in accordance with the terms of the CAP; the annual rate of return for 2013 was 4.41%. The fixed rate of return for the EDRP was 4.63% from January 1, 2013 to November 30, 2013 and 4.40% from December 1, 2013 to December 31, 2013.

(2)
Company contributions to the EVDRP are included in the "All Other Compensation" column of the Summary Compensation Table.

(3)
Above-market earnings of $10,911 credited to Mr. Scarborough's EDRP account are included under the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table. The other NEOs only participate in the EVDRP, which does not offer above-market interest rates.

(4)
Amounts reflect EVDRP vested account balances as of December 28, 2013, the last day of our 2013 fiscal year. Total account balance for all NEOs except for Ms. Miller equals vested account balance; Ms. Miller's total account balance includes the value at December 28, 2013 of a special unit retention award of $500,000 granted on August 1, 2012, which vests on the earlier of December 31, 2014 (provided that she is an active employee as of that date) or her death, disability, termination not for cause or a change in control of our company. The following amounts were previously reported in the "All Other Compensation" column of the Summary Compensation Table in previous proxy statements:

Name	Aggregate Company Contributions Previously Reported ($)
Mr. Scarborough	$472,185
Mr. Butier	$ 84,226
Ms. Miller	–
Mr. Neville	$ 83,450
Mr. Nolan	$101,130

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

        The table at the end of this section summarizes the estimated payments that would be payable to our NEOs at, following, or in connection with a termination of employment by death, disability, retirement, involuntary termination not for cause or as a result of a change in control of our company.

        In accordance with SEC regulations, we have assumed that (i) the termination took place on December 28, 2013, the last day of our 2013 fiscal year, and (ii) the price per share of our common stock was $50.48, which was the closing market price on December 27, 2013, the last business day of the fiscal year.

        None of our NEOs has an employment agreement; if an NEO is no longer performing at the expected level, he or she can be terminated for cause immediately without receiving a contractually-guaranteed payment. The other potential payments upon termination or a change of control are described below.

Executive Severance Plan

        Each of our NEOs is a participant in the Severance Plan. The key terms of the Severance Plan are as follows:

  •
  Trigger for Benefits.  Involuntary termination, which excludes termination in any of the following events:

    •
    for "cause";

    •
    due to disability;

    •
    due to death;

    •
    due to voluntary resignation; or

    •
    due to an executive declining simultaneous or continuing employment in a comparable position.

  •
  Definition of Cause.  "Cause" is defined as:

    •
    commission of a crime or other act that could materially damage our reputation;

    •
    theft, misappropriation, or embezzlement of company property;
      •
      falsification of company records;

      •
      substantial failure to comply with written policies and procedures;

      •
      misconduct; or

      •
      substantial failure to perform material job duties, which failure is not cured within 30 days after written notice.

  •
  Benefits.  Upon involuntary termination not for cause, our NEOs would be entitled to the following benefits:

    •
    lump-sum payment equal to annual base salary and highest AIP award during the last three years, times:

      –
      two, for our CEO; and

      –
      one, for our other NEOs;

    •
    lump-sum payment equal to the cash value of employer and employee paid qualified medical and dental benefits for 12 months; and

    •
    outplacement assistance of up to $25,000 for up to one year.

  •
  Benefits Not Subject to Gross-up.  Benefits are subject to withholding for all applicable taxes and may not be grossed-up for taxes.

Key Executive Change of Control Severance Plan

        Each of our NEOs is also a participant in the COC Severance Plan, which is designed to retain certain key executives during the period a change-of-control transaction is being negotiated, or during a period in which a hostile takeover is being attempted. The key terms of the COC Severance Plan are as follows:

  •
  Trigger for Benefits.  Participants are entitled to benefits upon the following:

    •
    a "change of control" of our company; and

      •
      within 24 months of the change of control, termination of employment for reasons other than "cause" or termination of employment for "good reason."

  •
  Definition of Change of Control.  "Change of control" is defined as:

    •
    replacement of a majority of our Board during any 12-month period by directors whose appointment or election was not endorsed by a majority of the members of our Board; or

    •
    acquisition by any person, group or corporation that has entered into a merger, acquisition, consolidation, purchase, stock acquisition, asset acquisition, or similar business transaction with our company, of:

      –
      more than 50% of (i) the total fair market value or (ii) the total voting power, in each case of our company's stock;

      –
      30% or more of the total voting power of our company's stock for a 12-month period; or

      –
      assets of our company having a total gross fair market value of 40% or more of the total gross fair market value of all of our company's assets for a 12-month period.

  •
  Definition of cause.  "Cause" is defined as it is under the Severance Plan.

  •
  Definition of good reason.  "Good reason" is defined as follows:

    •
    material diminution in base compensation;

    •
    material diminution in authority, duties, or responsibilities or supervisor's authority, duties, or responsibilities;
      •
      material change in geographic job location; or

      •
      any other action or inaction that constitutes a material breach by our company.

  •
  Benefits.  Upon involuntary termination not for cause or termination for good reason within 24 months of a change of control, our NEOs would be entitled to the following benefits:

    •
    lump-sum payment equal to annual base salary and highest AIP award during the last three years, times:

      –
      three, for our CEO; and

      –
      two, for our other NEOs;

    •
    lump-sum payment equal to the product of highest AIP award during the last three years and a fraction, the numerator of which is the number of days which have elapsed in the fiscal year through the date of termination and the denominator of which is the number of days in the fiscal year;

    •
    lump-sum payment equal to the cash value of employer and employee paid qualified medical and dental benefits for:

      –
      36 months, for our CEO; and

      –
      24 months, for our other NEOs; and

    •
    outplacement assistance of up to $25,000 for up to one year.

  •
  Benefits Not Subject to Gross-up.  Benefits are subject to withholding for all applicable taxes and may not be grossed-up for excise or other taxes. However, if the payment would trigger an excise tax for a particular NEO, the NEO can elect to receive whichever of the following results in the greater benefit, on an after-tax basis: (i) the full benefits, with him or her responsible for payment of any and all related excise taxes; or (ii) reduction of the benefits to an amount sufficient to eliminate any excise tax liability.

 Amended and Restated Stock Option and Incentive Plan

        Under the Equity Plan, unvested equity awards held by our NEOs on the date of termination would be treated as set forth in the following table. Of the NEOs, only Mr. Scarborough qualified as retirement eligible under the Equity Plan at the end of our 2013 fiscal year.

Equity Award	Resignation, Involuntary Termination for Cause, or Involuntary Termination Not for Cause	Death	Disability	Qualifying Retirement	Change of Control
MSUs	Cancelled	Vest on a prorated basis for each tranche based on (i) the number of full months in the performance period through the end of the month in which the termination occurs divided by the number of full months in each tranche's performance period, multiplied by (ii) the number of MSUs of such tranche	Vest on a prorated basis for each tranche based on (i) the number of full months in the performance period through the end of the month in which the termination occurs divided by the number of full months in each tranche's performance period, multiplied by (ii) the number of MSUs of such tranche	Vest on a prorated basis for each tranche based on (i) the number of full months in the performance period through the end of the month in which the termination occurs divided by the number of full months in each tranche's performance period, multiplied by (ii) the number of MSUs of such tranche	Vest only in the event of termination of service within 24 months of the change in control based on 100% performance
PUs	Cancelled	Vest on a prorated basis based on 100% target performance	Vest on a prorated basis based on 100% target performance	Vest after the end of the performance period on a prorated basis based on the number of months worked during the performance period	Vest only in the event of termination of service within 24 months after change in control if granted after April 26, 2012 and vest on change of control if granted before April 26, 2012, in each case based on 100% performance
RSUs	Cancelled	Vest	Vest	Vest	Vest only in the event of termination of service within 24 months after change in control if granted after April 26, 2012; vest on change of control if granted before April 26, 2012
Stock options	Cancelled	Cancelled	Cancelled	Vest and exercisable by our CEO for the full term of the option and by our other NEOs for the lesser of five years and the full term of the option	Vest only in the event of termination of service within 24 months after change in control if granted after April 26, 2012; vest on change of control if granted before April 26, 2012

 NEO Termination Under Various Termination Scenarios

        The following table provides information regarding potential benefits that would have been payable to our NEOs in the event of termination on December 28, 2013, the last day of our 2013 fiscal year. The amounts that would actually be paid to our NEOs in the event of termination can only be determined at the time of termination.

        In addition to the amounts shown in the table, our NEOs would be entitled to receive their accrued and vested benefits under our pension and savings plans and any deferred compensation plans in which they participate. These amounts would be determined and paid in accordance with the terms and conditions of the applicable plans, and are not included in the table. See Pension Benefits and Nonqualified Deferred Compensation Benefits for information on these benefits.

PAYMENTS UPON TERMINATION AS OF DECEMBER 28, 2013

		Termination Scenarios as of the End of Fiscal Year 2013
Name	Benefit	Death	Disability	Retirement	Involuntary Termination not for Cause	Termination on Change of Control
Mr. Scarborough	Severance Payment	–	–	–	$6,442,000	$11,813,000
	Unvested Stock Options(1)	$5,527,851	$5,527,851	$5,527,851	$5,527,851	$5,527,851
	Unvested RSUs(1)	$1,723,236	$1,723,236	$1,723,236	$1,723,236	$1,723,236
	Unvested PUs(1)	$5,115,643	$5,115,643	$5,115,643	$5,115,643	$8,085,684
	Unvested MSUs(1)	$1,266,841	$1,266,841	$1,266,841	$1,266,841	$2,432,334
	Qualified Health Benefits	–	–	–	$11,190	$33,571
	Outplacement	–	–	–	$25,000	$25,000

Total		$13,633,571	$13,633,571	$13,633,571	$20,111,761	$29,640,676

Mr. Butier	Severance Payment	–	–	–	$1,153,949	$2,881,820
	Unvested Stock Options(1)	–	–	–	–	$1,254,687
	Unvested RSUs(1)	$607,981	$607,981	–	–	$607,981
	Unvested PUs(1)	$1,169,644	$1,169,644	–	–	$1,904,711
	Unvested MSUs(1)	$306,951	$306,951	–	–	$589,346
	Qualified Health Benefits	–	–	–	$16,055	$32,111
	Outplacement	–	–	–	$25,000	$25,000

Total		$2,084,576	$2,084,576	–	$1,195,004	$7,295,656

Ms. Miller	Severance Payment	–	–	–	$1,285,190	$2,570,380
	Unvested Stock Options(1)	–	–	–	–	$1,084,768
	Unvested RSUs(1)	$358,358	$358,358	–	–	$358,358
	Unvested PUs(1)	$894,022	$894,022	–	–	$1,573,916
	Unvested MSUs(1)	$354,430	$354,430	–	–	$680,506
	Special Unit Award(2)	$502,779	$502,779	–	$502,779	$502,779
	Qualified Health Benefits	–	–	–	$16,055	$32,111
	Outplacement	–	–	–	$25,000	$25,000

Total		$2,109,589	$2,109,589	–	$1,829,024	$6,827,818

Mr. Neville	Severance Payment	–	–	–	$1,460,036	$2,920,072
	Unvested Stock Options(1)	–	–	–	–	$1,788,316
	Unvested RSUs(1)	$470,474	$470,474	–	–	$470,474
	Unvested PUs(1)	$1,221,921	$1,221,921	–	–	$1,971,395
	Unvested MSUs(1)	$305,929	$305,929	–	–	$587,384
	Qualified Health Benefits	–	–	–	$11,120	$22,241
	Outplacement	–	–	–	$25,000	$25,000

Total		$1,998,324	$1,998,324	–	$1,496,156	$7,784,882

Mr. Nolan	Severance Payment	–	–	–	$1,745,026	$3,490,052
	Unvested Stock Options(1)	–	–	–	–	$1,944,899
	Unvested RSUs(1)	$489,404	$489,404	–	–	$489,404
	Unvested PUs(1)	$1,278,845	$1,278,845	–	–	$2,065,591
	Unvested MSUs(1)	$322,894	$322,894	–	–	$619,956
	Qualified Health Benefits	–	–	–	$16,074	$32,149
	Outplacement	–	–	–	$25,000	$25,000

Total		$2,091,143	$2,091,143	–	$1,786,100	$8,667,051

(1)
Value of equity awards is determined as follows: (i) for stock options, the number of shares that would have been exercisable on December 28, 2013, multiplied by the difference between $50.48, the closing price of our common stock on December 27, 2013 (the last business day of the fiscal year), and the applicable exercise price; (ii) for RSUs, PUs and MSUs, the number of shares that would have been acquired on vesting multiplied by $50.48.

Mr. Scarborough qualifies as retirement eligible under the Equity Plan. As a result, in every termination scenario, all his unvested equity awards would vest, with unvested PUs vesting on a prorated basis based on 100% performance upon termination following a change in control and unvested MSUs vesting on a prorated basis based on actual performance during the number of elapsed months in the performance period except for termination on change of control, in which case they would vest on a prorated basis based on 100% performance.

(2)
Ms. Miller was granted a special unit award of $500,000 on August 1, 2012, which was deposited into her EVDRP account. Although the award does not vest until December 31, 2014, it would vest upon death, disability, termination not for cause or a change in control of our company with that amount, in addition to the accumulated earnings thereon, paid on the date of termination.

EXECUTIVE COMPENSATION MATTERS

PROPOSAL 2 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

        Our Board has determined to hold annual say-on-pay votes, at least until the next advisory vote on the frequency of our say-on-pay vote (which will occur no later than our 2017 Annual Meeting). Our stockholders are being asked to vote on the following resolution:

  RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers, as described in the Compensation Discussion and Analysis and Compensation Tables sections of the Company's 2014 proxy statement.

Recommendation of Board of Directors

        Your Board of Directors recommends that you vote FOR approval, on an advisory basis, of our executive compensation. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

Meaning of Vote

        The advisory vote is a vote to approve our NEO compensation, as described in the CD&A and the accompanying compensation tables contained in this proxy statement. It is not a vote on our general compensation policies or any specific element thereof, the compensation of our non-employee directors, or our program features designed to prevent excessive risk-taking as described in Oversight of Risks Associated with Compensation Policies and Practices.

        The results of the advisory vote are not binding on our Board. However, in accordance with SEC regulations, the Compensation Committee will disclose the extent to which it takes into account the results of the vote in the CD&A of our 2015 proxy statement.

Highlights of 2013 Performance

        In 2013, we delivered strong consolidated financial results that met or exceeded our long-term targets – including organic sales growth of 4.8%, adjusted EPS growth of 37% and free cash flow of $330.3 million. These results also were at the high end of the guidance ranges for adjusted EPS and free cash flow we provided to our investors in January 2013.

        We achieved these results while maintaining a healthy balance sheet and delivering on our commitment to allocate free cash flow to increased stockholder returns through dividend payments and share repurchases. We returned approximately $396 million to our stockholders from solid free cash flow and the proceeds from the sale of our OCP and DES businesses by repurchasing 6.6 million, or approximately 7%, of our outstanding shares at an aggregate cost of approximately $283 million and paying an annual dividend of $1.14 per share for an aggregate amount of approximately $112 million, a 6% increase over 2012.

        We also achieved the annualized savings we committed to our stockholders from the restructuring program we initiated in mid-2012 to strengthen our ability to deliver our long-term targets. We delivered on our commitment to stockholders by realizing in excess of $100 million in annualized savings from this program.

        In January 2013, we entered into an agreement to sell our OCP and DES businesses. We realized net proceeds of approximately $390 million from the closing of the transaction in July 2013, which we used to repurchase shares and reduce our debt, including by making discretionary contributions to our pension plans.

Highlights of 2013 Executive Compensation

        Our executive compensation program is designed to attract, motivate and reward executives for achieving our financial and strategic objectives and creating stockholder value. See Compensation Discussion and Analysis for a detailed discussion of our 2013 NEO compensation.

  Target Total Direct Compensation
  Primarily Performance-Based

        We believe our 2013 executive compensation reflects our strong pay-for-performance philosophy and aligns the long-term interests of our executives with those of stockholders generally. NEO compensation is dependent on our achieving specific annual and long-term strategic and corporate goals and increasing stockholder value. In 2013, approximately 85% of our CEO's and 73% of our other NEOs'

target total direct compensation consisted of at risk performance-based compensation in the form of a target AIP award and target LTI awards (50% in PUs and 50% in MSUs), as shown in dark gray in the following graph.

        The target 2013 LTI opportunity represented approximately 77% of our CEO's, and 73% on average for our other NEOs', total incentive compensation.

2013 Target Total Direct Compensation Mix Majority
Performance-Based

  Use of More Performance-Based LTI Awards and Multiple Performance Objectives; Reduced Burn Rate

        For 2013, the Compensation Committee restructured the long-term incentive program to provide market-leveraged stock units (MSUs) instead of stock options and time-vested restricted stock units (RSUs). The Compensation Committee made this change not only to improve the weighting of performance-based compensation in the LTI program, but also to more efficiently utilize shares of our common stock. In addition, the Compensation Committee took into account feedback from stockholders and proxy advisory firms in making the change.

        Furthermore, the Compensation Committee added cumulative EVA as a second performance objective for the 2013-2015 MTIP (in addition to relative TSR) to provide a more balanced view of our performance and incent our NEOs to achieve profitable growth as well as improved stockholder value creation.

        Despite the fact that we repurchased 6.6 million shares of our common stock, the Compensation Committee's decision to grant MSUs in lieu of stock options and RSUs – together with the committee's decision to grant lower-level executives cash-based incentive awards – reduced our burn rate (the number of equity awards granted at target divided by the weighted average number of outstanding common shares) from 2.8% in 2012 to 0.6% in 2013.

  Strong 2013 Performance Resulted in Financial Modifier of 137%, 123% and 107% for Corporate, RBIS and Materials Group AIP Awards, Respectively, and Vesting of MSUs at 142%

        Our 2013 performance exceeded the target level for each of the performance objectives established by the Compensation Committee for our 2013 Corporate, RBIS and Materials Group Annual Incentive Plans (AIPs), resulting in financial modifiers of 137%, 123% and 107%, respectively.

2013 AIP RESULTS VS. TARGETS

AIP	Performance Objective	Weighting	2013 Target	2013 Results	% of Target
Corporate	Total Company Adjusted Sales Growth	20%	2.8%	4.6%	134.6%

	Total Company Adjusted EPS	60%	$2.55	$2.68	134.2%

	Total Company Free Cash Flow	20%	$290.0 mil.	$330.3 mil.	145.8%

Financial Modifier					137%
RBIS	Total Company Adjusted EPS	25%	$2.55	$2.68	134.2%

	RBIS Segment Adjusted Sales Growth	20%	3.5%	4.9%	126.5%

	RBIS Segment Adjusted Net Income	35%	$56.7 mil	$55.0 mil.	90.2%

	RBIS Segment Free Cash Flow	20%	$53.6 mil.	$63.6 mil.	162.1%

Financial Modifier					123%
Materials Group	Total Company Adjusted EPS	25%	$2.55	$2.68	134.2%

	PSM Segment Adjusted Sales Growth	20%	3.4%	4.7%	132.0%

	PSM Segment Adjusted Net Income	35%	$311.2 mil.	$301.5 mil.	63.7%

	PSM Segment Free Cash Flow	20%	$277.3 mil.	$298.8 mil.	125.9%

Financial Modifier					107%

        In addition, the first tranche of MSUs granted in 2013 was eligible for vesting based on our absolute TSR during the year, calculated on the basis of the average closing price of our common stock during January 2013 compared to the average closing price of our common stock during January 2014, plus compounded dividends. With over 42%

improvement in absolute TSR calculated on this basis in 2013, these MSUs vested at 142%.

2013 MSU RESULTS

Performance Objective	Weighting	2013 Results	Payout
Absolute TSR	100%	42%	142%

  Despite Strong Performance in 2013 and 2012, Weaker Performance in 2011 Resulted in No Payout on PUs Granted for the 2011-2013 Period and No AIP Awards for 2011

        We did not achieve the threshold level of the performance objective established by the Compensation Committee for our 2011-2013 Mid-Term Incentive Plan (MTIP), resulting in the cancellation of the performance units (PUs) granted thereunder. Our one-year TSR outperformed the S&P 500® Index by 26% and 15% in 2012 and 2013, respectively. Our below-threshold three-year TSR solely reflected weaker performance in 2011.

        As a result of our weaker performance in 2011, none of our NEOs or other executives received an AIP award for that year.

2011-2013 MTIP RESULTS VS. TARGETS

Performance Objective	Weighting	Target Set in 2011	Results Achieved in 2013	Payout
Relative TSR	100%	50th %ile	21st %ile	0%

  Limited Increases in NEO Base Salary and AIP and LTI Opportunities

        Our NEOs earned base salary merit increases of around 3%, consistent with the average merit increase for our other U.S. employees, except for Messrs. Butier and Nolan. Mr. Butier, who was promoted internally to CFO in 2010, received a 6.4% increase to bring his base salary closer to the market median; Mr. Nolan received an 8.1% increase to reward him for his business group's superior 2012 performance, reflect his additional responsibilities leading business divisions (Graphics Solutions, Reflective Solutions and Performance Tapes) previously led by another executive and position his salary around the market median. In 2013, the target AIP opportunity for Messrs. Butier, Neville and Nolan was increased from 60% to 75% and their target LTI opportunity was increased from 180% to 200%, in each case to reflect their increased responsibilities and competitive market levels.

  2013 NEO Total Realized Compensation

        The total compensation realized by our CEO was 58% of his total compensation reflected in the Summary Compensation Table.

  Best Practice Executive Compensation Governance

        As described in further detail in the CD&A, we employ a variety of executive compensation practices that together ensure that the overall program is aligned with our goals and strategies and reflects best practices.

  •
  Executive compensation is overseen by the Compensation Committee, which is comprised solely of independent directors and benefits from the advice of an independent compensation consultant.

  •
  Our NEOs' target total direct compensation is determined with reference to market survey data, and actual total compensation is reviewed using tally sheets for each of our NEOs.

  •
  Financial modifiers for our NEOs' AIP awards are based on our company and/or business groups achieving stretch performance goals that are consistent with metrics we use to measure our performance and communicate with our stockholders.

  •
  Our LTI awards are granted on predetermined dates scheduled without regard to earnings or other announcements by our company. The amount of compensation, if any, actually realized by our NEOs from these awards depends on improved financial performance and increased stockholder value.

  •
  Rather than a number of perquisites, we provide a flat executive benefit allowance to our NEOs, which is taxable to them and not grossed-up by our company.

  •
  Our NEOs are employed "at will" and not under employment agreements.

  •
  In the event of termination not for cause, our NEOs would be entitled to receive only reasonable severance benefits.

  •
  We do not allow for excise tax gross-ups on compensation payable in the event of a change of control.

  •
  To align the interests of our executives with those of our other stockholders without providing an undue benefit to executives who continue to be employed following such a transaction, in the event of a change of control, the vesting of equity awards granted after April 26, 2012 would be accelerated only if an NEO experiences a separation of service within 24 months of the change of control.

  •
  Underwater stock options may not be repriced without stockholder approval.

  •
  We have stringent stock ownership guidelines to further align the interests of our NEOs with those of our stockholders. All our current NEOs have achieved their applicable guideline.

  •
  Our insider trading policy prohibits our officers from engaging in hedging or pledging transactions with respect to our common stock and none of our NEOs have any arrangements through which they hedge their shares of our common stock, nor have any of them pledged their shares to secure personal loans or other obligations.

  •
  Our executive compensation program is designed to prevent excessive risk-taking through a number of elements, including:

  •
  capped incentive compensation awards;

  •
  use of multiple performance measures for our AIP and LTI awards;

  •
  our incentive compensation clawback policy; and

  •
  robust Board and management processes to identify and mitigate risk.

INCENTIVE COMPENSATION MATTERS

PROPOSAL 3 – APPROVAL OF AMENDED AND
RESTATED SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

        Our stockholders first approved our Senior Executive Annual Incentive Plan in April 2009. In December 2013, the Compensation Committee approved an amendment and restatement of the plan in the form attached to this proxy statement as Exhibit A (as amended and restated, the "SEAIP"). It is our practice to submit the plan for stockholder approval at least every five years in order to support tax deductibility of payments under Section 162(m) of the Code. Our Board has ratified the SEAIP, subject to stockholder approval. If approved by our stockholders at the Annual Meeting, the SEAIP will become effective as of December 29, 2013, the first day of our 2014 fiscal year. A vote to approve the SEAIP constitutes approval of the plan's material terms, including the performance goal thereunder, and is intended to allow certain awards to our executive officers to qualify, if deemed appropriate, as tax-deductible performance-based compensation under Section 162(m) of the Code.

        THE SUMMARY OF THE SEAIP CONTAINED IN THIS PROPOSAL IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TERMS AND CONDITIONS OF THE SEAIP, WHICH IS ATTACHED AS EXHIBIT A TO THIS PROXY STATEMENT.

Recommendation of Board of Directors

        Your Board of Directors recommends that you vote FOR approval of the SEAIP. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

2013 SEAIP Amendments

        The purpose of the SEAIP is to attract and retain highly qualified individuals as senior executives of our company, focus their attention on achieving our business objectives and provide them with incentive compensation that is intended to qualify as performance-based compensation under Section 162(m) of the Code.

        In general, Section 162(m) of the Code imposes a limit on corporate tax deductions for compensation in excess of $1 million per year paid by a public company to its CEO or any of the next three highest paid executive officers as listed in the proxy statement, other than the principal financial officer. An exception to this limitation is provided for performance-based compensation. One of the requirements of Section 162(m) is that stockholders have approved the material terms of the performance goal of the plan under which the performance-based compensation is paid, including (i) the employees eligible to receive compensation under the plan; (ii) the business criteria on which the performance goal is based; and (iii) either the maximum amount of compensation that can be paid under the performance goal or the formula used to calculate the amount of compensation that could be paid if the performance goal is satisfied.

        Section 162(m) generally requires that applicable executives' compensation satisfy certain conditions in order to qualify for the performance-based exception. The Compensation Committee has approved, subject to stockholder approval, the SEAIP which is intended to meet these conditions and therefore, if deemed appropriate, qualify compensation paid under the SEAIP as performance-based compensation under Section 162(m) of the Code.

        In the event that our stockholders were not to approve the SEAIP, we would consider what other avenues are available to pay compensation to employees who would have participated in the SEAIP and such compensation would be subject to the terms and conditions of, and any limitations in, such other avenues.

        The material amendments to the SEAIP approved by the Compensation Committee are described below. The amendments did not increase the maximum annual incentive payable to any participant, or revise the performance goal under the plan.

  Extension for Five Years

        In order to support the qualification of compensation under the SEAIP as performance-based compensation under Section 162(m), stockholders are required to approve plans such as the SEAIP every five years. Stockholder approval in 2009 fulfilled this requirement through the Annual Meeting; stockholder approval of the SEAIP at the Annual Meeting would fulfill this requirement through the 2019 Annual Meeting.

  Changes to Reflect Governance Best Practices

        The following changes were made based on the Compensation Committee's ongoing efforts to incorporate evolving best practices into our executive compensation program, as well as the recommendations of management and other advisors:

  •
  eliminating the Compensation Committee's ability to use its discretion to pay awards to participants who have been terminated without cause prior to the last day of the performance period; and

  •
  providing that all awards are subject not only to our existing clawback policy but also to forthcoming SEC regulations required by the Dodd-Frank Act.

Overview of the SEAIP

  Administration

        The SEAIP is administered by the Compensation Committee, which consists solely of directors who qualify as "outside directors" for purposes of Section 162(m). The Compensation Committee has full power and authority to interpret the SEAIP; establish, amend and rescind any rules, forms or procedures as it deems necessary for the proper administration of the SEAIP; determine the manner and time of payment of the annual incentive compensation payable under the SEAIP; and take any other action as it deems necessary or advisable in connection with the SEAIP. The Compensation Committee may delegate its administrative responsibilities in connection with the SEAIP to appropriate employees of our company. Any decision made, action taken or interpretation made by the Compensation Committee or its delegate that is not inconsistent with the provisions of the SEAIP is final, conclusive, and binding.

  Eligibility

        The individuals eligible to participate in the SEAIP are our NEOs (currently five persons), as well as any other senior executive approved by the Compensation Committee (currently zero persons).

  Business Criteria for Performance Goal

        Since the plan's inception, the SEAIP's performance goal for a given performance period has been based upon our company's gross profit, less marketing, general and administrative expense as reported in the consolidated statement of income as reported or referenced in our Annual Report on Form 10-K. The Compensation Committee must establish the SEAIP's performance goal for a given performance period no later than the latest time permitted by Code Section 162(m) (generally no later than 90 days after the commencement of the performance period) and while the performance relating to the performance goal remains substantially uncertain within the meaning of Section 162(m).

  SEAIP Awards

        Since the plan's inception, the maximum annual incentive payable to our CEO and our other NEOs for any year has been 1.5% and 0.75%, respectively, of the gross profit, less marketing, general and administrative expense for such year. No change to these maximums has been made in the SEAIP.

        The Compensation Committee has authority to (i) exercise discretion in determining the amount of the targeted award granted to each participant at the beginning of a performance period, provided that no such targeted award exceeds the foregoing maximum award limits, and (ii) reduce the amount of a targeted award payable to a participant at the end of each performance period, subject to the terms and conditions and limits of the SEAIP and of any other written commitment authorized by the Compensation Committee. The Compensation Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms and conditions for payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) and may take into account such other factors as it deems appropriate. However, the Compensation Committee cannot increase the amount of a targeted award granted to any participant or pay an award under the SEAIP if the performance goal has not been satisfied.

        The payment of an award to a participant with respect to a performance period is conditioned upon the participant's employment by our company on the last day of the performance period; provided, however, that in the discretion of the Compensation Committee, awards may be paid to participants who have died or become disabled prior to the last day of the performance period, subject to all other terms and conditions of the SEAIP.

        Annual incentive payments under the SEAIP may be made in cash, restricted shares of our common stock or RSUs. The form of any payment, as well as the terms and conditions of any stock awards, may be determined by the Compensation Committee in its sole discretion. If awarded, restricted stock and RSUs must be valued at the fair market value of our common stock on the date the annual incentive payment is made, which is the average of the high and the low prices thereof on the NYSE.

        All annual incentive payments for a given fiscal year must be made no later than March 15 of the year following the end of such year; provided, however, that no payment will be made under the SEAIP until and unless the Compensation Committee has certified in writing that: (i) the performance goal for such year has been satisfied and the amount has been determined, and (ii) the maximum annual incentive limitations described above have not been exceeded.

        The SEAIP is not exclusive. The Company may and does pay cash, equity awards and other compensation to the participants and other employees.

  Awards Subject to Clawback

        In the case of fraud or other intentional misconduct on the part of a participant (or any other event or circumstance set forth in any clawback policy implemented by our company, including any clawback policy adopted to comply with the requirements of the Dodd-Frank Act and any rules or regulations issued thereunder) that necessitates a restatement of our financial results, the participant would be required to reimburse our company for any bonus awards or other incentive compensation paid or issued to him or her in excess of the amount that would have been paid or issued based on the restated financial results, as determined by our company pursuant to any applicable clawback policy or otherwise.

  Amendment of SEAIP

        The Compensation Committee may at any time amend the SEAIP, in whole or in part, provided that no amendment which would (i) increase the maximum annual incentive payable to any participant, or (ii) revise the performance goal for determining the amount of the annual incentive compensation payable under the plan can become effective until approved by our stockholders.

Estimate of Benefits; New Plan Benefits

        Awards under the SEAIP are subject to our future attainment of the performance goal and the discretion of the Compensation Committee, and no determination has been made as to the amounts of awards that will be granted in the future. It is therefore not possible to determine the future benefits that could be received by participants.

Awards Granted Under the SEAIP

        There are currently five employees who would be eligible to receive awards under the SEAIP for our 2014 fiscal year, subject to approval of the SEAIP by stockholders. The following table sets forth summary information concerning the maximum award each participant could have received for the 2013 fiscal year, based on the performance measure for such year and the plan in effect during the year. These are the same amounts that would have been the maximum awards if the SEAIP were in effect for such year.

NEW PLAN BENEFITS

Name and Position	Maximum Award
Named Executive Officers:
Dean A. Scarborough Chairman, President & Chief Executive Officer	$6,880,500
Mitchell R. Butier Senior Vice President & Chief Financial Officer	$3,440,250
Susan C. Miller, Senior Vice President, General Counsel & Secretary	$3,440,250
R. Shawn Neville President, Retail Branding and Information Solutions	$3,440,250
Donald A. Nolan President, Materials Group	$3,440,250
All executive officer participants, as a group (5 persons)	$20,641,500
All current directors who are not executive officers, as a group (11 persons)	—
All participants who are not executive officers, as a group (0 persons)	—

PLAN INFORMATION AS OF DECEMBER 28, 2013

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders
Equity Plan(1)	10,242,044	$45.85	8,009,611
Director Equity Plan(2)	110,000	$52.58	—
Equity compensation plans not approved by security holders
Paxar Corporation Plan(3)	95,215	$38.43	—

Total	10,447,259	$45.85	8,009,611

(1)
The Equity Plan was last approved by stockholders in April 2012. Under the Equity Plan, shares issuable under outstanding equity awards granted prior to December 28, 2013 include (i) stock options, RSUs and DSUs for non-employee directors; and (ii) stock options, RSUs, PUs and MSUs for officers and employees. Amounts in column (a) include 7,891,207 stock options, 680,977 RSUs, 121,986 DSUs, 612,371 MSUs (with the first tranche of MSUs granted in February 2013 at 142% of target, reflecting our actual performance, and the remaining three unvested tranches at the maximum of 200% as our actual performance would result in above-target payouts), 1,130,994 PUs (with PUs from the 2011-2013 MTIP cancelled (as our actual performance resulted in no payout) and the maximum of 200% for the PUs granted under the 2012-2014 MTIP and 2013-2015 MTIP (as our actual performance would result in above-target payouts)) and 9,724 dividend equivalents. Prices in column (b) do not include RSUs, DSUs, MSUs, PUs or dividend equivalents.

(2)
Under the Director Equity Plan, equity awards included stock options and stock units. We last issued awards under the Director Equity Plan in April 2009 and thereafter began issuing our non-employee directors awards under the Equity Plan. Amounts in column (a) include only stock options.

(3)
We acquired Paxar Corporation in June 2007. Outstanding awards granted to Paxar employees under the Paxar Corporation Plan, many of whom became our employees at closing, were converted into awards of our company as a result of the acquisition. We have not issued any new awards under the Paxar Corporation Plan and no shares are available for future issuance thereunder. Amounts in column (a) include only stock options.

AUDIT MATTERS

PROPOSAL 4—RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as our independent registered public accounting firm for the 2014 fiscal year, and our Board is seeking stockholder ratification of the appointment. Stockholder ratification of the appointment of PwC is not required by our Bylaws or applicable laws and regulations. However, our Board annually submits the appointment for stockholder ratification as a matter of good corporate governance. If stockholders were not to ratify the appointment, the Audit Committee would reconsider whether or not to retain PwC, but could determine to do so in the committee's discretion. In addition, even if the appointment is ratified, the Audit Committee could subsequently appoint a different independent registered public accounting firm without stockholder approval if the committee were to determine that doing so would be in the best interests of our company and stockholders.

        PwC has been our independent registered public accounting firm since 1998, serving in that capacity and reporting on our consolidated financial statements and the effectiveness of our internal control over financial reporting for the 2013 fiscal year. Prior to 1998, Coopers & Lybrand, LLP, a predecessor firm of PwC, served as our independent registered public accounting firm. In order to regularly bring a fresh perspective to the audit engagement, a new lead audit partner is designated at least every five years, and a new partner was so designated in advance of the 2012 audit.

        In determining whether to reappoint PwC, the Audit Committee considered the performance and independence of PwC and the audit engagement team, the quality of its discussions with PwC, and the fees charged by PwC for the level and quality of services provided. Although no formal statement from PwC is planned, representatives of the firm will be present at the Annual Meeting to answer questions from stockholders.

Recommendation of Board of Directors

        Your Board of Directors recommends that you vote FOR ratification of the appointment of PwC as our independent registered public accounting firm for the 2014 fiscal year. Properly dated and signed proxies will be so voted unless stockholders specify otherwise.

AUDITOR INDEPENDENCE

        We have been advised by PwC that neither the firm nor any member thereof has any financial interest, direct or indirect, in any capacity in our company or its subsidiaries. As a result, PwC has confirmed that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board (PCAOB) and the regulations of the SEC governing auditor independence.

        The Audit Committee considers at least annually whether PwC's provision of non-audit services is compatible with maintaining auditor independence. In February 2014, the Audit Committee reviewed the non-audit services provided by PwC in 2013 and determined that the firm's provision of these services did not impair PwC's independence.

AUDITOR FEES

        For fiscal years 2013 and 2012, PwC provided the following services for our company – all of which were approved by the Audit Committee – for which we paid the firm the following fees:

(in millions)	2013	2012
Audit Fees	$5.9	$5.0
Audit-Related Fees	0.2	0.2
Tax Fees:
Compliance	1.8	2.0
Planning	2.8	2.1
All Other Fees	—	—

Total	$10.7	$9.3

  Audit Fees

        Audit fees include fees for services performed to comply with the standards established by the PCAOB, including the audit of our consolidated financial statements and the effectiveness of our internal control over financial reporting. This category also includes fees for audits provided in connection with statutory filings or services that generally only the principal independent auditor reasonably can provide, such as procedures related to audits of income tax provisions and related reserves, consents and assistance with and review of our SEC filings.

  Audit-Related Fees

        Audit-related fees include fees associated with assurance and related services traditionally performed by the independent registered public accounting firm and reasonably related to the performance of the audit or review of our financial statements. This category includes assistance in financial due diligence related to mergers, acquisitions and divestitures, accounting consultations, consultations concerning financial accounting and reporting standards, general advice on implementation of SEC and Sarbanes-Oxley Act of 2002 ("Sarbanes-Oxley Act") requirements and audit services not required by statute or regulation. This category also may include audits of pension and other employee benefit plans, as well as the review of information technology systems and general internal controls unrelated to the audit of the financial statements.

  Tax Fees

        Tax fees include fees associated with tax compliance (preparation of tax returns, tax audits and transfer pricing) and tax planning (domestic and international tax planning, and tax planning for restructurings, mergers, acquisitions and divestitures).

  All Other Fees

        All other fees include fees for services not captured in any of the above categories. The Audit Committee's customary practice is not to request PwC to perform services other than for audit, audit-related or tax matters.

Audit Committee Approval/Pre-Approval of Fees

        In approving PwC's fees and services, the Audit Committee considers whether PwC is best positioned to provide the services effectively and efficiently due to its familiarity with our businesses, accounting policies and practices, internal controls, information technology systems and risk profile, as well as whether the services enhance our ability to manage or control risks and improve audit quality. The Audit Committee monitors the services rendered and fees paid to PwC to ensure that the services are within the parameters approved by the Audit Committee.

        The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm, and the fees paid to PwC in 2013 were pre-approved. These procedures include reviewing and approving a plan for audit and permitted non-audit services, which includes a description of, and estimated fees for, audit services and for particular categories of non-audit services. Additional Audit Committee approval is required for non-audit services not included in the budget or substantially in excess of the budgeted amount for the particular category of services. The Audit Committee has delegated pre-approval authority to its Chairman for services that were not included in the audit plan; these services are then reviewed at the next Audit Committee meeting.

AUDIT COMMITTEE REPORT

Composition and Qualifications

        The Audit Committee (referred to in this report as the "Committee") is comprised of the directors named below, each of whom meets the enhanced independence standards for audit committee members set forth in SEC rules and NYSE listing standards. The Company's Board of Directors has designated each of Messrs. Anderson, Barker, Cardis and Noski as an "audit committee financial expert" under applicable SEC regulations.

Primary Responsibilities

        The Committee has a written charter adopted by the Board of Directors, which is available on the Company's investor website at www.investors.averydennison.com. The Committee annually reviews the charter and recommends changes to the Board for approval. The charter was last amended on February 27, 2014.

        During the 2013 fiscal year, the Audit Committee performed the following primary activities on behalf of the Company's Board of Directors: reviewed and discussed with management and the independent auditor the Company's quarterly and annual financial results, earnings release documentation and the related reports filed with the SEC; reviewed and discussed with management, the Vice President of Internal Audit and the independent auditor the Company's internal controls report and the independent auditor's attestation thereof; evaluated the qualifications, performance and independence of the independent auditor and met with the independent auditor to discuss the scope, budget, staffing and progress for the firm's audit; supervised the Vice President of Internal Audit with respect to the scope, budget, staffing and progress of the internal audit; discussed with management the Company's enterprise risk management processes, major financial risk exposures and the steps taken to monitor and control these exposures, including changes to financial systems.

Oversight of Consolidated Financial Statements

        Management is responsible for the Company's consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures. The Committee appoints the independent registered public accounting firm of PricewaterhouseCoopers LLP ("PwC") to provide audit, audit-related and limited tax services. PwC is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America (GAAP). The Committee's responsibility is to monitor and oversee the Company's accounting and financial reporting processes, the audit of the Company's consolidated financial statements and internal control over financial reporting. The members of the Committee are not professionally engaged in the practice of auditing or accounting and rely without independent verification on the information provided to them and the representations made by management and PwC.

        The Committee reviewed and discussed the consolidated financial statements and related footnotes for the year ended December 28, 2013 with management and PwC, as well as PwC's report on the audit. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with GAAP. PwC presented the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees.

        Based on the Committee's discussions with management and PwC and the Committee's review of the representations of management and the report of PwC, the Committee recommended that the Board of Directors include the audited consolidated financial statements for the year ended December 28, 2013 in the Company's Annual Report on Form 10-K filed with the SEC.

Oversight of Independent Auditor

        The Committee's responsibility is to monitor and oversee the qualifications and performance of the independent registered public accounting firm. In this capacity, the Committee reviewed with PwC the overall scope of and fees for its audit, and the

Committee regularly monitors the progress of PwC's audit in assessing the Company's compliance with Section 404 of the Sarbanes-Oxley Act, including the firm's findings, required resources and progress to date.

        PwC provided to the Committee the written disclosures and independence letter required by applicable requirements of the PCAOB. The Committee discussed with PwC its independence from the Company and management and concluded that PwC is independent from the Company and its management. The Committee has a policy requiring pre-approval of fees for audit, audit-related, tax and other services and has concluded that PwC's provision of non-audit services to the Company was compatible with maintaining its independence.

        The Committee has appointed, subject to stockholder ratification, PwC as the Company's independent registered public accounting firm for the 2014 fiscal year and recommends that stockholders ratify this appointment at the Annual Meeting.

Oversight of Internal Audit

        The Committee's responsibility is to monitor and oversee the Company's internal audit function, reviewing the significant issues reported to management and management's responses thereto. In this capacity, the Committee reviewed with the Vice President of Internal Audit the overall scope and budget for the internal audit, and the Committee regularly monitors the progress of the internal audit in assessing the Company's compliance with Section 404 of the Sarbanes-Oxley Act, including the Vice President of Internal Audit's findings, required resources and progress to date.

Executive Sessions

        The Committee regularly meets separately, and without management present, with each of the Vice President of Internal Audit and PwC to review and discuss their evaluations of the overall quality of the Company's accounting and financial reporting and internal control. The Committee also periodically meets, without PwC and the Vice President of Internal Audit present, with management, as well as occasionally with only the Chief Executive Officer, Chief Financial Officer, the General Counsel and the Chief Compliance Officer to discuss, among other things, significant risk exposures impacting the Company's financial statements and accounting processes.

John T. Cardis, Chairman
Anthony K. Anderson
Peter K. Barker
Ken C. Hicks
Charles H. Noski
Patrick T. Siewert

        This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, unless specifically incorporated by reference therein.

SECURITY OWNERSHIP AND RELATED MATTERS

        The following tables show the number of shares of our common stock beneficially owned by our (i) current directors; (ii) NEOs; (iii) current directors and executive officers as a group; and (iv) greater-than-five-percent, or "significant," stockholders, in each case as of the February 24, 2014 record date for the Annual Meeting. "Beneficial ownership" indicates only that the individual, group or entity, directly or indirectly, has or shares with others the power to vote (or direct the voting of) or the power to dispose of (or direct the disposition of) the shares; the individual, group or entity may or may not have any economic interest in the shares. The reporting of information in the tables does not constitute an admission that the individual, group or entity is, for the purpose of Section 13 or 16 of the Exchange Act, the "beneficial owner" of the shares shown.

SECURITY OWNERSHIP OF MANAGEMENT

Name of Beneficial Owner	Common Stock(1)	Number of Shares Subject to DSUs and Options Exercisable and RSUs and MSUs Vesting Within 60 Days(2)	Number of Shares Beneficially Owned	Percent of Class(3)
Dean A. Scarborough	125,110	1,516,291	1,641,401	1.7%
Bradley A. Alford	2,611	19,154	22,125	*
Anthony K. Anderson	229	2,818	3,047	*
Peter K. Barker	13,511	38,635	52,146	*
Rolf L. Börjesson	8,662	23,241	31,903	*
John T. Cardis	13,111	25,596	38,707	*
Ken C. Hicks	11,111	27,925	39,036	*
Charles H. Noski	3,053	9,524	12,577	*
David E. I. Pyott	7,111	56,497	63,608	*
Patrick T. Siewert	13,461	23,241	36,702	*
Julia A. Stewart	7,069	46,265	53,334	*
Martha N. Sullivan	–	2,143	2,143	*
Mitchell R. Butier	24,460	202,946	227,406	*
Susan C. Miller	12,414	178,453	190,867	*
R. Shawn Neville	13,264	291,287	304,551	*
Donald A. Nolan	18,139	411,660	429,799	*
All current directors andexecutive officers as a group (18 persons)	303,429	3,161,098	3,464,527	3.6%

(1)
Includes for the following beneficial owners the following amount of shares held in various employee savings plans: Mr. Scarborough – 36,787; Mr. Butier – 3,221; Ms. Miller – 380; Mr. Neville – 2,099; Mr. Nolan – 1,949; and all executive officers as a group – 51,850. For Mr. Scarborough, also includes 3,025 shares held in the CAP and 148 and 20 shares held by his wife and one of his children, respectively, as to which he disclaims beneficial ownership.

(2)
Includes the following number of DSUs deferred through the DDECP for the following directors as of February 24, 2014, as to which they have no voting or investment power: Mr. Alford – 9,273; Mr. Anderson – 1,895; Mr. Barker – 18,394; Mr. Cardis – 355; Mr. Hicks – 8,684; Mr. Noski – 5,302; Mr. Pyott – 36,256; Ms. Stewart – 26,024; and Ms. Sullivan – 1,801. DSUs are included as beneficially owned because, if any of these directors were to separate from our Board, their DDECP account would be valued as of the date of separation and the equivalent number of shares of our common stock would be issued to the individual.

(3)
Percent of class based on 95,974,669 shares of our common stock outstanding as of February 24, 2014. Individuals with an (*) beneficially own less than 1% of our outstanding common stock.

SECURITY OWNERSHIP OF SIGNIFICANT STOCKHOLDERS

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(1)
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	9,689,290	(2)	10.1%
The Vanguard Group 100 Vanguard Boulevard Malvern, Pennsylvania 19355	8,115,195	(3)	8.5%
State Street Corporation State Street Financial Center One Lincoln Street Boston, Massachusetts 02111	4,893,563	(4)	5.1%

(1)
Percent of class based on 95,974,669 shares of our common stock outstanding as of February 24, 2014.

(2)
Based on information as of January 31, 2014 contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 7, 2014. BlackRock, Inc. has sole voting power with respect to 8,296,741 shares and sole dispositive power with respect to all shares. BlackRock, Inc. is a parent holding company or control person, in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act.

(3)
Based on information as of December 31, 2013 contained in Amendment No. 2 to Schedule 13G filed with the SEC on February 11, 2014. The Vanguard Group has sole voting power with respect to 160,813 shares; sole dispositive power with respect to 7,969,550 shares; and shared dispositive power with respect to 145,645 shares. The Vanguard Group is an investment adviser, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act.

(4)
Based on information as of December 31, 2013 contained in Schedule 13G filed with the SEC on February 3, 2014. State Street Corporation has shared voting and dispositive power with respect to all shares. The entities on behalf of which State Street Corporation filed are either banks, in accordance with Section 3(A)(6) of the Exchange Act, or investment advisers, in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act.

 SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our executive officers, directors, and owners of more than 10% of a registered class of our equity securities (collectively, our "Insiders"), to timely file initial reports of ownership and reports of changes in ownership with the SEC. Due to the complexity of SEC reporting rules, we undertake to file these reports on behalf of our directors and executive officers and have instituted procedures to assist them with complying with their reporting obligations. To our knowledge, based solely on our review of our records and written representations from certain of our Insiders that no other reports were required to have been filed, we believe that all of our Insiders complied with the Section 16(a) filing requirements applicable to them on a timely basis during 2013.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Approval of
Related Person Transactions

        Both our Code of Conduct and our written Conflict of Interest Policy (the "COI Policy") provide that conflicts of interest should be avoided. The COI Policy proscribes any officer (including our executive officers) or employee, or any of their immediate family members, from directly or indirectly doing business, seeking to do business or owning an interest in an entity that does business or seeks to do business with us without approval in writing from the Governance Committee. On an annual basis, our employees at the level of manager and above or who have spending authority of $2,500 or more complete a survey in which they must disclose, among other things, whether they or any of their immediate family members have a job, contract or other position with an entity that has commercial dealings with our company and certify their commitment to abide by the COI

Policy. Any disclosures are reviewed by senior management with the advice of counsel to determine whether the activity significantly influences our business. The Governance Committee receives a report on the disclosures elicited from the annual survey and, in the event that a disclosure potentially gives rise to a conflict of interest, determines whether a conflict of interest exists or whether there is a reasonable likelihood that the activity, transaction or situation would influence the individual's judgment or actions in performing his or her duties for our company. Under the COI Policy, any officer or employee who has a question as to the interpretation of the policy or its application to a specific activity, transaction or situation may submit the question in writing, setting forth all facts, to our General Counsel for review by the Governance Committee.

        In addition, each of our directors and executive officers annually completes a questionnaire designed to obtain information about any potential related person transactions. Transactions involving directors are reviewed with the Governance Committee by the General Counsel in connection with the annual assessment of director independence. Responses from executive officers are reviewed by the Office of the General Counsel with oversight by the Governance Committee in the event any transactions are identified. In addition, executive officers participate in the annual COI Policy survey process, which is also overseen by the Governance Committee.

        Senior management reviews information about security holders known by us from information contained in Schedules 13D or 13G filed with the SEC to be beneficial owners of more than five percent of any class of our voting securities to determine whether we have any relationships with the security holders that might constitute related person transactions under Item 404(a) of Regulation S-K. Findings are then discussed with the Governance Committee.

        To our knowledge, all related person transactions with any director, executive officer or greater-than-five-percent security holder were subject to review, approval or ratification under our policies and procedures, and there were no situations where the policies and procedures described above with regard to related person transactions were not followed during fiscal year 2013.

Related Person Transactions in 2013

  Transactions with Former Director

        Peter Mullin, one of our former directors who retired from our Board on April 25, 2013, was the chairman, chief executive officer and majority stockholder in various entities (collectively referred to as the "Mullin Companies") that previously provided executive compensation, benefits consulting and insurance agency services to our company. Substantially all of the life insurance policies we originally placed through the Mullin Companies were issued by insurance carriers that participated in reinsurance agreements with M Life Insurance Company ("M Life"), a wholly-owned subsidiary of M Financial Holdings, Inc., a company in which the Mullin Companies own a minority interest and for which Mr. Mullin serves as chairman. Mr. Mullin received approximately $177,000 in 2013 from the net reinsurance gains of M Life. A portion of the reinsurance gains received by Mr. Mullin were subject to forfeiture in certain circumstances.

  Transactions with Significant Stockholders

        In 2013, we paid affiliates of Blackrock, Inc., a greater-than-five-percent stockholder, approximately $50,000 for investment management services for our United Kingdom pension plan. This relationship was entered into pursuant to a contract negotiated at arm's length. There is no indication that our company or Blackrock, Inc. received preferential treatment as a result of the relationship.

        In 2013, we paid affiliates of State Street Corporation, a greater-than-five-percent stockholder, approximately $1,400 for administration services related to a legacy retirement plan. This relationship was entered into pursuant to a contract negotiated at arm's length. There is no indication that our company or State Street Corporation received preferential treatment as a result of the relationship.

EXHIBIT A

AVERY DENNISON CORPORATION
AMENDED AND RESTATED SENIOR EXECUTIVE ANNUAL INCENTIVE PLAN

1.    Purposes

        The purpose of the Amended and Restated Senior Executive Annual Incentive Plan (the "Plan") is to attract and retain highly qualified individuals as senior executives of Avery Dennison Corporation ("Avery Dennison" or "Company"); to focus their attention on achieving certain business objectives established for Avery Dennison and its business units; and to provide these individuals with incentive compensation that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (as amended, the "Code").

2.    Definitions

        (a)   "Committee" means those members of the Compensation and Executive Personnel Committee of Avery Dennison's Board of Directors who qualify as outside directors for purposes of Section 162(m) of the Code.

        (b)   "Gross Profit, less Marketing, General and Administrative expense" means the Gross Profit, less Marketing, General and Administrative expense of Avery Dennison as reported in the Consolidated Statement of Income as reported or referenced in the Company's Annual Report on Form 10-K.

        (c)   "Named Executive Officers" means those executive officers of the Company covered by the Securities and Exchange Commission's disclosure requirements for executive compensation as set forth in Item 402 of Regulation S-K.

        (d)   "Participant" means an employee of the Company who is eligible to participate in this Plan pursuant to Section 4 and whose participation in the Plan has been approved by the Committee.

        (e)   "Plan" means this Amended and Restated Senior Executive Annual Incentive Plan.

        (f)    "Plan Year" means the fiscal year for Avery Dennison.

        (g)   "Performance Goal" has the meaning set forth in Section 5.

        (h)   "Performance Measure" means Gross Profit, less Marketing, General and Administrative expense.

        (i)    "Stock" means the common stock of Avery Dennison, par value $1.00 per share.

3.    Term and Termination of the Plan

        This Plan amends and restates the Senior Executive Annual Incentive Plan, effective as of December 28, 2008 (the "Original SEAIP"), and shall be effective as of December 29, 2013, subject to approval by the affirmative vote of the shares present or represented and entitled to vote at the Company's April 24, 2014 Annual Meeting of Stockholders; provided that, to the extent not so approved, the Original SEAIP shall remain in full force and effect. The Plan shall remain in effect until it is terminated by the Committee.

4.    Eligibility

        The individuals eligible to participate in this Plan shall be the Named Executive Officers of Avery Dennison, as well as other senior executives of Avery Dennison approved by the Committee.

5.    Performance Goal

        By no later than the latest time permitted by Section 162(m) of the Code (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period) and while the performance relating to the performance goal remains substantially uncertain within the meaning of Section 162(m) of the Code, the Committee shall establish the Plan's performance goal (the "Performance Goal") for such performance period based upon the Performance Measure for such performance period.

6.    Amounts of Annual Incentive

        The maximum annual incentive payable to the Chief Executive Officer for any Plan Year shall be one and a half percent (1.5%) of the Gross Profit, less Marketing, General and Administrative expense for such Plan Year, while the maximum annual incentive payable for any Plan Year to any Participant who is not the Chief Executive Officer shall be seventy-five hundredths of one percent (0.75%) of the Gross Profit, less Marketing, General and Administrative expense for such Plan Year. The Committee shall have authority to exercise discretion (a) in determining the amount of the targeted award granted to each Participant at the beginning of a performance period, provided that no such targeted award shall exceed the foregoing maximum award limits, and (b) to reduce the amount of a targeted award which shall be payable to each Participant at the end of each performance period, subject to the terms, conditions and limits of the Plan and of any other written commitment authorized by the Committee. The Committee may at any time establish (and once established, rescind, waive or amend) additional conditions and terms of payment of awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it deems desirable in carrying out the purposes of the Plan and may take into account such other factors as it deems appropriate in administering any aspect of the Plan. However, the Committee shall have no authority to increase the amount of a targeted award granted to any Participant or to pay an award under the Plan if the Performance Goal has not been satisfied.

7.    Payments of Annual Incentive

        The payment of an award to a Participant with respect to a performance period shall be conditioned upon the Participant's employment by the Company on the last day of the performance period; provided, however, that in the discretion of the Committee, awards may be paid to Participants who have died or have become disabled prior to the last day of the performance period, subject to all other terms and conditions of the Plan. All annual incentive payments under this Plan shall be made in the form of cash or in the form of restricted shares of Stock or restricted stock units with respect to Stock awarded, in either case, pursuant to the Avery Dennison Corporation Stock Option and Incentive Plan, as amended and restated. The form of any such payment shall be as determined by the Committee in its sole discretion. Such restricted stock or restricted stock units shall vest based on the passage of time or other conditions all as determined by the Committee and such restricted stock units shall be settled no later than March 15 of the year following the end of year of vesting. Restricted stock and restricted stock units are to be valued at the fair market value of a share of Stock at the date the annual incentive payment is made. (Fair market value is defined as the average of the high and the low prices of a share of Stock on the New York Stock Exchange on the date in question.) All annual incentive payments for a Plan Year shall be completed no later than March 15 of the year following the end of such Plan Year; provided, however, that no payment shall be made under this Plan until and unless the Committee has certified in writing that: (a) the Performance Goal for such Plan Year has been satisfied and the amount has been determined, and (b) the limitations described in Section 6 have not been exceeded.

8.    Plan Administration

        This Plan will be administered by the Committee, which may delegate any of its administrative responsibilities in connection with the Plan to the appropriate employees of Avery Dennison. The Committee will have full power and authority to interpret the Plan, to establish, amend and rescind any rules, forms or procedures as it deems necessary for the proper administration of the Plan, to determine the manner and time of payment of the annual incentive compensation payable hereunder, and to take any other action as it deems necessary or advisable in connection with the Plan. Any decision made, action taken or interpretation made by the Committee or its delegate that is not inconsistent with the provisions of this Plan will be final, conclusive, and binding on all persons interested in the Plan.

9.    Amendments

        The Committee may at any time amend this Plan, in whole or in part; provided, however, that no amendment, which would (a) increase the maximum annual incentive payable to any Participant, or (b) revise the Performance Goal for determining the amount of the annual incentive compensation payable hereunder, shall become effective until approved by the affirmative vote of the shares present or represented and entitled to vote at an Annual Meeting of Stockholders of the Company.

10.  Rights of Participants

        Nothing in this Plan or the fact that a person has received or become eligible to receive annual incentive compensation hereunder shall be deemed to give such person any right to be retained in the employ of Avery Dennison or to interfere with the right of Avery Dennison to discipline or terminate the employment of such person at any time for any reason whatsoever. No person shall have any claim or right to receive annual incentive compensation under this Plan, except as provided in accordance with the provisions of this Plan and as approved by the Committee.

11.  Withholding / Compensation Recovery

        All payments of annual incentive compensation made pursuant to this Plan will be subject to withholding for all applicable taxes and contributions required by law to be withheld therefrom.

        Notwithstanding anything contained in the Plan to the contrary, in the case of fraud or other intentional misconduct on the part of a Participant (or any other event or circumstance set forth in any clawback policy implemented by the Company or any subsidiary thereof, including, without limitation, any clawback policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) that necessitates a restatement of the Company's or any such subsidiary's financial results, such Participant will be required to reimburse the Company or a subsidiary thereof for any incentive compensation issued to such Participant under the Plan in excess of the amount that would have been issued based on the restated financial results, as determined by the Company or any subsidiary thereof pursuant to any applicable clawback policy or otherwise.

12.  No Assignment

        No right or interest of a Participant under this Plan shall be assignable or transferable, or subject to the claims of any creditor or to any liens.

13.  Successors

        All obligations of Avery Dennison under this Plan with respect to the payment of annual incentive compensation will be binding upon any successor to Avery Dennison, regardless of the reason or circumstances for such succession (whether by reason of merger, consolidation, or the purchase of substantially all of the business and assets of Avery Dennison).

14.  Validity

        In the event any provision of this Plan should be determined to be unlawful or invalid for any reason, it shall not affect the remaining provisions of the Plan, which shall remain in effect as if the unlawful or invalid provision had never been included herein. It is the intent of the Company that the Plan and awards made hereunder shall satisfy and shall be interpreted in a manner that satisfies any applicable requirements as performance-based compensation within the meaning of Section 162(m) of the Code. Any provision, application or interpretation of the Plan that is inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

15.  Governing Law

        The provisions of this Plan shall be governed by, and interpreted and construed in accordance with, the laws of the State of California.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. AVERY DENNISON CORPORATION C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 M65446-P45708 AVERY DENNISON CORPORATION The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors For Against Abstain ! ! ! 1a. Bradley Alford The Board of Directors recommends you vote FOR proposals 2, 3 and 4. ! ! ! For Against Abstain 1b. Anthony Anderson ! ! ! ! ! ! 2. Approval, on an advisory basis, of our executive compensation. 1c. Peter Barker ! ! ! ! ! ! 3. Approval of our Amended and Restated Senior Executive Annual Incentive Plan. 1d. Rolf Borjesson ! ! ! ! ! ! 4. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2014 fiscal year. 1e. Ken Hicks ! ! ! 1f. Charles Noski NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! 1g. David Pyott ! ! ! 1h. Dean Scarborough ! ! ! 1i. Patrick Siewert ! ! ! 1j. Julia Stewart ! ! ! 1k. Martha Sullivan ! For address change/comments, mark here. (see reverse for instructions) No Yes ! ! Please indicate if you plan to attend this meeting. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. M65447-P45708 AVERY DENNISON CORPORATION ANNUAL MEETING OF STOCKHOLDERS APRIL 24, 2014 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS The undersigned hereby appoints Susan Miller and Vikas Arora, or each of them, with full power of substitution, proxies for the undersigned to act and vote at the 2014 Annual Meeting of Stockholders of Avery Dennison Corporation and at any adjournment or postponement thereof as indicated upon the matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. This card provides voting instructions, as applicable, to (i) the appointed proxies for shares held of record by the undersigned, including those held under the Company's Direct Share Purchase and Sale Program, and (ii) the Trustee for shares held on behalf of the undersigned in the Company's Employee Savings Plan and Stock Holding and Retirement Enhancement (SHARE) Plan. IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR PROPOSALS 2, 3 AND 4. Consistent with its fiduciary duties under the Employee Retirement Income Security Act of 1974, as amended, Evercore Trust Company, N.A., as Trustee of the Avery Dennison Corporation Employee Savings Plan and SHARE Plan, will vote shares of Company stock for which timely instructions are not received and shares of Company stock that have not been allocated to the account of any participant in the same proportion in which allocated shares of Company stock are voted by participants who timely furnish voting instructions. The card must be received no later than 5:00 p.m. Eastern Time on April 21, 2014, and telephone and Internet votes must be completed by 12:00 a.m. midnight on the same day. Your voting instructions are confidential and may not be revealed to anyone, except as required by law. If you have any questions regarding your voting instructions to Evercore Trust Company, N.A., please call 1-888-296-2891 between the hours of 11:30 a.m. and 7:30 p.m. Eastern Time. Address change/comments: ________________________________________________________________________________ _________________________________________________________________________________________________________ (If you noted any address changes and/or comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side